As filed with the Securities and Exchange Commission on March 31, 2022

Registration No. 333-251850

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUALE ACOUSTICS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	5731	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

13th Floor, Building B1, Wisdom Plaza,

Qiaoxiang Road, Nanshan District

Shenzhen, Guangdong Province, China 518000

Telephone: (86) 13502862928

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Henry F. Schlueter, Esq.

Celia Velletri, Esq.

Schlueter & Associates, P.C.

5290 DTC Parkway, Suite 150

Greenwood Village, CO 80111

Tel: 303-292-3883

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) to Huale Acoustics Limited’s Registration Statement on Form F-1 (File No. 333-251850) (the “Registration Statement”), as declared effective by the Securities and Exchange Commission (the “SEC”) on March 3, 2021, is being filed pursuant to the undertakings in Item 9.1(b) of the Registration Statement to update and supplement the information contained in the Registration Statement and the prospectus included therein.

The information included in this filing updates the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

i

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED _________________, 2022

PRELIMINARY PROSPECTUS

HUALE ACOUSTICS LIMITED

This prospectus relates to the resale from time to time by the Selling Shareholders identified herein under the caption “Selling Shareholders” of up to 9,125,000 $0.0001 par value Ordinary Shares (the “Shares”) of Huale Acoustics Limited (the “Company”).

For the details about the Selling Shareholders, please see “Principal and Selling Shareholders – Selling Shareholders.” The Selling Shareholders may sell some or all of their Shares from time to time at a fixed price of $0.02 per Share until our Shares are quoted on the OTCQB or a higher market and thereafter in the principal market on which our Ordinary Shares are traded at the prevailing market price, in negotiated transactions or through any other means described in the section titled “Plan of Distribution.” The Selling Shareholders may be deemed underwriters within the meaning of the Securities Act of 1933, as amended, of the Ordinary Shares that they are offering. We will pay the expenses of registering these Shares. We will not receive proceeds from the sale of our Shares by the Selling Shareholders that are covered by this prospectus.

The Shares are being registered to permit the Selling Shareholders, or their respective pledgees, donees, transferees or other successors-in-interest, to sell the Shares from time to time in the public market. We do not know when or in what amount the Selling Shareholders may offer the securities for sale. The Selling Shareholders may sell some, all or none of the securities offered by this prospectus.

There is no market for the Ordinary Shares and there can be no assurance that a market for the Shares will develop. However, management intends to seek to have the Ordinary Shares admitted to quotation on the OTCQB. There can be no assurance that our Ordinary Shares will be approved for trading on the OTCQB or any other trading exchange.

We are an emerging growth company, as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements. For more information, see “Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in the People’s Republic of China (“PRC” or China”) by its sole operating subsidiary. Investors in this offering will not directly hold equity interests in the Company’s operating subsidiary.

Huale Acoustics Limited (the “Company” or “we”) is a holding company incorporated in the Cayman Islands with no material operations of its own. As a holding company with no material operations of our own, we conduct operations in China through our sole operating subsidiary, Shenzhen Yeller Audio & Video Technology Co., incorporated in the PRC (“Shenzhen Yeller” or the “Operating Subsidiary”). The Ordinary Shares offered in this offering are shares of the Cayman Islands holding company, and not shares of the Operating Subsidiary.

Our corporate structure may involve unique risks for investors and could be disallowed by Chinese regulatory authorities, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares, including the possibility that our Shares could significantly decline in value or become worthless. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China.”

Our Operating Subsidiary conducts business operations in the PRC. Since our business operations are conducted in China through our Operating Subsidiary, the Chinese government may exercise significant oversight and discretion over the conduct of our business in China and may intervene in or influence our Operating Subsidiary’s operations at any time, which could result in a material change in its operations and/or the value of our Ordinary Shares. In addition, we may be materially affected by recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based companies including, but not limited to, cybersecurity review and regulatory review of the overseas listing of our Ordinary Shares through an offshore holding company. We are also subject to the risks of uncertainty about any future actions the Chinese government may take in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Operating Subsidiary’s business, it may intervene in or influence our Operating Subsidiary’s operations. Such governmental actions:

●	could result in a material change in our Operating Subsidiary’s operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of our Ordinary Shares to significantly decline or cause our Ordinary Shares to become worthless.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews and expanding efforts in anti-monopoly enforcement. See “Prospectus Summary - Regulatory Oversight in China” and “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.” We currently do not have, and do not intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in China; however, we are subject to certain other legal and operational risks associated with our Operating Subsidiary being based in China.

ii

Given that our Operating Subsidiary is in the PRC, we may face material changes to our Operating Subsidiary’s operations or to the value of our Ordinary Shares resulting from the legal and operational risks relating to PRC regulations which, in the event such regulatory actions are found to apply, could significantly limit or completely hinder our ability to complete this offering or cause the value of our Ordinary Shares to significantly decline or become worthless.

However, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiary’s daily business operations, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. exchange. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.”

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act, which became law in December 2020 (the “HFCAA”), recently have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (the “Determination Report”), which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the Determination Report identified the specific registered public accounting firms subject to these determinations.

The HFCAA prohibits foreign companies from listing their securities on U.S. exchanges if the company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years and, as a result, an exchange may determine to delist our Shares. In June, the Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA) which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. In the event the HFCAA is amended to prohibit an issuer’s securities from trading on any U.S. stock exchange and our auditor is not subject to PCAOB inspections for two consecutive years instead of three, it will reduce the time before our Ordinary Shares may be prohibited from trading or delisted from an exchange.

Our auditor, Pan-China Singapore PAC (“Pan-China Singapore”), the independent registered public accounting firm that issued the audit report included in this prospectus, is subject to PCAOB inspections. Pan-China Singapore is headquartered in Singapore and there are no limitations in Singapore on PCAOB inspections. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. See “Risk Factors — Risks Related to the Company’s Shares.” However, to the extent that our auditor’s work papers may, in the future, become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. In addition to subjecting our securities to the possibility of being prohibited from trading or delisted from a US exchange, the inability of the PCAOB to conduct inspections of our auditors’ work papers in China would make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. As a result, our investors would be deprived of the benefits of the PCAOB’s oversight of our auditor through such inspections and they may lose confidence in our reported financial information and procedures and the quality of our financial statements. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiary for our cash and financing requirements. We are permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Seychelles, China and Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of the Seychelles, China and Hong Kong to provide funding to us through dividend distribution without restrictions on the amount of the funds. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. See “Risk Factors – Risk Related to Doing Business in the People’s Republic of China.”

iii

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity that is applying to trade on the OTCQB Market in the United States is Huale Acoustics Limited, a Cayman Islands company. Huale Acoustics Limited owns 100% of the issued and outstanding shares of Huale Group Co., Limited (“HGL”), a Seychelles company. HGL owns 100% of the issued and outstanding shares of Huale Holding Co., Limited (“HHC”), a Seychelles company. HHC owns 100% of the issued and outstanding shares of Huale (Hong Kong) Investment Co., Limited (“HHK”), a Hong Kong company. HHK owns 100% of the issued and outstanding shares of Qianhai Lewenhua Consulting Management (Shenzhen) Co., Limited. (“QCM”), a PRC company and a wholly foreign owned entity (“WFOE”). QCM owns 80% of the issued and outstanding shares of Shenzhen Yeller Audio & Video Technology Co., Limited (“Shenzhen Yeller”), a PRC company and the Company’s sole Operating Subsidiary. See “Our Business -- History of the Company” and “-- Corporate Structure” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After investors’ funds enter Huale Acoustics Limited, the funds can be directly transferred to HHK. HHK can then directly transfer funds to our WFOE, and those funds can then be transferred to its subordinate operating entity.

If the Company intends to distribute dividends, the Company will transfer the dividends to HHK in accordance with the laws and regulations of the PRC, and then HHK will transfer the dividends to HHC, which will transfer them to HGL, which will transfer them to Huale Acoustics Limited. Huale Acoustics Limited will then transfer the dividends to all of its shareholders respectively in proportion to the Shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. During fiscal years ended December 31, 2020 and 2021 and through the date of this prospectus, neither the Company nor any of its subsidiaries has ever paid dividends or made distributions to U.S. investors. The Company has not transferred any funds to its subsidiaries for the fiscal years ended December 31, 2020 or 2021 and through the date of this prospectus, to fund their business operations. The Company has not received any transfer of funds from its subsidiaries for the fiscal years ended December 31, 2020 and 2021 and through the date of this prospectus. During these fiscal years, the Company has financed its operations through the issuance of its Ordinary Shares and advances from shareholders. In the future, any cash proceeds raised from overseas financing activities may be transferred by us to our subsidiaries via capital contribution or shareholder loans, as the case may be. For a detailed description of the transfers from the Company to its subsidiaries and from its subsidiaries to the Company, see “Transfers of Cash to and from Our Subsidiaries” in the “Prospectus Summary” section of this prospectus and “Risk Factors – Risks Related to Doing Business in the People’s Republic of China” in this prospectus.

4. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Our Business - Regulations in China Applicable to Our Business - Dividend Distribution” for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Investing in the Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2022

iv

We have not authorized any person to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby.

For investors outside of the United States: We have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering and the distribution of this prospectus outside of the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

1

COMMONLY USED DEFINED TERMS

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

●	“HGL” means Huale Group Co., Limited, a limited liability company incorporated under the laws of the Republic of Seychelles on September 28, 2016, which became a wholly owned subsidiary of the Company in April 2020 upon consummation of the Share Exchange and is a holding company not conducting any business operations.

●	“HHC” means Huale Holding Co., Limited, an investment holding limited liability company incorporated under the laws of the Republic of Seychelles on May 15, 2017, which is a wholly-owned subsidiary of HGL and is a holding company not conducting any business operations.

●	“HHK” means Huale (Hong Kong) Investment Co., Limited, a limited liability company incorporated under the laws of Hong Kong on September 16, 2016, which is a wholly-owned subsidiary of HHC, and is a holding company not conducting any business operations.

●	“Hong Kong” or “H.K.” refers to Hong Kong Special Administrative Region of the People’s Republic of China.

●	“Offering” refers to the resale of the Ordinary Shares offered by the Selling Shareholders included herein.

●	“Ordinary Shares” or “Shares” refers to the Company’s Ordinary Shares, par value $0.0001 per share, and does not refer to any shares of any of our holding companies or our Operating Subsidiary.

●	“PRC” and “China” refer to the People’s Republic of China.

●	“QCM” means Qianhai Lewenhua Consulting Management (Shenzhen) Co., Limited, a limited liability company incorporated under the laws of the PRC on March 27, 2017, which is a wholly-owned subsidiary of HHK, and which holds an 80% equity interest in Shenzhen Yeller and is not conducting any business operations.

●	“Resale Shares” means up to 9,125,000 Ordinary Shares held of record by the Selling Shareholders.

●	“Securities and Exchange Commission,” “SEC,” “Commission” or similar terms refer to the United States Securities and Exchange Commission.

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended.

●	“Selling Shareholders” refers to our pre-existing shareholders who are selling their Ordinary Shares pursuant to the Registration Statement on Form F-1.

●	“Shenzhen Yeller” means Shenzhen Yeller Audio & Video Technology Co., Limited, (“Shenzhen Yeller”), a limited liability company incorporated under the laws of the PRC on May 5, 2017 as part of the original Shenzhen Yeller Group, which was formed to enter the smart home market and is the Company’s sole operating subsidiary providing integrated audio and video equipment, smart home and cultural media to both domestic (Chinese) and foreign customers.

●

“Shenzhen Yeller Group” means the original business group conducting business operations since the early 1990s, which original shareholders were Yusheng Huang, Xiansheng Huang, Huanwei Chen, Zemin Chen and Xiaopeng Lai, who transferred 80% of their shares in Shenzhen Yeller to QCM on August 2, 2019.

●	“United States,” “U.S.,” “USA” and “US” refer to the United States of America.

●	“$,” “U.S. $,” “U.S. dollars,” “dollars,” “US$” and “USD” refer to United States dollars.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. A forward-looking statement is a projection about a future event or result, and whether the statement comes true is subject to many risks and uncertainties. These statements often can be identified by the use of terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “approximate” or “continue,” or the negative thereof. The actual results, performance, achievements or activities of the Company, either express or implied, will likely differ from projected results or activities of the Company as described in this prospectus, and such differences could be material. You should review carefully all information included in this prospectus.

You should rely only on the forward-looking statements that reflect management’s view as of the date of this prospectus. We undertake no obligation to publicly revise or update these forward-looking statements to reflect subsequent events or circumstances. You should also carefully review the risk factors described in other documents we file from time to time with the Securities and Exchange Commission (the “SEC”). We are hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statements made by us or on our behalf. Factors that might cause such a difference include, but are not limited to, those discussed in the section entitled “Risk Factors.”

2

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Ordinary Shares, you should carefully read the entire prospectus, including our financial statements and the related notes included elsewhere in this prospectus. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case appearing elsewhere in this prospectus. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company,” the “group” and similar designations refer to Huale Acoustics Limited, a Cayman Islands exempted company with limited liability All references to our “Operating Subsidiary” refer to Shenzhen Yeller.

History of the Company

The Company was originally incorporated in Nevada under the name “Illumitry Corp.” on October 17, 2014. It currently maintains its principal executive offices at Floor 13, Building B1, Wisdom Plaza, Qiaoxiang Road, Nanshan District, Shenzhen, Guangdong Province, China 518000. The Company was formed to commence operations in the field of embroidery on fabric in Armenia.

The Company filed a registration statement on Form S-1 with the SEC on March 18, 2015, which was declared effective on October 6, 2015. In October 2017, subsequent to a change of control, the Company’s name was changed to Huale Acoustics Corporation and management of the Company abandoned its business plan and determined to seek a possible business combination. The business purpose of the Company changed to seeking the acquisition of, or merger with, an existing company.

As a result, the Company became a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) with nominal assets and no business operations, and it sought to identify, evaluate and investigate various companies with the intent that, if such investigation warranted, a reverse merger transaction could be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

Effective May 7, 2019, the Company changed its domicile from Nevada to the Cayman Islands by merging into its wholly owned Cayman Islands subsidiary, Huale Acoustics Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Huale Acoustics Limited.

On April 28, 2020 (the “Closing Date”), the Company closed on a share exchange (the “Share Exchange”) with Huale Group Co., Limited, (“HGL”), a Seychelles company limited by shares, and HGL’s shareholders (the “HGL Shareholders”). Under the Share Exchange Agreement, the HGL Shareholders exchanged all of the shares that they held in HGL for 32,625,000 Ordinary Shares of the Company. As a result, HGL is now a wholly-owned subsidiary of the Company and management of the Company believes that the Company is no longer a shell company. The Company’s operations now consist of the operations of HGL and its subsidiaries, including the Operating Subsidiary. When we refer in this prospectus to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of HGL and its subsidiaries unless the context suggests otherwise; when we use phrases such as “we,” “our,” “company” and “us,” we are referring to the Company and all of its subsidiaries, as a combined entity.

HGL is a holding company and owns 100% of Huale Holding Co., Limited (“HHC”), a Seychelles holding company; HHC owns 100% of Huale (Hong Kong) Investment Co., Limited (“HHK”), a Hong Kong holding company; HHK owns 100% of Qianhai Lewenhua Consulting Management (Shenzhen) Co., Ltd. (“QCM”). QCM, a PRC holding company and our wholly-foreign-owned enterprise (“WFOE”), owns 80% of Shenzhen Yeller Audio & Video Technology Co., Limited (“Shenzhen Yeller”). Shenzhen Yeller is a PRC company and the Company’s sole Operating Subsidiary. The remaining 20% of Shenzhen Yeller’s shares were retained by that company’s original shareholders when they transferred a portion of their shares to QCM and those individuals still maintain that 20% ownership. Other than the statutory rights under the respective laws of organization regarding corporate ownership and control, there are no other contracts or arrangements through which we claim to have economic rights and exercise control with respect to our subsidiaries.

3

The following chart sets forth our corporate structure immediately following the Share Exchange.

Purchasers in this Offering are buying shares of the Cayman Islands company whereas all of our operations are conducted through our Operating Subsidiary, Shenzhen Yeller. At no time will the Company’s shareholders directly own shares of Shenzhen Yeller.

On November 23, 2020, the Company closed on the sale of 4,856,775 Ordinary Shares, at a purchase price of $0.02 per Share, pursuant to a private securities offering (the “2020 Private Offering”) conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. persons, as defined in Regulation S.

Neither the Shares issued pursuant to the Redomicile Merger, the Shares issued to the HGL Shareholders in connection with the Share Exchange nor the Shares issued in the 2020 Private Offering were registered under the Securities Act.

4

The Company filed a registration statement on Form F-1 with the SEC on December 31, 2020, which was declared effective on March 3, 2021. This prospectus updates the prospectus included in that registration statement. The registration statement registered 9,125,000 of the Company’s outstanding Shares for resale in the United States, including a portion of the Shares issued in connection with the Share Exchange, Shares issued in the Redomicile Merger and the Shares issued in the 2020 Private Offering. The remaining 31,981,775 outstanding Shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

Business of the Company

Through its indirect and sole operating subsidiary, Shenzhen Yeller, the Company is engaged in the business of providing integrated audio and video equipment, smart home technology and cultural media to customers in China.

Through its professional design and installation team, Shenzhen Yeller displays and sells high-quality smart home and audio and video products to its customers in a one-stop manner, so that users can achieve a set of smart home solutions and high-quality audio and video experience within the shortest time and at a lower cost. Through its professional team, it integrates automatic control technology, computer technology and Internet of Things technology to combine the functions of household appliance control, environmental monitoring, information management and video entertainment so as to provide customers with a more comfortable, safe, energy-saving and high-quality family life experience.

Shenzhen Yeller is focused on creating customer value, satisfaction and loyalty. Through complementary acquisitions or investments with existing businesses, Shenzhen Yeller intends to further expand its product range and business scope to meet customers’ full program purchase system needs, increase market share and create sustainable profitability and investment value for the company. Shenzhen Yeller also intends to expand its business by establishing new regional service centers in key cities across China. It intends to establish branches in several regions where China’s economy is prosperous, including Beijing, Shanghai, Guangzhou, Xiamen, Chengdu, Hangzhou, Ganzhou and other places. Management expects that these areas will bring considerable sales performance and returns to the company.

Shenzhen Yeller strives to be a one-stop, full-house, smart, audio and video system solution provider, providing personalized services to meet the needs of both the upper class and the middle class populations in China.

Regulatory Oversight in China

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews and expanding efforts in anti-monopoly enforcement.

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our Operating Subsidiary’s operations at any time, which could result in a material change in our operations and/or the value of our securities. We are also currently not required to obtain any pre-approval from Chinese authorities to list on a U.S. stock exchange; however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to list on a U.S. exchange, which would materially affect the interest of our investors. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.”

Our Operating Subsidiary may be subject to a large number of regulatory measures imposed by various governmental entities in the PRC as follows: (i) Regulations Relating to Consumer Protection; (ii) Regulations Relating to Product Quality; (iii) Regulations Relating to Competition; (iv) Administrative Measures for the Administration of Sales Promotional Activities of Retailers; (v) Regulations Related to Online Trading: Administrative Measure for Online Trading; (vi) Electronical Commerce Law; (vii) Regulations Relating to Intellectual Property: Copyright, Trademark, Patent and Domain Name; (viii) Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to their PRC Subsidiaries; (ix) Regulations Relating to Foreign Exchange; (x) Regulations Relating to Dividend Distributions; (xi) Regulations Relating to Overseas Listings; (xii) Regulations Relating to Employment; (xiii) Regulations Relating to Customer Rights Protection; and (xiv) Regulations Relating to Tax: Income Tax, Value-Added Tax. As of the date of this prospectus, our Operating Subsidiary has received all necessary governmental approvals for operations in the PRC and has not been denied any such approvals. For further discussion, including the possible consequences for non-compliance, see “Regulations in China Applicable to our Business.”

As of the date of this prospectus, we: (i) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; (ii) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our PRC subsidiaries’ operations; and (iii) have not received or been denied such permissions by any PRC authorities. We are also currently not required to obtain any pre-approval from Chinese authorities to list on a U.S. stock exchange, including the NYSE, the NYSE American or any of the NASDAQ Markets. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to list on a U.S. exchange, which would materially affect the interest of our investors. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.”

5

In response to recent data security concerns arising from overseas listings of Chinese internet companies operating in the PRC, on January 4, 2022, the Cyberspace Administration of China (the “CAC”) issued revised measures to expand the types of businesses and circumstances that would require cybersecurity review by the CAC. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity or involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or what the potential impact any such modified or new laws and regulations will be on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. For further information, see “Risks Factors – Risks Related to Doing Business in the People’s Republic of China.

Risk Factors

Investing in our Ordinary Shares involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 12 of this prospectus before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks Related to Our Operating Subsidiary’s Business and Industry

●	Our Operating Subsidiary has incurred net losses in the past, and may incur losses again in the future.

●	Our Operating Subsidiary may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for its business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents.

●	If we fail to implement and maintain an effective system of internal controls over financial reporting, we may be unable to accurately report our results of operations, meet reporting obligations or prevent fraud. As a result, holders of our securities could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our securities.

●	A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our Operating Subsidiary’s business, operating results and financial condition.

●	Our Operating Subsidiary’s business is sensitive to general economic and political conditions and other factors beyond our control, and its results of operations are prone to significant and unpredictable fluctuations.

6

Risks Related to Doing Business in the People’s Republic of China

●	A downturn in the Chinese or the global economy and economic and political policies of China could materially and adversely affect our Operating Subsidiary’s business and financial condition. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.”

●	Uncertainties with respect to the PRC legal system could adversely affect our Operating Subsidiary. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.”

●	Changes in the policies, regulations and rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our Operating Subsidiary’s ability to operate profitably in the PRC. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.”

●	Any actions by the Chinese government to exert more oversight and discretion over offerings that are conducted overseas and/or foreign investment in China-based issuers, including the conduct of business in the PRC, may intervene in or influence our Operating Subsidiary’s operations at any time and could significantly limit or completely hider our ability to offer or continue to offer securities to investors, which could result in a material change in our operations, hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.”

●	We are also currently not required to obtain any pre-approval from Chinese authorities to list on a U.S. stock exchange; however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to list on a U.S. exchange, which would materially affect the interest of our investors. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.”

●	As of the date of this prospectus, we: (i) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; (ii) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our PRC subsidiaries’ operations; and (iii) have not received or were denied such permissions by any PRC authorities. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.”

●	We are also currently not required to obtain any pre-approval from Chinese authorities to list on a U.S. stock exchange, including the NYSE, the NYSE American or any of the NASDAQ Markets. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to list on a U.S. exchange, which would materially affect the interest of our investors. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.”

●	Any PRC regulations pertaining to our corporate structure, loans to and investment in PRC entities by offshore holding companies may delay us from making loans or additional capital contributions to our Operating Subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.”

●	Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause our securities to significantly decline in value or to be worthless. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.”

●	The PRC government may intervene or influence our Operating Subsidiary’s business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China.”

7

Risks Related to the Company’s Shares

●	The price of our Shares may be volatile.

●	Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Shares.

●	We do not anticipate paying cash dividends in the foreseeable future.

●	We are a Cayman Islands exempted company and, because judicial precedent regarding the rights of shareholders is different under Cayman Islands law than under U.S. law, you could have less protection of your shareholder rights than you would under U.S. law.

●	You will have limited ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, because we are incorporated in the Cayman Islands, because we conduct all of our operations in China and because all of our directors and officers reside outside the United States.

●	As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules.

●	We are an “emerging growth company,” and any decision to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our securities less attractive to investors.

●	Our controlling shareholders have substantial influence over our Company and their interests may not be aligned with the interests of our other shareholders.

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by NASDAQ and the Holding Foreign Companies Accountable Act (“HFCAA”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. Although the Company’s current auditor is located in Singapore, and not China or Hong Kong, these developments could add uncertainties to our offering. See “Risk Factors – Risks Related to Our Operating Subsidiary’s Business.”

●	If our auditor’s work papers become located in China, the PCAOB’s HFCAA Determination Report dated December 16, 2021, that the Board is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong (“the Determination”), could result in the prohibition of trading in our securities by our not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors. See “Risk Factors – Risks Related to Our Operating Subsidiary’s Business.”

8

Transfers of Cash to and from Our Subsidiaries

We conduct our primary operations through our Operating Subsidiary based in China. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in China. The laws and regulations of the PRC currently have restrictions on currency conversion and transfer, cross-border remittance and offshore investment for PRC citizens. See “Risk Factors - We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

However, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from the Company to our Seychelles or Hong Kong subsidiaries, or from our Seychelles and Hong Kong subsidiaries to the Company and the investors in the U.S. As a result, cash can be transferred freely between the Company and its Seychelles and Hong Kong subsidiaries, across borders, and to U.S. investors.

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity that is applying to trade on the OTCQB Market in the United States is Huale Acoustics Limited, a Cayman Islands company. Huale Acoustics Limited owns 100% of the issued and outstanding shares of Huale Group Co., Limited (“HGL”), a Seychelles company. HGL owns 100% of the issued and outstanding shares of Huale Holding Co., Limited (“HHC”), a Seychelles company. HHC owns 100% of the issued and outstanding shares of Huale (Hong Kong) Investment Co., Limited (“HHK”), a Hong Kong company. HHK owns 100% of the issued and outstanding shares of Qianhai Lewenhua Consulting Management (Shenzhen) Co., Limited. (“QCM”), a PRC company and a wholly foreign owned entity (“WFOE”). QCM owns 80% of the issued and outstanding shares of Shenzhen Yeller Audio & Video Technology Co., Limited (“Shenzhen Yeller”), a PRC company and the Company’s sole Operating Subsidiary. See “Our Business -- History of the Company” and “-- Corporate Structure” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After investors’ funds enter Huale Acoustics Limited, the funds can be directly transferred to HHK. HHK can then directly transfer funds to our WFOE, and those funds can then be transferred to its subordinate operating entity.

If the Company intends to distribute dividends, the Company will transfer the dividends to HHK in accordance with the laws and regulations of the PRC, and then HHK will transfer the dividends to HHC, which will transfer them to HGL, which will transfer them to Huale Acoustics Limited. Huale Acoustics Limited will then transfer the dividends to all of its shareholders respectively in proportion to the Shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. During fiscal years ended December 31, 2020 and 2021, and through the date of this prospectus, neither the Company nor any of its subsidiaries has ever paid dividends or made distributions to U.S. investors. The Company has not transferred any funds to its subsidiaries for the fiscal years ended December 31, 2020 or 2021, and through the date of this prospectus, to fund their business operations. The Company has not received any transfer of funds from its subsidiaries for the fiscal years ended December 31, 2020 and 2021, and through the date of this prospectus. During these fiscal years, the Company has financed its operations through the issuance of its Ordinary Shares and advances from shareholders. In the future, any cash proceeds raised from overseas financing activities may be transferred by us to our subsidiaries via capital contribution or shareholder loans, as the case may be. For a detailed description of the transfers from the Company to its subsidiaries and from its subsidiaries to the Company, see “Transfers of Cash to and from Our Subsidiaries” in the “Prospectus Summary” section of this prospectus and “Risk Factors – Risks Related to Doing Business in the People’s Republic of China” in this prospectus.

4. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Our Business - Regulations in China Applicable to Our Business - Dividend Distribution” for more information.

Subject to the Companies Act and our Memorandum and Articles of Association, as amended and restated from time to time, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from the Company, realized or unrealized, or out of the share premium account, provided that the Company will remain solvent, meaning the Company is able to pay its debts as they come due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

The Company has not made any transfers of funds to its subsidiaries during the fiscal years ended December 31, 2020 or 2021 and through the date of this prospectus. The Company has not received any transfer of funds from its subsidiaries during fiscal years ended December 31, 2020 or 2021 and through the date of this prospectus. The Company has not made any payment of distribution or dividends to its investors, including U.S. investors during the fiscal years ended December 31, 2020 or 2021 and through the date of this prospectus.

9

In the event of any transfer of funds, within our direct holding structure and corporate group, the cross-border transfer of funds is legal and compliant with the laws and regulations of the PRC. After investors’ funds enter Huale Acoustics Limited, the funds can be directly transferred to HHK. HHK can then directly transfer funds to our WFOE, and those funds can then be transferred to our Operating Subsidiary. In the future, any cash proceeds raised from overseas financing activities may be transferred by us to our subsidiaries via capital contribution or shareholder loans, as the case may be.

If the Company intends to distribute dividends, the Company will transfer the dividends to HHK in accordance with the laws and regulations of the PRC, and then HHK will transfer the dividends to HHC, which will transfer them to HGL, which will transfer them to Huale Acoustics Limited. Huale Acoustics Limited will then transfer the dividends to all of its shareholders respectively in proportion to the Shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

For a detailed description of the transfers from the Company to its subsidiaries and from its subsidiaries to the Company, see “Risk Factors – Risks Related to Doing Business in the People’s Republic of China” in this prospectus and “Our Business - Regulations in China Applicable to Our Business – Dividend Distribution” for more information.

Our Securities

Our authorized capital is $50,000, consisting of 500,000,000 Shares, $0.0001 par value per Share. Holders of our Ordinary Shares are entitled to one vote for each whole Share on all matters to be voted upon by shareholders, including the election of directors. Holders of our Ordinary Shares do not have cumulative voting rights in the election of directors. All of our Ordinary Shares are equal to each other with respect to dividend rights. Holders of our Ordinary Shares are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available therefor under Cayman Islands law. In the event of our liquidation, the liquidator may, after having discharged the debts, if any, of the Company, divide among the shareholders on a pari passu basis, in specie or in kind, the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid. Holders of our Ordinary Shares have no preemptive rights to purchase any additional unissued Ordinary Shares. The Board of Directors has the ability to determine the rights, preferences and restrictions of preferred shares at their discretion.

As of the date of this prospectus, there are 41,106,775 of our Ordinary Shares issued and outstanding. All Shares are fully paid. We do not have any options to purchase Shares or any preferred shares outstanding. (For a more complete description of our Ordinary Shares, see “Description of Share Capital,” below.)

10

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.0 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by the Company of more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending after the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

We are also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

11

Notes on Prospectus Presentation

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus is based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the audio and video equipment, smart home and cultural media sales industries. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Accordingly, actual events or circumstances may differ materially from events and circumstances that are assumed in this information and you are cautioned not to give undue weight to such data.

Securities Being Offered by Selling Shareholders

The Selling Shareholders are offering up to 9,125,000 Ordinary Shares. The Selling Shareholders may sell their Ordinary Shares at a fixed price of $0.02 per Share until our Shares are quoted on the OTCQB or a higher market and thereafter in the principal market on which our Ordinary Shares are traded at the prevailing market price, in negotiated transactions or through any other means described in the section titled “Plan of Distribution.” We will not receive any proceeds from the sales by the Selling Shareholders.

Transfer Agent

The transfer agent and registrar for the Ordinary Shares of the Company is Action Stock Transfer, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121; telephone: (801) 274-1088, and Facsimile: (801) 274-1099.

RISK FACTORS

Investing in our Ordinary Shares involves a high degree of risk. You should carefully consider the following risks and all other information contained in this prospectus, including our and Huale Group Co., Limited’s consolidated financial statements, Shenzhen Yeller’s financial statements and the related notes, before making an investment decision regarding our securities. The risks and uncertainties described below are those significant risk factors, currently known and specific to us that we believe are relevant to an investment in our securities. If any of these risks materialize, our business, financial condition or results of operations could suffer, the price of our Ordinary Shares could decline and you could lose part or all of your investment.

Risks Related to Our Operating Subsidiary’s Business and Industry

Our Operating Subsidiary’s limited operating history makes it difficult to evaluate our future prospects and results of operations.

The Company, through its Operating Subsidiary, is in the process of developing its business and has a limited operating history. You should consider our Operating Subsidiary’s future prospects in light of the risks and uncertainties experienced by early stage companies. Some of these risks and uncertainties relate to our Operating Subsidiary’s ability to:

●	offer products of sufficient quality to attract and retain a larger customer base;
●	attract additional customers and increase spending per customer;
●	increase awareness of its products and continue to develop customer loyalty;
●	respond to competitive market conditions;
●	respond to changes in its regulatory environment;
●	maintain effective control of its costs and expenses;
●	raise sufficient capital to sustain and expand our business; and
●	attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

The Company has incurred net losses in the past and may occur losses again in the future.

The Company has experienced negative cash flow and losses from operations. During the fiscal years ended December 31, 2019 and 2020 and during the six months ended June 30, 2021, the Company experienced net losses in the amount of $284,655, $967,491 and $185,750. There can be no assurance that the Company will not continue to experience negative cash flow and losses from operations, which could result in a loss of your entire investment in the Shares.

12

We envision a period of rapid growth that may impose a significant burden on our administrative and operational resources, which, if not effectively managed, could impair our growth.

Our strategy for our Operating Subsidiary envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. The growth of our business will require significant investments of capital and management’s close attention. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, IT, sales and marketing and other personnel; we may be unable to do so. In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with capital investments. If we are unable to successfully manage our growth, we may be unable to achieve our goals.

We may not be able to raise the additional capital necessary to execute our business strategy, which could result in the curtailment of our operations.

We will need to raise additional funds to fully fund our existing operations and for development and expansion of our Operating Subsidiary’s business. We have no current arrangements with respect to sources of additional financing and the needed additional financing may not be available on commercially reasonable terms, on a timely basis or at all. The inability to obtain additional financing when needed would have a negative effect on us, including possibly requiring us to curtail our operations. If any future financing involves the sale of equity securities, the Shares held by our shareholders could be substantially diluted. If we borrow money or issue debt securities, the Company will be subject to the risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that it may not be able to pay principal and interest on the indebtedness when due. Insufficient funds would prevent us from implementing our business plan and would require us to delay, scale back or eliminate certain of our operations.

We will be required to hire and retain skilled managerial personnel, IT and sales and marketing personnel.

Our continued success depends in large part on our ability to attract, train, motivate and retain qualified management, IT and sales and marketing personnel. Any failure to attract and retain the required managerial, sales and technical personnel that are integral to our business may have a negative impact on our operations, which would have a negative impact on revenues. There can be no assurance that we will be able to attract and retain skilled persons and the loss of skilled management, sales or technical personnel would adversely affect us.

We are dependent upon the Company’s and our Operating Subsidiary’s officers and management for direction and the loss of any of these persons could adversely affect our operations and results.

We are dependent upon our and Shenzhen Yeller’s officers for implementation of our proposed strategy and execution of our business plan. The loss of any of our, or Shenzhen Yeller’s, officers could have a material adverse effect upon our results of operations and financial position. Neither the Company nor Shenzhen Yeller maintains “key person” life insurance for any of our officers. The loss of any of our, or Shenzhen Yeller’s, officers could delay or prevent the achievement of our business objectives.

We currently have only one Operating Subsidiary.

We are a holding company with a total of five subsidiaries of which four are holding companies that do not conduct any business operations. At the current time, only one of our subsidiaries, Shenzhen Yeller, is conducting operations. Therefore, we are totally dependent on Shenzhen Yeller for our revenue. A decline in sales revenue of Shenzhen Yeller could have a material adverse effect on our earnings, cash flows and financial position.

13

We may be sued or become a party to litigation, which could require significant management time and attention and result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may be subject to a number of lawsuits from time to time arising in the ordinary course of our business. The expense of defending ourselves against such litigation may be significant. The amount of time to resolve these lawsuits is unpredictable and defending ourselves may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows. In addition, an unfavorable outcome in such litigation could have a material adverse effect on our business, results of operations and cash flows.

We have identified material weaknesses in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our Shares.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Ineffective internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Shares.

We have identified material weaknesses in our internal control over financial reporting in the Company and in its subsidiaries. As defined in Regulation 12b-2 under the Exchange Act, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented, or detected on a timely basis. Specifically, we determined that we had the following material weaknesses in our internal control over financial reporting: (i) we have limited controls over information processing; (ii) we have inadequate segregation of duties; (iii) we do not have a formal audit committee with a financial expert; and (iv) we do not have sufficient formal written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles in the United States of America, or GAAP, and SEC guidelines.

The Company utilizes a third-party independent contractor for the preparation of our financial statements; however, this practice does not fully address any material weakness or other deficiencies that we may have in our internal control over financial reporting. Although the financial statements and footnotes are reviewed by our management, we do not have a formal policy to review significant accounting transactions and the accounting treatment of such transactions. The third-party independent contractor is not involved in the day-to-day operations of the Company and may not be provided information from management on a timely basis to allow for adequate reporting/consideration of certain transactions.

Even if we develop effective internal controls over financial reporting, such controls may become inadequate due to changes in conditions, or the degree of compliance with such policies or procedures may deteriorate, which could result in the discovery of additional material weaknesses and deficiencies. In any event, the process of determining whether our existing internal control over financial reporting is compliant with Section 404 of the Sarbanes-Oxley Act (“Section 404”) and is sufficiently effective requires the investment of substantial time and resources by our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. In addition, we cannot predict the outcome of this process and whether we will need to implement remedial actions in order to establish effective controls over financial reporting. The determination of whether or not our internal controls are sufficient, and any remedial actions required, could result in us incurring additional costs that we did not anticipate, including the hiring of additional outside consultants. We may also fail to timely complete our evaluation, testing and any remediation required to comply with Section 404.

14

We are required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. However, for as long as we are a “smaller reporting company,” our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404. While we could be a smaller reporting company for an indefinite amount of time, and thus relieved of the above-mentioned attestation requirement, an independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management’s assessment might not. Such undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation.

Our independent auditors have issued an audit opinion for the Company, which includes a statement describing its going concern status. The Company’s financial status creates a doubt as to whether it will continue as a going concern.

Our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt as to whether it can continue as an ongoing business for the next twelve months. The Company’s financial statements do not include any adjustments that might result from the uncertainty regarding its ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We are an emerging growth company and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies’ that comply with the public company effective dates for these new or revised accounting standards.

15

Our business depends on the market recognition of our brand. If we are not able to maintain our reputation and enhance our brand recognition, our business and operating results may be materially and adversely affected.

Our track record in providing quality products and services will determine whether Shenzhen Yeller becomes recognized as a leading brand in the industry. We believe that market recognition of our brand is a key factor to ensuring our future success. As we continue to grow in size and increase the number of our stores as well as broaden the scope of our services, however, it may become increasingly difficult to maintain the quality and consistency of the products and services we offer, which may negatively impact our brand and the popularity of our products and services offered thereunder.

Our brand value will also be affected by customer perceptions. Those perceptions are affected by a number of factors; some of them are based on first-hand observation of our product and service quality while others may be based on indirect information from media or other sources. Incidents and any negative publicity related thereto, even if factually incorrect, may lead to significant deterioration of our brand image and reputation, and consequently negatively affect customers’ interest in our services and products, as well as potential franchisees’ interest in being associated with our brand. Particularly in the age of digital media and social network, impacts of negative publicity associated with any single incident could be easily amplified and potentially cause impacts that go beyond our estimation or control.

If we are unable to maintain our reputation, enhance our brand recognition or increase positive awareness of our products and services, it may be difficult to maintain and grow our customer base or attract more business partners to become our affiliates, and our business and growth prospects may be materially and adversely affected.

If we fail to maintain and increase our customer base, our revenues may decline and we may not be able to reach profitability.

The success of our business depends largely on the number of customers. Therefore, our ability to continue to attract new customers and to retain existing customers is critical to our continued success and growth. Our ability to attract new customers is affected by several factors, including our ability to expand our geographic reach, manage our growth while maintaining consistent and high service quality, effectively market and precisely target our services to a broader base of prospective customers and respond effectively to competition. If we are unable to continue to attract a sufficient number of new customers or to retain existing customers, our revenues may decline or we may not be able to reach profitability, either of which could have a material adverse effect on our business, financial condition and results of operations.

Our business relies on our ability to recruit, train and retain dedicated and qualified management and sales personnel.

Our sales staff is critical to the quality of our services and our reputation. We seek to recruit, train and retain qualified and dedicated salespeople. However, the type of products we sell requires our salespeople to have a certain interest in and understanding of audio, video and smart home technology. We may not be able to recruit, train and retain sufficient qualified salespeople to keep pace with our growth while maintaining consistent service quality in the different markets we serve. A shortage of qualified salespeople or a deterioration in the quality of our salespeople’s services, whether actual or perceived, or a significant increase in the average compensation paid by our competitors to their salespeople would have a material adverse effect on our business, financial condition and results of operations.

16

Competition

The high-end audio, video and smart home market in China is rapidly evolving and competition in this industry may be expected to increase. As more competitors enter the market, we will have to compete based on brand image, range and quality of products offered and service quality. New competitors may enter the market and one or more of our competitors may offer products and services that may adversely affect our ability to sell our products and services to new customers. Competitors continually introduce new products and services that may compete directly with our products and services, or that may make our products and services uncompetitive or obsolete. Larger competitors may have superior abilities to compete for distributorships and sales staff, reducing our ability to deliver quality products and services to our customers. Some of our competitors may have greater financial or other resources than we do. We cannot assure you that we will be able to compete successfully against existing or potential competitors, and if we fail to gain or maintain, or if we lose market share, our business, financial condition and results of operations may be materially and adversely affected.

Our success depends on the continuing efforts of our senior management team and other key personnel and our business may be harmed if we lose their services.

Our success depends in part on the continued application of services, efforts and motivation of our senior management team and key personnel. If one or more of our senior management members or key personnel are unable to continue in their present positions, we may not be able to find replacements successfully, and our business may be disrupted. We will need to continue to hire additional personnel as our business grows. A shortage in the supply of personnel with the requisite skills could negatively impact our ability to manage our business and expand our operations. There is competition for experienced personnel in the technology sales industry and key personnel could leave us to join our competitors. Losing the services of our experienced personnel may be disruptive to and cause uncertainty for our business, which may have a material adverse effect on our business, financial condition and results of operations.

We could incur additional liabilities or our reputation could be damaged if we do not protect customer data or if our information systems are breached.

We are dependent on information technology networks and systems to process, transmit and store electronic information and to communicate with our customers. Security breaches of this infrastructure could lead to shutdowns or disruptions of our systems and potential unauthorized disclosure of confidential information. We are also required at times to manage, utilize and store sensitive or confidential customer or employee data. As a result, we are subject to laws and regulations designed to protect this information. If any person, including any of our employees, mismanages or misappropriates such data, we could be subject to monetary damages, fines and/or criminal prosecution. Unauthorized disclosure of sensitive or confidential customer or employee data, whether through systems failure, employee negligence, fraud or misappropriation could damage our reputation, disrupt our operations or result in remedial or other costs, fines or lawsuits and cause us to lose customers.

Legal requirements relating to the collection, storage, handling, and transfer of personal data continue to evolve. China’s Cybersecurity Law (“CSL”), which came into effect in June 2017, regulates how organizations should protect digital information and outlines measures to safeguard Internet systems, products and services against cyberattacks. The CSL was supplemented in May 2018 with the Personal Information Security Specification, which was amended and strengthened in February 2019. Although these amendments attempt to ease the compliance burden placed on businesses, the laws could impose significant limitations, require changes to our business or restrict our use or storage of personal information, which may increase our compliance expenses and make our business more costly or less efficient to conduct.

Our business is sensitive to general economic conditions.

Our business may be negatively affected by a downturn in general economic conditions and rising labor and material costs in China. Furthermore, a serious and/or prolonged economic downturn combined with a negative or uncertain political climate could adversely affect our customers’ financial condition and the amount they are able to spend for our products and services. These conditions may reduce the demand for our products and services or depress the pricing of those products and services and have an adverse impact on our results of operations. Changes in global economic conditions may also shift demand to products and services for which we do not have competitive advantages, and this could negatively affect the amount of business that we are able to obtain. Such economic, political and customer spending conditions are influenced by a wide range of factors that are beyond our control and that we have no comparative advantage in forecasting. If we are unable to successfully anticipate these changing conditions, we may be unable to effectively plan for and respond to those changes, and our business could be adversely affected.

Since the products and services we offer are discretionary, our business success depends in part upon continued growth of disposable income in China. In challenging economic environments, our customers may reduce or defer their spending on new audio, video and smart home products in order to focus on other priorities. If growth in demand for our products declines or fails to increase, or if we cannot convince our customers or potential customers to embrace new audio, video and smart home technologies, our results of operations could be adversely affected.

17

Our business is subject to risks arising from epidemic diseases, such as the recent COVID-19 outbreak.

In December 2019, a novel strain of coronavirus (“COVID-19”) was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. To reduce the spread of COVID-19, the Chinese government has employed measures including city lockdowns, quarantines, travel restrictions, suspension of business activities and school closures.

Our business has been and may continue to be adversely impacted. Our sole operating subsidiary is located in China, as are its employees and customers. A slowdown in the Chinese economy could be expected to result in a reduction in disposable income of our potential customers, which could have a negative effect on our sales due to the discretionary nature of the products we sell. In addition, the global nature of the pandemic could negatively affect our suppliers and lockdown measures and travel restrictions imposed during 2020 impeded Shenzhen Yeller’s ability to work towards expanding its sales network.

The potential downturn brought by and the duration of the COVID-19 outbreak is difficult to assess or predict and the full impact of the virus on our operations will depend on many factors beyond our control. A slowdown in the Chinese economy and/or negative business sentiment could potentially have a significant negative impact on our revenues due to the discretionary nature of our products. A major resurgence of the epidemic in China could be expected to significantly reduce the demand for our products and services. In addition, our business operations could be disrupted again if any of our employees is suspected of contracting COVID-19, since our employees could be quarantined and/or our facilities be shut down for disinfection. The extent to which the COVID-19 outbreak impacts our business, results of operations and financial condition remains uncertain. Our business, results of operations, financial condition and prospects could be materially adversely affected if there is a resurgence of COVID-19 in China or if it harms the Chinese and global economies in general.

We may also experience negative effects from future public health crises beyond our control. These events are impossible to forecast, their negative effects may be difficult to mitigate and they could adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in the People’s Republic of China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in the PRC. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over the PRC’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in the PRC, in the policies of the Chinese government or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in the PRC, which may adversely affect our business and operating results.

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may: (i) delay or impede our development; (ii) result in negative publicity or increase our operating costs; (iii) require significant management time and attention; and (iv) subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our Operating Subsidiary’s business and could require us to change certain aspects of its business to ensure compliance, which could decrease demand for its products, reduce revenues, increase costs, require our Operating Subsidiary to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our ordinary shares. See “Regulations in China Applicable to Our Business.”

18

If the Chinese government were to impose new requirements for approval from the PRC authorities to issue our Ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

As of the date of this prospectus, we: (i) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (ii) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve our PRC subsidiary’s operations; and (iii) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies.

Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.  We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

According to the Administration Provision and the Measures (Draft for Comments), only new initial public offerings and refinancing by existent overseas listed Chinese companies will be required to go through the filing process with PRC administrations; other existent overseas listed companies will be allowed sufficient transition period to complete their filing procedure, which means if we complete the offering prior to the effectiveness of Administration Provisions and Measures, we will certainly go through the filing process in the future, perhaps because of refinancing or given by sufficient transition period to complete filing procedure as an existent overseas listed Chinese company. However, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted.

If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on our ability to continue to offer securities to investors, the trading price of our securities and the value of our securities to significantly decline or be worthless.

Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, based on new laws such as the Measures for Cybersecurity Review, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to overseas investors and cause such securities to significantly decline in value or to be worthless.

Recent statements by the Chinese government have indicated intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. The PRC, through the Cyberspace Administration of China (the “CAC”), has recently proposed new rules and enacted a new law that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China based Internet giants. Pursuant to Article 6 of the Measures for Cybersecurity Review (Draft for Comments), companies holding data on more than 1 million users must now apply for cybersecurity approval when seeking listings in other nations due to the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” On January 4, 2022 and effective February 15, 2022, the CAC issued the Revised Measures on Cyberspace Security (the “Revised Measures”), which requires that operators of critical information infrastructure (“CII”) intending to procure network products and services that may affect national security undergo cybersecurity review. This has impacted and could potentially impact a broad range of data-rich tech companies. The Revised Measures expand the scope of reviewed business entities to now include network platform (“NP”) operators intending to engage in certain activities, such as applying to list abroad. The Revised Measures establish a Cybersecurity Review Office (the “CRO”), an administrative body within the CAC, to formulate the regulations for cybersecurity review and to lead the cybersecurity review process. Applicable CII operators and NP operators are required to submit an application to the CRO, and the CRO will assess whether a cybersecurity review is required.

If an entity is a CII operator or a NP operator, it is required to apply for cybersecurity review if any of the following three conditions is met: (i) the CII operator proposes to procure network products and services that affect or may affect national security; (ii) the NP operator proposed to carry out data processing activities that affect or may affect national security; (iii) or the NP operator controls personal information of more than 1,000,000 users and proposes to apply for overseas listing. The term “overseas listings” is often interpreted as listings outside of China, such as in the U.S. “Network products and services” include core network equipment, high capability computers and servers, high capacity data storage, large databases and applications, network security equipment, and cloud computing services; “data processing” means the collection, storage, use, processing, transmission, provision and disclosure of data.

The Company is in the business of selling high-quality audio and video products, which does not involve the collection of user data, implicate cybersecurity or involve any other type of restricted industry. Currently, based on our understanding of applicable PRC laws and regulations, our Operating Subsidiary is not subject to cybersecurity review under the Revised Measures nor are the Company’s Shares subject to the review or prior approval of the CAC or the China Securities Regulatory Commission (the “CRSC”). Uncertainties still exist, however, due to the possibility that laws, regulations or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CRSC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to overseas investors and could cause such securities to significantly decline in value or to be worthless.

19

The Market Price For Our Shares Could Be Adversely Affected By Increased Tensions Between The United States and China.

Recently there have been heightened tensions in the economic and political relations between the United States and China. On June 30, 2020, the Standing Committee of the PRC National People’s Congress issued the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (HKSAR). This law defines the duties and government bodies of the HKSAR for safeguarding national security and four categories of offences—secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security—and their corresponding penalties. On July 14, 2020, U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions such as those provided in the HKAA is in practice discretionary and highly political, especially in a relationship as extensive and complex as that between the United States and China. It is difficult to predict the full impact of the HKAA on Hong Kong and companies like the Company. Furthermore, legislative or administrative actions in respect of Sino-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Shares could be adversely affected.

The Chinese government may exert substantial influence over the manner in which we conduct our Operating Subsidiary’s business operations in China.

The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our Operating Subsidiary’s ability to conduct its business in China may be harmed by changes in its laws and regulations, including those relating to regulation of the sales industry, taxation, import and export tariffs, environmental regulations, land use rights, property ownership and other matters. We believe that our Operating Subsidiary’s operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which our Operating Subsidiary operates may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our Operating Subsidiary’s compliance with such regulations or interpretations. Accordingly, government actions in the future could have a significant effect on us and our Operating Subsidiary’s business.

China’s economic policies could affect our Operating Subsidiary’s business.

Substantially all of our assets are located in China and substantially all of our revenue is derived from our Operating Subsidiary’s operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

While China’s economy has experienced significant growth over the past decades, growth has been irregular, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our products and services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Any lack of requisite approvals, licenses or permits applicable to our Operating Subsidiary’s business may have a material and adverse impact on our business, financial condition and results of operations.

In accordance with the relevant laws and regulations in the PRC, our Operating Subsidiary is required to maintain various approvals, licenses and permits to operate our business, including but not limited to, business licenses. These approvals, licenses and permits are obtained upon satisfactory compliance with, among other things, the applicable laws and regulations.

The large number of regulatory measures imposed by various governmental entities in the PRC include: (i) Regulations Relating to Consumer Protection; (ii) Regulations Relating to Product Quality; (iii) Regulations Relating to Competition; (iv) Administrative Measures for the Administration of Sales Promotional Activities of Retailers; (v) Regulations Related to Online Trading: Administrative Measure for Online Trading; (vi) Regulations Relating to Intellectual Property: Copyright, Trademark, Patent and Domain Name; (vii) Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to their PRC Subsidiaries; (viii) Regulations Relating to Foreign Exchange; (ix) Regulations Relating to Dividend Distributions; (x) Regulations Relating to Overseas Listings; (xi) Regulations Relating to Employment; (xii) Regulations Relating to Customer Rights Protection; (xiv) Regulations Relating to Tax: Income Tax, Value-Added Tax.

As of the date of this prospectus, our Operating Subsidiary has received all necessary governmental approvals for operations in the PRC and has not been denied any such approvals. For further discussion, including the possible consequences for non-compliance, see “Regulations in China Applicable to our Business.”

20

Any PRC regulations pertaining to our corporate structure or pertaining to loans to and investment in PRC entities by offshore holding companies may delay us from making loans or capital contributions to our Operating Subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

With regards to our corporate structure, any funds we may transfer to our Operating Subsidiary, either as a loan or as an increase in registered capital, are subject to approval by or registration with relevant government authorities in China regardless of the amount of the transfer. According to the relevant PRC regulations, capital contributions to our Operating Subsidiary are subject to submission of a report of changes through the enterprise registration system and registration with a local bank authorized by SAFE. In addition, any foreign loan procured by our Operating Subsidiary is required to be registered with SAFE and such loan is required to be registered with the NPRC. We may not be able to complete such registrations or obtain necessary approvals on a timely basis with respect to future capital contributions or foreign loans by us to our Operating Subsidiary. If we fail to complete such registration or other procedures, our ability to maintain our corporate structure while capitalizing our Operating Subsidiary’s operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

The PCAOB’s HFCAA Determination Report dated December 16, 2021, that the Board is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong (“the Determination”) could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

The HFCAA, which was enacted on December 18, 2020, states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA) which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. In the event the HFCAA is amended to prohibit an issuer’s securities from trading on any U.S. stock exchange and our auditor is not subject to PCAOB inspections for two consecutive years instead of three, it will reduce the time before our Ordinary Shares may be prohibited from trading or delisted from an exchange if our auditor is not subject to inspection by the PCAOB.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report (the “Determination Report”), which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the Determination Report identified the specific registered public accounting firms subject to these determinations.

Our auditor, Pan-China Singapore PAC (“Pan-China Singapore”), the independent registered public accounting firm that issued the audit report included in this prospectus, is subject to PCAOB inspections. Pan-China Singapore is headquartered in Singapore and there are no limitations in Singapore on PCAOB inspections. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. However, to the extent that our auditor’s work papers may, in the future, become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of our auditors’ work papers in China would make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. As a result, our investors may be deprived of the benefits of the PCAOB’s oversight of our auditor through such inspections and they may lose confidence in our reported financial information and procedures and the quality of our financial statements. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Further, the United States Senate passed the Accelerated Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

During the prior fiscal years ended December 31, 2020 and 2021, including through the date of this prospectus, our auditor does not have any documentation related to their audit reports located in China. However, to the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company may be located in China, the PCAOB may not be able to inspect such audit documentation and, as a result, you may be deprived of the benefits of such inspection.

Fluctuation of the RMB may affect our financial condition by affecting the volume of cross-border money flow.

The value of the RMB fluctuates and is subject to changes in the PRC’s political and economic conditions. Since July 2005, the conversion of RMB into foreign currencies, including USD, has been based on rates set by the People’s Bank of China which are set based upon the interbank foreign exchange market rates and current exchange rates of a basket of currencies on the world financial markets.

We may face obstacles from the communist system in the PRC.

Foreign companies conducting operations in the PRC face significant political, economic and legal risks. The communist regime in the PRC, including a stifling bureaucracy, may hinder Western investment.

21

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

The PRC legal system embodies uncertainties, which could limit law enforcement availability.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investment in China. Our PRC operating subsidiary and affiliate is subject to PRC laws and regulations. However, these laws and regulations change frequently, and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could affect our business and operation. In addition, confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to our business, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement, including our ability to enforce our agreements.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where they operate their businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Our failure in making contributions to various employee benefit plans and in complying with applicable PRC labor-related laws may subject us to late payment penalties. We may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. Our PRC subsidiaries as foreign invested enterprises, or FIEs, are also required to further set aside a portion of their after-tax profit to fund an employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

22

Changes to PRC tax laws may subject us to greater taxes.

We base our tax position upon the anticipated nature and conduct of our business and upon our understanding of the tax laws of the various administrative regions and countries in which we have assets or conduct activities. However, our tax position is subject to review and possible challenge by taxing authorities and to possible changes in law, which may have retroactive effect. We cannot determine in advance the extent to which some jurisdictions may require us to pay taxes or make payments in lieu of taxes.

Chinese regulations relating to overseas investment by Chinese residents may restrict our overseas and cross-border investment activities and adversely affect the implementation of our strategy as well as our business and prospects.

On July 4, 2014, the State Administration of Foreign Exchange of China, or SAFE, issued the Circular on the Administration of Foreign Exchange Issues Related to Overseas Investment, Financing and Roundtrip Investment by Domestic Residents through Offshore Special Purpose Vehicles, or the SAFE Circular 37, which replaced the former circular commonly known as “SAFE Circular 75” promulgated on October 21, 2005. The SAFE Circular 37 requires Chinese residents to register with the competent local SAFE branch in connection with their direct establishment or indirect control of an offshore special purpose vehicle, for the purpose of overseas investment and financing, with such Chinese residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. The SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as any change of basic information (including change of the Chinese residents, name and operation term), increase or decrease of capital contribution by Chinese individuals, share transfer or exchange, merger, division or other material event. In the event that a Chinese shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the Chinese subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its Chinese subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under Chinese law for evasion of foreign exchange controls.

The failure of our Chinese beneficial owners to comply with the registration procedures set forth in the SAFE Circular 37 may subject such beneficial owners and our Chinese subsidiaries to fines and legal sanctions. Such failure may also result in restrictions on our Chinese subsidiaries’ ability to distribute profits to us or our ability to inject capital into our Chinese subsidiaries or otherwise materially adversely affect our business, financial condition and results of operations.

Risks Related to the Company’s Shares

There is currently no trading market for our Shares.

There currently is no trading market for our Shares. Our outstanding Shares cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations in the United States. These restrictions will limit the ability of our shareholders to liquidate their investment.

23

We have registered 9,125,000 Shares for resale in the United States and are in the process of applying for our Shares to be admitted to quotation on the OTCQB. We cannot assure you that we will be able to identify a market maker that will file such application or that, if the Shares are admitted to quotation, a public market will ever develop. There is no guarantee that our Shares will ever be quoted on the OTCQB or any exchange. Furthermore, you will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our Shares. We expect the initial market for our Shares to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent any potential sellers from selling their Shares.

The offering price of our Ordinary Shares was determined based on the offering price in the 2020 Private Offering and should not be used as an indicator of the future market price of the securities.

Since our Shares are not listed or quoted on any exchange or quotation system, the offering price of $0.02 per Share for the Ordinary Shares was determined based on the offering price in the 2020 Private Offering. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criterion of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Enforcement actions by FINRA will make it difficult for investors to dispose of their Ordinary Shares as long as they remain an OTC security.

In order to be able to publicly trade a security, such security is required to have a trading symbol. Trading symbols for OTC securities are assigned by FINRA following a submission by a market maker of a Form 211. In the past, the review of such submissions by FINRA was a routine matter that would typically be completed within weeks. Recently, FINRA reviews have often taken well in excess of six months, with many securities being subject to indefinite delays. As a result of the enhanced regulatory scrutiny and long review process, many market makers are now declining to submit Forms 211.

In addition, and in response to increased scrutiny and recent regulatory actions by FINRA, many brokers have started to refuse deposits of OTC securities, whether restricted or free trading and regardless of the price at which these securities are traded, even after they obtained a trading symbol. As a result, investors may find it increasingly difficult to dispose of their Ordinary Shares.

We may not be able to achieve secondary trading of our Shares in certain states because our Ordinary Shares are not nationally traded, which could subject our shareholders to significant restrictions and costs.

Our Ordinary Shares are not eligible for trading on the NASDAQ Capital Market or on a national securities exchange. Therefore, our Ordinary Shares are subject to the securities laws of the various states and jurisdictions of the United States in addition to federal securities law. While we may register our Ordinary Shares or qualify for exemptions for our Ordinary Shares in one or more states, if we fail to do so the investors in those states where we have not taken such steps may not be allowed to purchase our Shares or those who presently hold our Shares may not be able to resell their Shares without substantial effort and expense. These restrictions and potential costs could be significant burdens on our shareholders.

It is likely that there will be significant volatility in the trading price of our Shares.

In the event that a public market for our Ordinary Shares is created or maintained in the future, market prices for the Shares will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results of Shenzhen Yeller and other factors. Our stock price will also be affected by the trading price of the stock of our competitors, investor perceptions of Shenzhen Yeller, interest rates, general economic conditions and those specific to our industry, developments with regard to Shenzhen Yeller’s operations and activities, our future financial condition and changes in our management.

Risks relating to low priced stocks.

The Company’s Ordinary Shares are not quoted and traded on the OTC Markets, and the price at which the Shares will trade in the future cannot currently be estimated. There can be no assurance that trading will be commenced or sustained, although management intends to take such actions as are necessary to initiate trading on the OTC Markets. The trading price of the Shares will most likely be below $5.00. If our Shares trade below $5.00 per Share, trading in the Shares may be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions) and a two business day “cooling off period” before broker-dealers can effect transactions in penny stocks. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. These, and the other burdens imposed upon broker-dealers by the penny stock requirements, could discourage broker-dealers from effecting transactions in our Shares, which could severely limit the market liquidity of our Shares and the ability of holders of our Shares to sell them.

We do not intend to pay dividends.

We have not paid any cash dividends on any of our securities since inception and we do not anticipate paying any cash dividends on any of our securities in the foreseeable future.

Future sales of our securities, or the perception in the markets that these sales may occur, could depress our stock price.

As of the date of this prospectus, we have issued and outstanding 41,106,775 Ordinary Shares. Although only 9,125,000 of those Shares have been registered for resale under the registration statement of which this prospectus is a part, the remaining 31,981,775 Shares also may be sold in the future if registered under the Securities Act or if the shareholder qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, or other applicable exemption. The market price of our capital stock could drop significantly if the holders of these restricted Shares sell them or are perceived by the market as intending to sell them. These factors also could make it more difficult for us to raise capital or make acquisitions through the issuance of additional Ordinary Shares or other equity securities.

24

The ability of the Board of Directors of the Company to issue preferred shares and any anti-takeover provisions we adopt may depress the value of our Ordinary Shares.

Our Articles of Association authorize our Board of Directors to provide, out of unissued Shares, for preferred shares in one or more classes or series within a class upon authority of the Board without further shareholder approval. Any preferred shares issued in the future may rank senior to the Ordinary Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both, and any such preferred shares may have class or series voting rights. In addition, the Board of Directors may, in the future, adopt anti-takeover measures (although the Board of Directors may not introduce any anti-takeover measures in our Articles of Association within a Special Resolution of Shareholders). The authority of the Board of Directors to issue preferred shares and any future anti-takeover measures it may adopt may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of the Company not approved by its Board of Directors. As a result, the Company’s shareholders may lose opportunities to dispose of their Shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price of the Ordinary Shares and the voting and other rights of the Company’s shareholders may also be affected.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential price decline could cause shareholders to attempt to sell their Shares and investors to short our Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Resales of our Ordinary Shares in the public market by the Selling Shareholders may cause the market price of our Ordinary Shares to decline.

Sales of Resale Shares could have the effect of depressing the market price for our Ordinary Shares.

We are controlled by the HGL Shareholders whose interests may differ from those of the other shareholders.

As of the date of this filing, the HGL Shareholders, collectively, are the record and beneficial owners of 90% of our Ordinary Shares. Accordingly, they are, collectively, in a position to elect our Board of Directors and to control the business and affairs of the Company including significant corporate actions such as mergers and acquisitions, the sale or purchase of assets and the issuance and sale of our securities. The Company also may be prevented from entering into transactions that could be beneficial to the Company’s other shareholders. The interests of our largest shareholders may differ from the interests of our other shareholders.

Our principal shareholders may engage in a transaction to cause the Company to repurchase its Ordinary Shares.

In order to provide an interest in the Company to a third party, our principal shareholders may choose to cause the Company to sell Company securities to third parties, with the proceeds of such sale being utilized by the Company to repurchase its Ordinary Shares. As a result of such transaction, our management, principal shareholders and Board of Directors may change.

This prospectus contains forward-looking statements and information relating to us, our industry and other businesses.

The forward-looking statements contained in this prospectus are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Certain Legal Consequences of Foreign Incorporation and Operations

Our shareholders may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law, we conduct substantially all of our operations in China and our officers and our sole director reside outside the United States.

We are incorporated in the Cayman Islands and conduct substantially all of our operations in China. Our officers and our sole director reside outside the United States and their assets are located outside of the United States. As a result, it may be difficult or impossible for a shareholder to bring an action against us or against our officers and our sole director in the Cayman Islands or in China in the event that a shareholder believes that his rights have been infringed under the securities laws or otherwise. Even if a shareholder is successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render the shareholder unable to enforce a judgment against our assets or the assets of our officers and our sole director. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

25

Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and by the Companies Law (Revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against us, our officers and our sole director, actions by minority shareholders and the fiduciary responsibilities of our officers and our sole director are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which provides persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our officers and our sole director under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

As a result, our shareholders may have more difficulty in protecting their interests through actions against us, our management, our officers, our sole director or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our shareholders do not have the same protections or information generally available to shareholders of U.S. corporations because the reporting requirements for foreign private issuers are more limited than those applicable to public corporations organized in the United States.

We are a foreign private issuer within the meaning of rules promulgated under the Exchange Act. We are not subject to certain provisions of the Exchange Act applicable to United States public companies, including: the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act and the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (i.e., a purchase and sale, or sale and purchase, of the issuer’s equity securities within six months or less). Because we are not subject to these rules, our shareholders are not afforded the same protections or information generally available to investors in public companies organized in the United States.

Judgments against the Company and management may be difficult to obtain or enforce.

We are organized as an exempted company under the laws of the Cayman Islands and our principal executive offices are located in the PRC. Outside the United States, it may be difficult for investors to enforce judgments obtained against us in actions brought in the United States, including actions predicated upon the civil liability provisions of United States federal securities laws. In addition, our officers and our sole director reside outside the United States, and their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon them or to enforce against the Company or them judgments predicated upon the liability provisions of United States federal securities laws.

There is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us, our officers or our sole director predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us, our officers or our sole director predicated upon the securities laws of the United States or any state in the United States.

26

It is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us, our officers or our sole director if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by our shareholders in protecting their interests.

Because we are incorporated in the Cayman Islands, you may not have the same protections as shareholders of U.S. corporations.

We are organized under the laws of the Cayman Islands. Principles of law relating to matters affecting the validity of corporate procedures, the fiduciary duties of our management, our officers, our sole director and our controlling shareholders and the rights of our shareholders differ from, and may not be as protective of shareholders as, those that would apply if we were incorporated in a jurisdiction within the United States. Our officers and our sole director have the power to take certain actions without shareholder approval, including approving certain fundamental corporate transactions, such as reorganizations and the sale or transfer of assets. In addition, there is doubt that the courts of the Cayman Islands would enforce liabilities predicated upon United States federal securities laws.

27

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders pursuant to this prospectus. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders. The Selling Shareholders may sell these Shares in the open market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price or at negotiated prices.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Shares included in this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

DETERMINATION OF OFFERING PRICE

Since our Ordinary Shares are not listed or quoted on any exchange or quotation system, the offering price of the Shares was determined by the price of the Ordinary Shares that were sold in the 2020 Private Offering pursuant to an exemption under Regulation S promulgated under the Securities Act.

The price at which the Ordinary Shares covered by this prospectus may actually be sold will be $0.02 per Share until our Shares are quoted on the OTCQB or a higher market, of which there can be no assurance, and thereafter will be determined by the prevailing public market price for the Ordinary Shares, by negotiations between the Selling Shareholders and buyers of our Shares in private transactions or as otherwise described in “Plan of Distribution.”

The offering price of the Ordinary Shares does not necessarily bear any relationship to market value, our book value, assets, past operating results, financial condition or any other established criteria of value. Accordingly, the offering price should not be considered an indication of the actual value of the Shares.

MARKET FOR ORDINARY SHARES AND RELATED SHAREHOLDER MATTERS

Our Ordinary Shares are not currently traded on any exchange and at the present time we do not have a trading symbol assigned to our Ordinary Shares.

We are in the process of seeking quotation of our Ordinary Shares on the OTCQB; however, there can be no assurance that our Ordinary Shares will be approved for trading on the OTCQB or any other trading exchange.

As of November 30, 2020, there were 50 shareholders of record of our Ordinary Shares and 41,106,775 Ordinary Shares outstanding. Of the 41,106,775 Shares outstanding, 9,125,000 Shares are being registered by Selling Shareholders.

Recent sales of unregistered securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Regulation S promulgated thereunder regarding offshore offers and sales.

Effective May 7, 2019, the Company (the “Nevada Company”) was redomiciled from Nevada to the Cayman Islands by merging into its wholly owned Cayman Islands subsidiary, Huale Acoustics Limited (the “Cayman Company”). Pursuant to the merger, the Cayman Company issued 3,625,000 of its Ordinary Shares to the shareholders of the Nevada Company in exchange for all of their shares in the Nevada Company.

On April 28, 2020, the Company closed on the Share Exchange. Pursuant to the Share Exchange, the Company issued 32,625,000 Ordinary Shares to the shareholders of Huale Group Co., Limited (“HGL”) in exchange for all of the outstanding shares of HGL.

28

On November 23, 2020, the Company closed on the sale of an aggregate of 4,856,775 Ordinary Shares, at a purchase price of $0.02 per Share, pursuant to the 2020 Private Offering. The sales of the Ordinary Shares were exempt from registration under Regulation S promulgated under the Securities Act.

DIVIDEND POLICY

We have never declared or paid cash dividends to our shareholders, and we do not intend to pay cash dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our Board of Directors may deem relevant.

Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. (See “Risk Factors – We do not intend to pay dividends.”)

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the capitalization and indebtedness of our company as of June 30, 2021.

Unaudited
Cash and Cash Equivalents	$15,219

Total liabilities	$2,138,421

SHAREHOLDERS’ EQUITY/(DEFICIT):

Ordinary Shares, par value $0.0001; 500,000,000 Shares authorized, 41,106,775 issued and outstanding as of June 30, 2021	$4,111
Additional paid in capital	$297,405
Accumulated deficit	$(1,533,952)
Foreign currency translation reserve	$(61,154)
Non-controlling interest	$(127,296)
Total shareholders’ deficit	$(1,420,886)
Total Capitalization	$717,535

SELECTED FINANCIAL DATA

The selected consolidated financial data of the Company as of and for the fiscal years ended December 31, 2020 and 2019, the selected consolidated financial data of HGL as of December 31, 2019 and the selected financial data of Shenzhen Yeller as of and for the fiscal years ended December 31, 2019, 2018 and 2017 are derived from the audited financial statements and notes included elsewhere in this prospectus. The selected consolidated financial data of the Company as of June 30, 2021 and for the six months ended June 30, 2021 and 2020, and of HGL and Shenzhen Yeller as of June 30, 2020 and for the six months ended June 30, 2020 and 2019 are derived from the unaudited financial statements and notes included elsewhere in this prospectus. The financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”). You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus and the information under the captions “Capitalization and Indebtedness” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations.” Our historical results are not necessarily indicative of the results to be expected for any future period.

29

Huale Acoustics Limited

Consolidated Statement of Operations Data

(in US$ except for Shares and per Share data)

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2021	2020	2020	2019
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Net revenues	$289,606	$136,394	$768,518	$505,571
Cost of revenues	(212,526)	(115,220)	(591,077)	(446,542)
Gross profit	77,080	21,174	177,441	59,029
General and administrative expenses	(286,488)	(353,637)	(789,510)	(464,629)
Total operating expenses	(287,075)	(353,916)	(798,660)	(471,562)
Operating income (loss)	(209,995)	(332,742)	(621,219)	(412,533)
Other income (expenses)	24,245	45,919	(346,272)	127,878
Loss from operations before taxes	(185,750)	(286,823)	(967,491)	(284,655)
Provision for income taxes	0.00	0.00	0.00	0.00
Net Loss	(185,750)	(286,823)	(967,491)	(284,655)
Total comprehensive loss	(204,477)	(278,028)	(1,015,501)	(286,530)
Basic and diluted earnings (loss) per Ordinary Share	(0.00)	(0.01)	(0.02)	(0.01)
Weighted average number of Shares outstanding – Basic and diluted	41,106,775	36,250,000	41,106,775	36,250,000

30

Huale Acoustics Limited

Consolidated Balance Sheet Data

(in US$)

	As of June 30,	As of December 31,
	2021	2020	2019
	(Unaudited)	(Audited)	(Audited)
ASSETS
Total current assets	439,055	501,486	570,870
Total non-current assets	278,480	1,236	681,212
Total assets	$717,535	$502,722	$1,252,082

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Total current liabilities	1,957,046	1,719,132	1,213,895
Total non-current liabilities	181,375	0.00	336,634
Total liabilities	$2,138,421	$1,719,132	$1,550,529

Stockholders’ Deficit
Ordinary Shares, par value $0.0001; 500,000,000 Shares authorized, 36,250,000 issued and outstanding at December 31, 2019, 41,106,775 issued and outstanding at December 31, 2020 and June 30, 2021	4,111	4,111	3,625
Additional paid in capital	297,405	297,405	200,353
Retained earnings (accumulated deficit)	(1,533,952)	(1,346,967)	482,847
Foreign currency translation reserve	(61,154)	(46,173)	(1,711)
Non-controlling interest	(127,296)	(124,786)	(17,867)
Total Stockholder’s Equity (Deficit)	(1,420,886)	(1,216,410)	(298,447)

Total Liabilities and Stockholders’ Equity	$717,535	$502,722	$1,252,082

31

Huale Group Co., Limited

Consolidated Statement of Operations Data

(in US$ except for Shares and per Share data)

	For the six months ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)
Revenues	$136,394	$-
Cost of revenues	(115,220)	-
Gross profit	21,174	-

Operating expenses:
General and administrative expenses	(312,294)	(28,433)
Total operating expenses	(312,573)	(28,433)

Operating loss	(291,399)	(28,433)

Other income (expenses):
Interest income	36	168
Interest expense	(8,749)	-
Other income	54,632	-
Total other income and (expenses)	45,919	168

Loss before taxes from operations	(245,480)	(28,265)

Provision for income taxes	-	-

Net loss	$(245,480)	$(28,265)

Other comprehensive income:
Foreign currency translation income	8,795	515
Comprehensive loss	$(236,685)	$(27,750)

32

Huale Group Co., Limited

Consolidated Balance Sheet Data

(in US$)

	June 30.	December 31,
	2020	2019
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	317,470	120,126
Accounts receivable	1,415	1,434
Prepaid expenses, taxes and other current assets	105,939	96,717
Other receivables	159,905	134,112
Inventory	206,405	138,211
Related party receivable	445,585	162,054
Total current assets	1,236,719	652,654

Non-current assets
Plant and equipment, net	298,140	185,402
Right-of-use assets	209,977	264,164
Goodwill	49,564	49,564
Total non-current assets	557,681	681,212

Total Assets	$1,794,400	$1,333,866

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	84,860	57,303
Other payable and accruals	372,394	295,618
Deferred revenue	474,272	456,112
Related party payable	791,283	105,942
Deferred subsidy income	105,945	107,488
Operating lease liabilities	102,902	102,159
Total current liabilities	1,931,656	1,124,622

Non-current liabilities
Deferred subsidy income	114,774	170,190
Operating lease liabilities	112,045	166,444
Total non-current liabilities	226,819	336,634

Total Liabilities	$2,158,475	$1,461,256

Stockholders’ Equity (Deficit)
Common stock	100,000	100,000
Accumulated deficit	(432,813)	(207,812)
Foreign currency translation reserve	5,559	(1,711)
Non-controlling interest	(36,821)	(17,867)
Total Equity (Deficit)	$(364,075)	$(127,390)

Total Liabilities and Equity (Deficit)	$1,794,400	$1,333,866

33

Shenzhen Yeller Audio & Video Technology Co., Limited

Statement of Operations Data

(in US$ except for shares and per share data)

	For the six months ended June 30,		For the Year Ended December 31,
	2020	2019	2019	2018	2017
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Audited)
Revenue	$136,394	$167,102	$752,466	$61,686	$-
Cost of revenue	(115,220)	(92,751)	(539,293)	(30,412)	-
Gross loss	21,174	74,351	213,173	31,274	-
Operating expenses
Selling and marketing expenses	(279)	(3,661)	(10,594)	(642)	-
General and administrative expenses	(172,585)	(194,242)	(409,300)	(346,459)	(56,125)
Total operating expenses	(172,864)	(197,903)	(419,894)	(347,101)	(56,125)

Operating loss	(151,690)	(123,552)	(206,721)	(315,827)	(56,125)

Other income (expenses):
Interest income	-	23	133	22	124
Interest expense	(5,336)	(9,653)	(5,620)	(6,999)	(1,171)
Other income	54,632	55,162	108,544	84,983	-
Total other income (expenses)	49,296	45,532	103,057	78,006	(1,047)

Profit (loss) before taxes from operations	(102,394)	(78,020)	(103,664)	(237,821)	(57,172)

Provision for income tax	-	-	-	-	-

Net profit (loss)	$(102,394)	$(78,020)	$(103,664)	$(237,821)	$(57,172)

Other comprehensive income:
Foreign currency translation income	7,626	2,609	815	7,178	1,657
Comprehensive loss	$(94,768)	$(75,411)	$(102,849)	$(230,643)	$(55,515)

34

Shenzhen Yeller Audio & Video Technology Co., Limited

Balance Sheets

(in US$)

	At June 30,	At December 31,
	2020	2019	2018	2017
	(Unaudited)	(Audited)	(Audited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$294,838	$82,950	$3,182	$2,730
Accounts receivable	1,415	1,434	12,014	-
Other receivables	128,773	134,112	118,686	60,630
Related party receivable	478,085	166,393	-	-
Advances and prepayments to suppliers	105,939	96,717	3,694	-
Subsidy receivable	-	-	471,901	-
Inventory	206,405	138,211	-	-
Total current assets	1,215,455	619,817	609,477	63,360

Non-current assets
Right of use	209,977	264,164	-	-
Property, plant and equipment, net	297,777	367,116	511,691	185,402
Total non-current assets	507,754	631,280	511,691	185,402

Total assets	$1,723,209	$1,251,097	$1,121,168	$248,762

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$84,860	$57,303	$12,491	$-
Taxes payable	21	436	-	-
Other payable	338,898	275,167	204,173	54,938
Accrued liabilities and expenses	3,948	5,137	5,124	48,118
Customer advances and deposits	474,272	456,112	40,771	-
Deferred subsidy income	105,945	107,488	390,226	-
Operating lease liabilities	102,902	102,159	-	-
Related party payable	15,367	-	460,699	241,506
Total current liabilities	$1,126,213	$1,003,802	$1,113,484	$289,624

Non-current liabilities
Deferred subsidy income	114,774	170,190	-	-
Operating lease liabilities	112,045	166,444	-	-
Total non-current liabilities	226,819	336,634	-	-

Total liabilities	$1,353,032	$1,340,436	$1,113,484	$289,624

Stockholders’ (deficit) equity
Common stock	853,952	299,668	293,842	14,653
Accumulated deficit	(501,051)	(398,657)	(294,993)	(57,172)
Foreign currency translation reserve	17,276	9,650	8,835	1,657
Total equity (deficit)	370,177	(89,339)	7,684	(40,862)

Total Liabilities and (Deficit) Equity	$1,723,209	$1,251,097	$1,121,168	$248,762

35

MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the consolidated results of operations of the Company and its subsidiaries for the six months ended June 30, 2021 and 2020 and for the years ended December 31, 2020 and, 2019 and the consolidated financial condition as of June 30, 2021, December 31, 2020 and December 31, 2019 should be read in conjunction with “Selected Financial Data” and the Company’s consolidated financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Business” sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions to identify forward-looking statements.

OVERVIEW

The Company was originally incorporated in Nevada under the name “Illumitry Corp.” on October 17, 2014. The Company was formed to commence operations in the field of embroidery on fabric in Armenia. In October 2017, subsequent to a change of control, the Company’s name was changed to Huale Acoustics Corporation and management of the Company abandoned its business plan and determined to seek a possible business combination. As a result, the Company became a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

Effective May 7, 2019, the Company completed the Redomicile Merger, pursuant to which it was redomiciled from Nevada to the Cayman Islands. As a result of the Redomicile Merger, the Company’s name was changed to Huale Acoustics Limited.

On April 28, 2020 (the “Closing Date”), the Company closed on the Share Exchange with HGL and the HGL Shareholders. Under the Share Exchange Agreement, the HGL Shareholders exchanged all of the shares that they held in HGL for 32,625,000 Ordinary Shares of the Company. As a result of the Share Exchange, HGL is now a wholly owned subsidiary of the Company and management believes that the Company ceased being a shell company.

The acquisition of HGL by us will be accounted for as a reverse merger because on a post-merger basis, the former shareholders of HGL held a majority of our outstanding Ordinary Shares on a voting and fully diluted basis.

On November 23, 2020, the Company closed on the sale of 4,856,775 Ordinary Shares, at a purchase price of $0.02 per Share, pursuant to a private securities offering (the “2020 Private Offering”) conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. persons, as defined in Regulation S.

The Company does not conduct any substantive operations of its own and conducts its primary business operations through Shenzhen Yeller, which was incorporated under the laws of the PRC on January 19, 2016. Shenzhen Yeller is engaged in the business of providing integrated audio and video equipment, smart home and cultural media to both domestic (Chinese) and foreign customers.

36

Although the Company’s revenues for the first half of 2020 were negatively affected by the coronavirus pandemic, its revenues during the second half of 2020 more than made up for that decrease in sales, with total sales for the year ended December 31, 2020 surpassing total sales for the year ended December 31, 2019 by approximately 52%. Management does not anticipate that COVID-19 will have a negative effect on the Company’s revenues for the 2021 fiscal year.

For purposes of the following discussion and analysis, references to “we,’’ “our’’ and “us’’ refers to the Company and its subsidiaries.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with U.S. GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our condensed financial statements. Actual results could differ from those estimates made by management.

We believe that of our significant accounting policies, which are described in note 2 to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Revenue Recognition

Revenue is reported net of business taxes and VAT. The Company is in the business of selling high-quality audio and video products. Trade receipts that are received in advance are initially recorded as deferred revenue. Revenue is recognized when goods are delivered and acknowledged by customers.

Revenue is recognized when a customer receives the goods and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the goods in the contract;
(ii)	determination of whether the goods are performance obligations, including whether they are distinct in the context of the contract;
(iii)	measurement of the transaction price, including the constraint on variable consideration;
(iv)	allocation of the transaction price to the performance obligations; and
(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

37

Concentration of Credit Risk

The Company’s deposits are with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss if the banks become insolvent.

Since the Company’s inception, the age of accounts receivable has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted ASU 2016-02 on January 1, 2019 and recognizes operating lease liabilities with corresponding right of use (“ROU”) assets of the same amount based on the present value of the remaining minimum rental payments under current leasing standards for existing operating leases with a term longer than 12 months.

In February 2018, the FASB issued ASU 2018-02, “Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.” The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820), – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” which makes several changes meant to add, modify or remove specific disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. The amendments in this Update modify the disclosure requirements on fair value measurements based on the concepts in FASB Concepts Statement, “Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements,” including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The modifications are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, with early adoption permitted. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

Results of Operations

The following discussion should be read in conjunction with the Company’s financial statements, which appear elsewhere in this prospectus.

Overview

The Company is a holding company and conducts no operations of its own. Its only source of revenue is its direct and indirect subsidiaries. The Company acquired HGL, and HGL’s subsidiaries, in April 2020. The acquisition of HGL by the Company has been accounted for as a reverse merger.

For the Six Months Ended June 30, 2021 Compared to the Six Months Ended June 30, 2020

Revenue

The Company generated $289,606 in revenues during the six months ended June 30, 2021 compared to $136,394 in revenues during the six months ended June 30, 2020. The increase in revenues was due to the increase in sales of speakers and accessories that resulted from the lifting of the COVID-19 restrictions that had been implemented, and had negatively impacted revenues, during the six months ended June 30, 2020.

38

 Cost of Revenues

During the six months ended June 30, 2021, the Company incurred $212,526 in cost of revenues compared to $115,220 for the six months ended June 30, 2020. The growth in cost of revenues was due to the increase in sales during the six months ended June 30, 2021 compared to the six months ended June 30, 2020.

Gross Profit

As a combined result of revenues and cost of revenues, the gross profit was $77,080 and $21,174 for the six months ended June 30, 2021 and 2020, respectively.

General and Administrative Expenses

During the six months ended June 30 2021, we incurred general and administrative expenses of $286,488 compared to $353,637 incurred during the six months ended June 30, 2020. General and administrative expenses incurred during the six months ended June 30, 2021 mainly consisted of salaries, management consultancy fees and professional fees. The decrease in general and administrative expenses was primarily caused by a decrease in amortization expenses and depreciation expenses.

Total Other Income

During the six months ended June 30, 2021 and June 30, 2020, we received $24,245 and $45,919 in total other income. The total other income primarily consisted of rental income from the leasing of exhibition booths and interest income, offset by interest expenses. The decrease in total other income was related to a decline in the leasing of exhibition booths and the recognition of renovation subsidy as the Company terminated its lease with CEEC in March, 2021.

Net loss

The net loss for the six months ended June 30, 2021 and 2020 was $185,750 and $286,823, respectively.

Liquidity and Capital Resources

As of June 30, 2021 and December 31, 2020, the Company had total assets of $717,535 and $502,722, respectively. The Company’s total liabilities as of June 30, 2021 were $2,138,421, which was comprised of current liabilities of $1,957,046 and non-current liabilities of $181,375. This compares with total liabilities of $1,719,132 as of December 31, 2020, comprised of current liabilities of $1,719,132 and non-current liabilities of $Nil. The Company can provide no assurance that it can continue to satisfy its cash requirements for at least the next twelve months.

The following is a summary of the Company’s cash flows provided by (used in) operating, investing and financing activities for the six month periods ended June 30, 2021 and 2020.

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net Cash (Used In) Operating Activities	$(221,712)	$(245,367)
Net Cash (Used In) Provided by Investing Activities	$-	$(6,177)
Net Cash (Used In) Provided by Financing Activities	$223,618	$443,915
Net (Decrease) Increase in Cash and Cash Equivalents	$1,906	$(192,371)

39

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the six months ended June 30, 2021, net cash flows used in operating activities were $221,712, consisting primarily of a net loss of $185,750, an increase in prepayments and other current assets of $39,026 and a decrease in payables and other current liabilities of $67,542. For the six months ended June 30, 2020, net cash flows used in operating activities were $245,367, consisting primarily of an increase in accounts and other receivables of $38,807, a decrease in inventory of $70,536 and an increase in payables and other current liabilities of $31,819.

Cash Flows from Investing Activities

For the six months ended June 30, 2021, net cash flows used in investing activities were $Nil, compared to $6,177 for the six months ended June 30, 2020, resulting solely from the purchase of plant and.

Cash Flows from Financing Activities

We have financed our operations primarily from either advances from shareholders or the issuance of equity instruments. For the six months ended June 30, 2021, net cash provided by financing activities was $223,618, resulting from a net increase in related party payables. For the six months ended June 30, 2020, net cash provided by financing activities was $443,915, resulting solely from an increase in related party balances.

Management anticipates that the Company will require additional cash resources to continue its business and to implement its expansion strategy. If the Company’s own financial resources are insufficient to satisfy its capital requirements, management of the Company may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to the Company’s stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require it to agree to operating and financial covenants that would restrict its operations. Financing may not be available in amounts or on terms acceptable to management, if at all. Any failure by the Company to raise additional funds on terms favorable to it, or at all, could limit its ability to expand its business operations and could harm its overall business prospects.

Going Concern Consideration

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The consolidated financial statements of the Company as of and for the six months ended June 30, 2021 are unaudited and do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the Chairman of the Board. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the Chairman of the Board indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

40

For the Year Ended December 31, 2020 Compared to the Year Ended December 31 2019

Revenue

The Company generated $768,518 in revenues during the fiscal year ended December 31, 2020 compared to $505,571 during the year ended December 31, 2019. The increase in revenues was due to an increase in sales of speakers. Although sales during the first half of the year were very low due to COVID-19, sales during the second half of the year, after COVID-19 restrictions had been eased, increased such that sales for the year surpassed those for the prior year.

Cost of Revenues

During the year ended December 31, 2020, the Company incurred $591,077 in cost of revenues compared to $446,542 for the year ended December 31, 2019. The increase in cost of revenues was the result of the increase in sales during the year ended December 31, 2020 compared to the year ended December 31, 2019.

Gross Profit

As a combined result of revenues and cost of revenues, the gross profit was $177,441 and $59,029 for the years ended December 31, 2020 and 2019, respectively. The increase in gross profit was mainly because the Company focused on selling high-end brands including Cambridge Audio, ENNE and SONY.

General and Administrative Expenses

During the year ended December 31, 2020, we incurred general and administrative expenses of $789,510 compared to $464,629 incurred during the year ended December 31, 2019 from continuing operations. General and administrative expenses incurred during the year ended December 31, 2020 mainly consisted of depreciation, amortization and salary expenses. The increase in operating expenses was primarily due to an increase in CEEC professional fees and salary expenses.

Total Other Income (Expenses)

During the year ended December 31, 2020, we incurred $346,272 in total other expenses compared to $127,878 in total other income during the year ended December 31, 2019. The total other income consisted mainly of interest income, recognition of renovation subsidy and rental income from lease of exhibition space to vendors. The increase in total other loss was related to a substantial decline in rental income.

Other expenses are comprised of right of use assets written off in connection with the CEEC lease, write-off of leasehold improvements in CEEC and impairment of goodwill.

Net loss

The net loss for the years ended December 31, 2020 and 2019 was $967,491 and $284,655, respectively.

Liquidity and Capital Resources

As of December 31, 2020 and December 31, 2019, the Company had total assets of $502,722 and $1,252,082, respectively. The Company’s total liabilities as of December 31, 2020 were $1,719,132, all of which were current liabilities. This compares with total liabilities of $1,550,529 as of December 31, 2019, comprised of current liabilities of $1,213,895 and non-current liabilities of $336,634. At December 31, 2020, the Company had negative working capital of $1,217,646, resulting from current assets of $501,486 and current liabilities of $1,719,132. The Company can provide no assurance that it can continue to satisfy its cash requirements for at least the next twelve months.

41

The following is a summary of the Company’s cash flows provided by (used in) operating, investing and financing activities for the years ended December 31, 2020 and 2019.

	Year Ended December 31, 2020	Year Ended December 31, 2019
Net Cash (Used In) Operating Activities	$(334,692)	$(24,634)
Net Cash Provided by Investing Activities	$(11,173)	$23,564
Net Cash (Used In) Provided by Financing Activities	$257,779	$(16,097)
Net (Decrease) Increase in Cash and Cash Equivalents	$(88,086)	$(17,167)

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the fiscal year ended December 31, 2020, net cash flows used in operating activities were $334,692, consisting primarily of a net loss of $967,491, an increase in prepaid expenses of $89,210 and a decrease in account payables and other current liabilities of $60,507. During the fiscal year ended December 31, 2019, net cash flows used in operating activities from continuing operations were $24,634 consisting primarily of a loss from operations of $284,655, an increase in accounts and other receivables of $137,063 and an increase in payables and other current liabilities of $455,217.

Cash Flows from Investing Activities

Net cash flows used in investing activities for the year ended December 31, 2020 were $11,173 comprised solely of a purchase of plant and equipment, compared to net cash flows provided by investing activities of $23,564 for the year ended December 31, 2019, consisting of net cash inflow from acquisition of subsidiary and purchase of plant and equipment.

Cash Flows from Financing Activities

We have financed our operations primarily from either advances from shareholders or the issuance of equity instruments. For the fiscal year ended December 31, 2020, net cash provided by financing activities was $257,779, consisting primarily of proceeds from issuance of Shares and a net increase in related party payable. For the fiscal year ended December 31, 2019, net cash used in financing activities was $16,097, consisting of a net increase in related party receivable.

Going Concern Consideration

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the Chairman of the Board. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the Chairman of the Board indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

42

Results of Operations – Huale Group Co. Limited

The following discussion should be read in conjunction with the unaudited consolidated financial statements of Huale Group Co. Limited appearing elsewhere in this prospectus.

Comparison of Six Months Ended June 30, 2020 and 2019

Revenue

HGL generated $136,394 in revenues for the six months ended June 30, 2020 compared to $nil for the six months ended June 30, 2019. The increase in revenues was due to the acquisition of Shenzhen Yeller. HGL did not conduct any substantive operations before the acquisition.

Cost of Revenues

During the six months ended June 30, 2020, the HGL incurred $115,220 in cost of revenues compared to $nil for the six months ended June 30, 2020. The increase in cost of revenues was due to generating more revenues.

Gross Profit

As a combined result of revenues of cost of revenues, the gross profit was $21,174 and $nil for the six months ended June 30, 2020 and 2019, respectively.

General and Administrative Expenses

During the six months ended June 30, 2020, HGL incurred general and administrative expenses of $312,294 compared to $28,433 during the six months ended June 30, 2019. General and Administrative expenses incurred during the six months ended June 30, 2020 mainly included depreciation expenses, salary expenses and property management fees. The increase in operating expenses was primarily due to the acquisition of Shenzhen Yeller.

Total Other Income

During the six months ended June 30, 2020 and June 30, 2019, we received $45,919 and $168 respectively in total other income. The total other income for the six months ended June30, 2020 consisted of interest income, other income and interest expenses. The growth in total other income was due to we received other income for the six months ended June 30, 2020.

Net loss

The net loss for the six months ended June 30, 2020 and 2019 was $245,480 and $28,265 respectively.

Liquidity and Capital Resources

As of June 30, 2020 and December 31, 2019, the Company had total assets of $1,794,400 and $1,333,866 respectively. The Company’s total liabilities as of June 30, 2020 were $2,158,475, which was comprised of $1,931,656 in current liabilities and $226,819 in non-current liabilities. This compares to $1,461,256 as of December 31, 2019. The Company can provide no assurance that it can continue to satisfy its cash requirements for at least the next twelve months.

43

The following is a summary of the Company’s cash flows provided by (used in) operating, investing, and financing activities for the six months ended June 30, 2020 and 2019.

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Net Cash (Used In) Operating Activities	$(204,023)	$(66,699)
Net Cash (Used In) Investing Activities	$(6,177)	$-
Net Cash Provided by Financing Activities	$413,492	$18,898
Net (Decrease) Increase in Cash and Cash Equivalents	$203,292	$(47,801)

Cash Flows for Operating Activities

We have not generated positive cash flows from operating activities. For the six months ended June 30, 2020, net cash flows used in operating activities were $204,023 consisting primarily of a loss from operations, an increase in accounts and other receivables and an increase in payables and other current liabilities. For the six months ended June 30, 2019, net cash flows used in operating activities were $66,699, which mainly consisted of a loss from operations and an increase in accounts and other receivables.

Cash Flows from Investing Activities

Net cash flows used in investing activities were $6,177 for purchasing fixed assets for the six months ended June 30, 2020 compared to $nil for the six months ended June 30, 2019.

Cash Flows from Financing Activities

We have financed our operations primarily from either advances from shareholders or the issuance of equity instruments. For the six months ended June 30, 2020, net cash provided by financing activities was $413,492 consisting of a net increase in related party payable. For the six months ended June 30, 2019, net cash provided by financing activities was $18,898, consisting of a net increase in related party receivables.

Going Concern Consideration

The ability to continue as a going concern is dependent upon HGL’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The consolidated financial statements of HGL as of and for the six months ended June 30, 2020 are unaudited and do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should HGL be unable to continue as a going concern.

HGL expects to finance operations primarily through cash flow from revenue and capital contributions from the Chairman of the Board. In the event that HGL requires additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives, the Chairman of the Board indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about HGL’s ability to continue as a going concern. HGL’s continuation as a going concern is dependent on its ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that HGL will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The unaudited consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

HGL does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

44

Results of Operations – Shenzhen Yeller Audio & Video Technology Co., Limited

The following discussion should be read in conjunction with the audited financial statements of Shenzhen Yeller, which appear elsewhere in this prospectus.

Comparison of Six Months Ended June 30, 2020 and 2019

Revenue

Shenzhen Yeller generated $136,394 in revenue for the six months ended June 30, 2020 compared to $167,102 for the six months ended June 30, 2019. Shenzhen Yeller’s revenues decreased by $30,708, or 18.4%, during the six months ended June 30, 2020 compared to that period in 2019 as a result of the COVID-19 epidemic.

Cost of Revenue

Cost of revenue was $115,220 for the six months ended June 30, 2020 compared to $92,751 for the six months ended June 30, 2019. The increased cost of revenue was due to an increase in cost of inventory and installation cost.

Gross Profit

Gross profit for the six months ended June 30, 2020 was $21,174 compared with $74,351 for the six months ended June 30, 2019. Gross profit accounted for 15.5% of Shenzhen Yeller’s revenue for the six months ended June 30, 2020.

Operating Expenses

Operating expenses during the six months ended June 30, 2020 and the six months ended June 30, 2019 consisted almost entirely of general and administrative expenses. During the six months ended June 30, 2020, Shenzhen Yeller incurred general and administrative expenses of $172,585 compared to $194,242 incurred during the six months ended June 30, 2019. General and administrative expenses incurred during the six months ended June 30, 2020 consisted primarily of depreciation expenses, salary expenses and property management fees. The decrease in general and administrative expenses was mainly due to a decrease in salary and CEEC property management fees.

Net Income/Loss

As a cumulated effect of the factors described above, Shenzhen Yeller’s net loss increased from $78,020 for the six months ended June 30, 2019 to $102,394, or 31.2%, for the six months ended June 30, 2020.

Liquidity and Capital Resources

Working capital	June 30, 2020	December 31, 2019
Total current assets	$1,215,455	$619,817
Total current liabilities	1,126,213	1,003,802
Working capital surplus/(deficiency)	$89,242	$(383,985)

As of June 30, 2020, Shenzhen Yeller had cash and cash equivalents of $294,838. To date, although it has earned revenues from sales of its products, Shenzhen Yeller has financed its operations primarily through contributions by owners and borrowings from related parties.

45

The following is a summary of Shenzhen Yeller’s cash flows provided by (used in) operating, investing and financing activities for the six month periods ended June 30, 2020, and 2019.

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Net Cash (Used In) Operating Activities	$(42,745)	$498,879
Net Cash (Used In) Investing Activities	$(6,177)	$(2,131)
Net Cash Provided by Financing Activities	$262,727	$(471,024)
Net Increase in Cash and Cash Equivalents	$213,805	$25,724

Operating Activities

For the six months ended June 30, 2020, net cash used in operating activities was $42,745, consisting of a net loss of $102,394, depreciation expenses of $70,245, a decrease in accounts and other receivables of $3,430, an increase in inventory of $70,536, a decrease in prepayments and other current assets of $39,987 and an increase of payables and other current liabilities of $16,523. Net cash provided by operating activities was $498,879 for the six months ended June 30, 2019, consisting of a net loss of $78,020, depreciation expenses of $71,836, an increase in accounts and other receivables of $141,050, an increase in inventory of $45,604, a decrease in prepayments and other current assets of $110,923 and an increase in payables and other current liabilities of $580,794. The increase in cash used in operating activities was mainly because of an increase in inventory and a greater net loss.

Investing Activities

For the six months ended June 30, 2020, net cash used in investing activities was $6,177 from the purchase of plant and equipment and construction in progress, compared to that of $2,131 for those items during the six months ended June 30, 2019.

Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2020 was $262,727 from proceeds from injection of capital by owners of $554,284 and a net change in related party balances of $291,557. Net cash used in financing activities was $471,024 for the six months ended June 30, 2019 comprised of proceeds from injection of capital by owners of $5,838 and a net change in related party balances of ($476,862).

Comparison of Years Ended December 31, 2019 and 2018

Revenue

Shenzhen Yeller generated $752,466 in revenue for the year ended December 31, 2019 compared to $61,686 for the year ended December 31, 2018. The increase of $690,780 was due to an increase in sales volume.

Cost of Revenue

Cost of revenue for the year ended December 31, 2019 was $539,293 compared to $30,412 for the year ended December 31, 2019. The increase of $508,881 was because we generated more revenues in the year 2019.

Gross Profit

Gross profit for the year ended December 31, 2019 was $213,173 compared with $31,274 for the year ended December 31, 2018. Gross profit accounted for 28.33% of Shenzhen Yeller’s revenue for the year ended December 31, 2019.

General and Administrative Expenses

During the year ended December 31, 2019, Shenzhen Yeller incurred general administrative expenses of $409,300 compared to $346,459 during the year ended December 31, 2018. The general administrative expenses were mainly comprised of depreciation and amortization expenses, CEEC property management fee and salary expenses. The increase of $62,841 was mainly due to increases in these three kinds of expenses.

46

Net Loss

An accumulated effect of the factors described above, Shenzhen Yeller’s net loss decreased from $237,821 for the year ended December 31, 2018 to $103,664 for the year ended December 31, 2019

Liquidity and Capital Resources

Working capital	December 31, 2019	December 31, 2018
Total current assets	$619,817	$609,477
Total current liabilities	1,003,802	1,113,484
Working capital surplus/(deficiency)	$(383,985)	$(504,007)

As of December 31, 2019, Shenzhen Yeller had cash and cash equivalents of $82,950. To date, Shenzhen Yeller has financed its operations primarily through contributions by owners and borrowings from related parties.

We believe that Shenzhen Yeller’s current cash and financing from its existing stockholders are adequate to support operations for at least the next 12 months. It may, however, in the future, require additional cash resources due to changing business conditions, implementation of its strategy to expand its business or other investments or acquisitions management may decide to pursue. If Shenzhen Yeller’s own financial resources are insufficient to satisfy its capital requirements, management may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to Shenzhen Yeller’s stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require it to agree to operating and financial covenants that would restrict its operations. Financing may not be available in amounts or on terms acceptable to management, if at all. Any failure by Shenzhen Yeller to raise additional funds on terms favorable to it, or at all, could limit its ability to expand its business operations and could harm its overall business prospects.

The following is a summary of Shenzhen Yeller’s cash flows provided by (used in) operating, investing and financing activities for the years ended December 31, 2019, and 2018.

	Year Ended December 31, 2019	Year Ended December 31, 2018
Net Cash (Used In) Operating Activities	$729,403	$(65,621)
Net Cash (Used In) Investing Activities	$(3,832)	$(453,661)
Net Cash Provided by Financing Activities	$(644,983)	$519,800
Net Increase in Cash and Cash Equivalents	$80,588	$518

Operating Activities

For the year ended December 31, 2019, net cash provided operating activities was $729,403 mainly consisting of a net loss, an increase in inventory and the recognition of lease assets. Net cash used in operating activities was $65,621 for the year ended December 31, 2018 mainly consisting of a net loss and an increase in prepayments and other current assets. The increase in cash provided by operating activities was mainly because Shenzhen Yeller was able to generate positive cash flows from its operation.

Investing Activities

For the year ended December 31, 2019, net cash used in investing activities was $3,832 from purchasing of plant and equipment, compared to that of $453,661 for the year ended December 31, 2018.

47

 Financing Activities

Net cash used in financing activities for the year ended December 31, 2019 was $644,983 from proceeds from injection of capital by owners of $5,797 and a net change in related party outflows of $650,780. Net cash provided by financing activities for the year ended December 31, 2018 was $519,800 from proceeds from injection of capital by owners of $287,544 and a net change in related party balances of $232,256.

Going Concern Consideration

Shenzhen Yeller incurred an operating loss of $103,664 and a comprehensive loss of $102,848 for the fiscal year ended December 31, 2019. In addition, it had an accumulated deficit of $398,657 at December 31, 2019. These factors raised substantial doubt about the company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if Shenzhen Yeller is unable to continue as a going concern.

Shenzhen Yeller’s auditors issued a going concern opinion. This means that there is substantial doubt that the company can continue as an on-going business for the next twelve months unless it obtains additional capital to pay for its expenses. There are no assurances that the company will be able to either generate sufficient funds from its operations or obtain additional financing either through private placements and/or bank financing or other loans necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements and/or bank financing are insufficient, the company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us.

Comparison of Years Ended December 31, 2018 and 2017

Revenue

Shenzhen Yeller generated $61,686 in revenue for the year ended December 31, 2018 compared to $nil for the year ended December 31, 2017. The revenues in 2018 were generated primarily by selling James and Earthquake brand products, which accounted for 12% and 10%, respectively, of Shenzhen Yeller’s sales in 2018. Shenzhen Yeller’s revenues increased $61,686 in the year 2018 compared to that in 2017 because Shenzhen Yeller, which was incorporated in May 2017, did not generate any revenues in the year 2017.

Cost of Revenue

Cost of revenue was $30,412 for the year ended December 31, 2018 compared to $nil for the year ended December 31, 2017. The growth of cost of revenues was due to the fact that Shenzhen Yeller did not commence generating revenues until 2018.

Gross Profit

Gross profit for the year ended December 31, 2018 was $31,274 compared with $nil for the year ended December 31, 2017. Gross profit accounted for 50.70% of Shenzhen Yeller’s revenue for the year ended December 31, 2018.

General and Administrative Expenses

During the year ended December 31, 2018, Shenzhen Yeller incurred general and administrative expenses of $346,459 compared to $56,125 incurred during the year ended December 31, 2017. General and administrative expenses incurred during the year ended December 31, 2018 consisted primarily of rent, depreciation expenses and salary expenses. The increase in general and administrative expenses was mainly due the commencement of operations in 2018.

48

 Net Income/Loss

As a cumulated effect of the factors described above, Shenzhen Yeller’s net loss increased from $57,172 for the year ended December 31, 2017 to $237,821 for the year ended December 31, 2018.

Liquidity and Capital Resources

Working capital	December 31, 2018	December 31, 2017
Total current assets	$609,477	$63,360
Total current liabilities	1,113,484	289,624
Working capital surplus/(deficiency)	$(504,007)	$(226,364)

As of December 31, 2018, Shenzhen Yeller had cash and cash equivalents of $3,182. To date, Shenzhen Yeller has financed its operations primarily through contributions by owners and borrowings from related parties.

We believe that Shenzhen Yeller’s current cash and financing from its existing stockholders are adequate to support operations for at least the next 12 months. It may, however, in the future, require additional cash resources due to changing business conditions, implementation of its strategy to expand its business or other investments or acquisitions management may decide to pursue. If Shenzhen Yeller’s own financial resources are insufficient to satisfy its capital requirements, management may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to Shenzhen Yeller’s stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require it to agree to operating and financial covenants that would restrict its operations. Financing may not be available in amounts or on terms acceptable to management, if at all. Any failure by Shenzhen Yeller to raise additional funds on terms favorable to it, or at all, could limit its ability to expand its business operations and could harm its overall business prospects.

The following is a summary of Shenzhen Yeller’s cash flows provided by (used in) operating, investing and financing activities for the years ended December 31, 2018, and 2017.

	Year Ended December 31, 2018	Year Ended December 31, 2017
Net Cash (Used In) Operating Activities	$(65,621)	$(70,058)
Net Cash (Used In) Investing Activities	$(453,661)	$(190,937)
Net Cash Provided by Financing Activities	$519,800	$263,808
Net Increase in Cash and Cash Equivalents	$518	$2,813

Operating Activities

For the year ended December 31, 2018, net cash used in operating activities was $65,621 consisting of a net loss of $237,821, depreciation expenses of $111,089, an increase in accounts and other receivables of $73,945, an increase in prepayments and other current assets of $494,418 and an increase of payables and other current liabilities of $629,474. Net cash used in operating activities was $70,057 for the year ended December 31, 2017 consisting of a net loss of $57,172, an increase in accounts and other receivables of $62,441 and an increase in payables and other current liabilities of $49,555. The decrease in cash used in operating activities was mainly because of a significant increase in payables and other current liabilities.

Investing Activities

For the year ended December 31, 2018, net cash used in investing activities was $453,661 from purchasing of plant and equipment, compared to that of $190,937 for the year ended December 31, 2017.

49

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2018 was $519,800 from proceeds from injection of capital by owners of $279,189 and a net change in related party balances of $240,611. Net cash provided by financing activities was $263,808 for the year ended December 31, 2017 comprised of proceeds from injection of capital by owners of $14,653 and a net change in related party balances of $249,155.

Going Concern Consideration

Shenzhen Yeller incurred an operating loss of $315,827 and a comprehensive loss of $230,643 for the fiscal year ended December 31, 2018. In addition, it had an accumulated deficit of $294,993 at December 31, 2018. These factors raised substantial doubt about the company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if Shenzhen Yeller is unable to continue as a going concern.

Shenzhen Yeller’s auditors have issued a going concern opinion. This means that there is substantial doubt that the company can continue as an on-going business for the next twelve months unless it obtains additional capital to pay for its expenses. There are no assurances that the company will be able to either generate sufficient funds from its operations or obtain additional financing either through private placements and/or bank financing or other loans necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements and/or bank financing are insufficient, the company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us.

Off-Balance Sheet Arrangements

Shenzhen Yeller does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the condensed financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our condensed financial statements.

While we believe that the historical experience, current trends and other factors considered support the preparation of our financial statements in conformity with GAAP, actual results could differ from our estimates and such differences could be material

Impact of Inflation

In accordance with the National Bureau of Statistics of China, the year-over-year percentage changes in the consumer price index for September 2018, 2019 and 2020 were 2.5%, 3.0% and 1.7%, respectively. Inflation in China has not materially affected our profitability and operating results. However, we can provide no assurance that we will be unaffected by higher inflation rates in China in the future.

50

 Foreign Currency Exchange Rates

We are not materially affected by foreign currency exchange rates. However, it is difficult to predict how market forces, or PRC or U.S. government policy, might affect our operations. There remains significant international pressure on the PRC government to adopt a substantial liberalization of its currency policy, which could result in a further and more significant change in the value of the RMB against the U.S. dollar. Limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. So far, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we potentially may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited, and we may not be able to successfully hedge our exposure at all. Furthermore, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency.

Taxation

As an exempt company limited by shares, we are not subject to taxation in the Cayman Islands on income arising in or derived from other jurisdictions.

On April 28, 2020, we completed the Share Exchange whereby Shenzhen Yeller, a PRC company, became our sole operating subsidiary. Shenzhen Yeller is a general VAT taxpayer with a tax rate of 13%. The corporate income tax rate in China is generally 25%; however, it may be as low as 5% to 10% for small and micro enterprises that meet certain conditions. Our income tax rate in 2020 was 25% and our income tax was $Nil.

Efforts by the Chinese government to increase tax revenues could result in decisions or interpretations of the tax laws by the Chinese tax authorities that are unfavorable to us and which increase our future tax liabilities or deny our expected refunds. Changes in Chinese tax laws or their interpretation or application may subject us to additional Chinese taxation in the future.

Dividends, if any, paid to any United States resident or citizen shareholder are treated as dividend income for United States federal income tax purposes. Such dividends are not eligible for the 70% dividends-received deduction allowed to United States corporations on dividends from a domestic corporation under Section 243 of the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Various Internal Revenue Code provisions impose special taxes in certain circumstances on non-United States corporations and their shareholders. You are urged to consult your tax advisor with regard to such possibilities and your own tax situation.

In addition to United States federal income taxation, shareholders may be subject to state and local taxes upon their receipt of dividends.

OUR BUSINESS

History of the Company

The Company was originally incorporated in Nevada under the name “Illumitry Corp.” on October 17, 2014. It currently maintains its principal executive offices at Floor 13, Building B1, Wisdom Plaza, Qiaoxiang Road, Nanshan District, Shenzhen, Guangdong Province, China 518000. The Company was formed to commence operations in the field of embroidery on fabric in Armenia.

The Company filed a registration statement on Form S-1 with the SEC on March 18, 2015, which was declared effective on October 6, 2015. In October 2017, subsequent to a change of control, the Company’s name was changed to Huale Acoustics Corporation and management of the Company abandoned its business plan and determined to seek a possible business combination. Immediately prior to the Share Exchange discussed below, the business purpose of the Company was to seek the acquisition of, or merger with, an existing company.

51

As a result, the Company became a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act with nominal assets and no business operations, and it sought to identify, evaluate and investigate various companies with the intent that, if such investigation warranted, a reverse merger transaction could be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

On December 21, 2018, our Board of Directors unanimously adopted resolutions approving the redomicile of the Company from Nevada to the Cayman Islands. The Company changed its domicile, effective May 7, 2019, by merging into its wholly owned Cayman Islands subsidiary, Huale Acoustics Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Huale Acoustics Limited.

On April 28, 2020 (the “Closing Date”), the Company closed on a share exchange (the “Share Exchange”) with Huale Group Co., Limited, (“HGL”), a Seychelles company limited by shares, and HGL’s shareholders. Under the Share Exchange Agreement, the HGL Shareholders exchanged all of the shares that they held in HGL for 32,625,000 Ordinary Shares of the Company. As a result, HGL is now a wholly owned subsidiary of the Company and the Company’s operations now consist of the operations of HGL and its subsidiaries. A copy of the Share Exchange Agreement was filed as Exhibit 2.1 to the Report on Form 6-K filed by the Company on February 28, 2020.

As a result of the closing of the Share Exchange, the HGL Shareholders owned approximately 90% of the total outstanding Ordinary Shares of the Company and the former shareholders of the Company owned approximately 10%. Mr. Zhicheng Huang, the former sole officer and director of the Company, resigned from all positions with the Company immediately after the closing of the Share Exchange and Mr. Yusheng Huang was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary, as well as sole director.

On November 23, 2020, the Company closed on the sale of 4,856,775 Ordinary Shares, at a purchase price of $0.02 per Share, pursuant to a private securities offering (the “2020 Private Offering”) conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. persons, as defined in Regulation S.

Neither the Shares issued pursuant to the Redomicile Merger, the Shares issued to the HGL Shareholders in connection with the Share Exchange nor the Shares issued in the 2020 Private Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and/or Regulation S promulgated by the U.S. Securities and Exchange Commission (the “SEC”). These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

Throughout the remainder of this prospectus, when we use phrases such as “we,” “our,” “Company” and “us,” we are referring to the Company and all of its subsidiaries, as a combined entity.

52

Corporate Structure

The following chart sets forth our corporate structure immediately following the Share Exchange.

Huale Group Co., Limited (“HGL”) was incorporated under the laws of the Republic of Seychelles on September 28, 2016. It became a wholly owned subsidiary of the Company in April 2020 as a result of the Share Exchange described above. HGL has a wholly owned subsidiary, Huale Holding Co., Limited (“HHC”); HHC has a wholly owned subsidiary, Huale (Hong Kong) Investment Co., Limited (“HHK”); HHK has a wholly owned subsidiary, Qianhai Lewenhua Consulting Management (Shenzhen) Co., Ltd. (“QCM”); and QCM owns 80% of Shenzhen Yeller Audio & Video Technology Co., Limited, (“Shenzhen Yeller”). Shenzhen Yeller is currently the Company’s sole operating subsidiary.

Huale Holding Co., Limited (“HHC”) was incorporated under the laws of the Republic of Seychelles on May 15, 2017 as an investment holding limited liability company. It has been a wholly-owned subsidiary of HGL since inception.

53

Huale (Hong Kong) Investment Co., Limited (“HHK”) was established under the laws of Hong Kong on September 16, 2016. Its sole shareholder was Yusheng Huang. HHK became a wholly-owned subsidiary of HHC on May 29, 2018, as a result of the transfer by Yusheng Huang of 100% of his ownership in HHK to HHC.

Qianhai Lewenhua Consulting Management (Shenzhen) Co., Limited (“QCM”) was incorporated in the PRC on March 27, 2017 as a wholly-owned limited liability foreign company (“WFOE”).

Shenzhen Yeller Audio & Video Technology Co., Limited (“Shenzhen Yeller”) was incorporated in the PRC on May 5, 2017 as part of the Shenzhen Yeller Group. The Shenzhen Yeller Group has been in business since the 1990s and formed Shenzhen Yeller in order to enter the smart home market in response to changes in market demand. The original shareholders of Shenzhen Yeller, Yusheng Huang, Xiansheng Huang, Huanwei Chen, Zemin Chen and Xiaopeng Lai, transferred 80% of their shares to QCM on August 2, 2019. Shenzhen Yeller is in the business of providing integrated audio and video equipment, smart home and cultural media to both domestic (Chinese) and foreign customers.

Business of Shenzhen Yeller Audio &Video Technology Co., Limited

Shenzhen Yeller is a comprehensive solution platform integrating audio and video equipment, smart home and cultural media. The company services both domestic and foreign customers.

The company is headquartered in Shenzhen, China. Through its professional design and installation team, the company displays and sells high-quality smart home and audio and video products to its customers in a one-stop manner, so that users can achieve a set of smart home solutions and high-quality audio and video experience within the shortest time and at a lower cost. Through our professional team, we integrate automatic control technology, computer technology and Internet of Things technology to combine the functions of household appliance control, environmental monitoring, information management and video entertainment so as to provide customers with a more comfortable, safe, energy-saving and high-quality family life experience.

The company is focused on creating customer value, satisfaction and loyalty. Through complementary acquisitions or investments with existing businesses, the company intends to further expand its product range and business scope to meet customers’ full program purchase system needs, increase market share and create sustainable profitability and investment value for the company. The company also intends to expand its business by establishing new regional service centers in key cities across China. The company intends to establish branches in several regions where China’s economy is prosperous, including Beijing, Shanghai, Guangzhou, Xiamen, Chengdu, Hangzhou, Ganzhou and other places. Management expects that these areas will bring considerable sales performance and returns to the company.

The company strives to be a one-stop, full-house, smart, audio and video system solution provider, providing personalized services to meet the needs of both the upper class and the middle class populations in China and abroad.

Marketing

The company markets its services both online and offline. The company’s Culture and Sports Building flagship store in Futian District, Shenzhen, covers an area of 500 square meters and enables the customer to fully experience the company’s offerings as well as become familiar with the company’s after-sales service network. Management intends to establish branches in first and second-tier cities with high consumption power in China.

Through its website and other online sales mediums, such as WeChat applet, “Jiatui” and others, the company engages in online-to-offline marketing (“o2o”) to entice customers to come to its physical store. In the future, management intends to expand into Jingdong Mall and Alibaba’s Tmall to increase the company’s online presence.

54

Other marketing methods utilized by the company are as follows:

(1) Activity marketing: Regularly carry out promotional activities in major stores, shopping malls and online malls to increase turnover;

(2) Exhibition marketing: Regularly participate in professional audio and video exhibitions across the country in order to acquire agents and customers through the exhibitions;

(3) Institutional cooperation: Cooperate with design companies and construction units to achieve customer resource sharing;

(4) Platform sharing: Cooperate with home improvement and tooling platform to realize customer resource sharing;

(5) Word-of-mouth: Acquire new customers through recommendations of existing customers; and

(6) Designer cooperation: Cooperate with interior designers to achieve customer resource sharing.

Product Brands and Suppliers

Shenzhen Yeller cooperates with 30 professional companies in more than 40 brands, covering three major business sectors: family audio-visual, smart home and home furnishings, including family audio, projection, imported furniture, imported wall coverings, window decoration, lighting, air treatment, water purification, floor heating, marble, whole house wood, whole house soft decoration, central dust removal, copper door, indoor golf, whole house design and more, for a total of fifteen business modules. Experience hall is comprised of villas, flat floors and living rooms with different decorative styles, such as simple European, classical, modern and industrial. There are also various living scenes and experiences. It is the only one-stop experience procurement platform with high quality and high-grade components in Shenzhen.

The following table illustrates Shenzhen Yeller’s five top-selling brands:

Brand	Product Type	Percent of Sales

James	Amplifier speaker	12%
Earthquake	Amplifier speaker	10%
ENNE	Amplifier speaker	9%
SIM2	Projector	8%
Denon	Vocal track receiving equipment	7%

Development Plan

Develop A One-to-One Customer Service Plan. The company believes that it is very important to develop a targeted audio and video integration and smart home solution for each customer in accordance with the customer’s lifestyle and budget. Through the establishment of a one-stop home sales platform, the company uses the team’s expertise to tailor audio and video and smart home solutions for each customer. The service plan of the company is promoted online, and sales and services are completed offline.

The company believes that the system of experience + sales + exclusive services can bring accumulation and multiplication of customers to achieve sustainable profitability. This system has also enabled the company to establish the first benchmark image in the field of comprehensive system integration of audio, visual and smart industry chain services, which management believes positions the company above its competition and supports sustainable development of the company. The system established by the company provides a unique advantage in the fiercely competitive market.

Development of Franchise Chain. The company plans to increase its presence throughout China by establishing a chain of franchise stores selling high-quality audio and video and smart home products, and through strategic acquisitions. Management believes that its strategic acquisition and franchise business strategy will increase profits and provide stability with respect to the company’s revenue stream.

55

Technological Innovation. The company emphasizes the importance of technological innovation in the application of audio, video and smart home products. In the future, management intends to develop a smart home technology system that captures data and video, smart home products and user habits, enabling users to better assess their lifestyle needs and increasing the effectiveness of audio, video and smart home products in practical applications.

The introduction of this technology will enable the company to stand out in the field of audio, video and smart home products. It is expected to give the company a significant competitive edge and raise the barrier to competition. Management of the company intends to invest in research and development of this technology, so that the service quality of the company will be ahead of the market.

Market Analysis

Audio and Video Sector

Development Status of Electronic Audio Industry. With the deepening of international industrial division and global layout, the strong support of relevant policies of the Chinese government and the continuous pulling effect of domestic demand, the Chinese audio product market has developed rapidly in recent years. At present, China has developed into a major global producer of audio equipment.

According to the data, the total output value of China’s major electronic audio products in 2018 was about 330 billion yuan, a year-on-year increase of 6% over 2017. The total output value in the industry in 2019 was about 315.4 billion yuan (approximately US$49.2 billion), a year-on-year decrease of 4%, affected by the Sino-US trade friction and the decline in domestic industrial growth. With the rising consumption of young people and the arrival of smart products, the total output value of major electronic audio products has continued to grow and is expected to reach 352.6 billion yuan in 2022.

(Source：2020 China Music Industry Development General Report)

Figure 1. Total output value and growth of major electronic audio products in China from 2016 to 2022 (estimated)

(Sources: 2020 China Music Industry Development General Report; National Bureau of Statistics; General Administration of Customs People’s Republic of China)

Development Trend of Electronic Audio Industry. In recent years, with the popularization of smart terminals, the increase of audio usage scenarios, the improvement of consumers’ requirements for sound quality, appearance and portability and the development of audio and digital technologies, audio products have shown the following development trends:

(1) Miniaturization and portability

With the rapid development of new audio consumer electronic products such as notebook computers and smart phones, audio products have become miniaturized and portable, so that users can carry them with them and get a better user experience than the speakers that originally acted as peripheral devices.

56

(2) Wireless

With the changes in audio products, audio has also been changing to adapt to new sources. The market for wireless audio products including Bluetooth speakers, wireless headphones, wireless microphones, car wireless audio equipment and related APP applications, has ushered in a high-speed development stage in recent years. According to the I love audio network (a professional organization in China that analyses and evaluates smart audio equipment) database, global sales of branded true wireless stereo headsets (“TWS”) in 2018 were 46 million units, and the sales volume in 2019 was 90 million units, a 96% increase. In difficult 2020, the sales volume of brand TWS headsets continued to grow, reaching 300 million units, a year-on-year increase of 230%.

(Source: http://www.199it.com/archives/1210308.html)

(3) Intelligent

With the development of digital technology, more and more new technologies are being applied to audio products, and new technologies such as wireless audio, digital audio, digital power amplifiers and digital audio centers will promote the development of the speaker market. Speakers will be transformed from single playback devices to multi-functional devices. Some products can even connect to the Internet to retrieve music files or listen to Internet radio directly.

Smart Home Industry

Development Status of Smart Home Industry. Smart home is a sunrise industry in IT applications, and home life is increasingly becoming “smart.” The IT-related policies are constantly becoming more intelligent. Because of the combination of artificial intelligence, smart city, consumption upgrade and many other concepts, smart homes are also highly concerned by various emerging fields. Whether in the domestic or global market, smart homes have produced eye-catching “transcripts” in the past year. According to the statistics of China’s Smart Home Equipment Industry Market Prospects and Investment Strategy Planning Report released by the Foresight Industry Research Institute, in the global market, smart home products shipments increased by 39% in 2018, and it is expected that by 2023, the size of smart home’s global market will reach US$155 billion. In China, the shipment of China’s smart home market reached 150 million units in 2018, a year-on-year increase of 35.9%. According to the report, smart home devices have helped users complete their daily tasks, improve safety and save energy costs. This category has become the fastest growing segment of consumer electronics.

(Source：http://sjz.jiaju.sina.com.cn/news/20190409/6521327079852934372.shtml)

(1) The Scale and Trend of the Global Smart Home Market

The global smart home market reached US$98.24 billion in 2020 and is expected to reach US$495.15 billion by 2028, with a Compound Annual Growth Rate (CAGR) of 23.59% (See Figure 2). The main driver behind the growth are increased demand for video doorbells, voice control systems, intelligent systems and security monitoring and control systems.

Figure 2: The Scale of Global Smart Home Market from 2020 to 2028

(Source: https://www.verifiedmarketresearch.com/product/global-smart-home-market-size-and-forecast-to-2025/)

(2) The Scale and Trend of China’s Smart Home Market

China’s smart home market reached RMB 170.5 billion (approximately US$26.7 billion) in 2020, with a growth rate of 11.4% from 2019 to 2020. China’s smart home market is expected to reach RMB 217.5 billion (approximately 3US$4 billion) in 2022 (See Figure 3).

Figure 3: The Scale and Trend of China’s Smart Home Market from 2016 to 2022

Source: https://m.cyzone.cn/article/641665.html

57

Development Trend of Smart Home Industry

(1) Increased product forms of voice control

The competition in the smart speaker industry is becoming increasingly fierce, and the stability of speech control and recognition rate have become the key weapons of competition. With the in-depth development of voice control technology, its application is no longer focused on smart speakers, and smart home devices with embedded voice assistants are becoming more and more prevalent.

(2) Whole house intelligence

The continuous innovation of AI, IoT, 5G and other technologies will fully enrich the smart home. At the same time, with the gradual landing of the domestic “real estate hardcover” policy, the smart home industry service system ushered in model innovation and upgraded and focused on the smart home 3.0 era.

(3) Smart home B-end market is in full swing

Although there are smart locks, smart speakers and other items in the smart home market, the whole C-end market education is not yet mature, consumers’ awareness of smart homes is not high and the price of single products is high, making the real outbreak of smart homes in the C-end market to not yet be realized. In the B-end market, with the gradual landing of the domestic “realized hardcover” policy and the construction of smart cities and smart communities, smart home products may be expected to enter the homes of more and more ordinary people, and even become the standard for real estate.

Properties

The Company’s headquarters is currently located in approximately 550 square meters of office space in Shenzhen, China. The lease for that office provides for a monthly rental of RMB 50,000 (approximately US$7,250), including utilities, and expires on December 31, 2021. Management expects that the lease will be renewed at the same monthly rent.

Shenzhen Yeller’s offices and showroom are located at room 4, 26th Floor, Culture and Sports Building, Futian Sports Park, 3030 Fuqiang Road, Shenzhen 518000 and occupy approximately 500 square meters. The Company leases the property from Shenzhen Yeller Investment & Development Company Limited, which is owned by Yusheng Huang, our President and CEO. The lease for the property has a 3-year term, commencing on April 1, 2021 and expiring on March 31, 2024, and provides for a monthly rental of RMB 58,000 (approximately US$8,949), plus utilities.

We believe that our existing office facilities will be sufficient for our operations for the next year.

Employees

As of the date of this prospectus, we employ a total of 9 persons, all of whom are employed by Shenzhen Yeller. Employees are not covered by collective bargaining agreements. All employment contracts are in accordance with the laws of the PRC. We consider our labor practices and employee relations to be good.

58

Intellectual Property

Copyrights.

The following table contains a list of all copyrights obtained by Shenzhen Yeller as of the date of this prospectus.

List of Copyrights
	Copyright Name	Copyright Category	Registration Number	Date of Registration	Country
1	Hi-fi system control software	Computer software copyright	2019SR1066256	2019-6-3	China
2	Panoramic sound control software for TV	Computer software copyright	2019SR1065610	2019-4-29	China
3	Audio mixing setting system	Computer software copyright	2019SR1066206	2019-8-31	China
4	Audio control and management system	Computer software copyright	2019SR1066935	2019-8-26	China
5	Audio system voice control system software	Computer software copyright	2019SR1065448	2019-8-15	China
6	Audio processing system	Computer software copyright	2019SR1066939	2019-4-2	China
7	Yalehui panoramic sound echo wall audio control software	Computer software copyright	2019SR1066213	2019-8-1	China
8	Yalehui new stage sound configuration system	Computer software copyright	2019SR1066198	2019-6-27	China
9	Yalehui sound system debugging software	Computer software copyright	2019SR1066249	2019-6-12	China
10	Yalehui audio signal testing software	Computer software copyright	2019SR1065493	2019-4-17	China

Patents.

The following table contains a list of all patents obtained by Shenzhen Yeller as of the date of this prospectus.

List of Patents
	Patent Name	Patent Category	Registration Number	Date of Registration	Country
1	Anti-dumping household stereo	Utility model patent	2019210489370	July 8, 2019	China
2	Household audio adjustable support device	Utility model patent	2019210489277	July 8, 2019	China
3	Wall type stereo	Utility model patent	2019210488537	July 8, 2019	China
4	Multifunctional household audio	Utility model patent	2019210489169	July 8, 2019	China
5	Combined sound system	Utility model patent	2019210489474	July 8, 2019	China

59

REGULATIONS IN CHINA APPLICABLE TO OUR BUSINESS

Consumer Protection

According to the Law of the People’s Republic of China on the Protection of Consumer Rights and Interests (the “Consumer Protection Law”), as amended in October 2013 and effective in March 2014, the rights and interests of the consumers who buy or use commodities or receive services for the purposes of daily consumption are protected and all producers, service providers and distributors involved (collectively, the “Operator”) must ensure that the products and services will not cause damage to persons and properties. The amended Consumer Protection Law further strengthens the protection of consumers and imposes more stringent requirements and obligations on the Operators selling through the Internet. For example, the consumers are entitled to return goods purchased online, subject to certain exceptions, within seven days after receipt of such goods for no reason. Violations of the Consumer Protection Law may result in indemnification liabilities and/or the imposition of fines. In addition, if the circumstances are serious, the Operator will be ordered to suspend operations and its business license will be revoked. Criminal liability may be incurred in some serious cases in accordance with the relevant PRC laws.

Product Quality

According to the Product Quality Law of the People’s Republic of China (the “Product Quality Law”) as amended and effective in December 2018, consumers who sustain losses or damages from defective products are entitled to be indemnified by either manufacturers or distributors. Nevertheless, if manufacturers are responsible for the defective products and the losses or damage caused thereby, the distributors which have indemnified consumers for their losses may seek claims on the indemnities against the manufacturers. In addition, products offered for sale must satisfy the relevant quality and safety standards. Enterprises shall not produce or sell counterfeit products in any fashion. Violations of the Product Quality Law may result in civil liabilities and administrative penalties, such as compensation for damages, fines, suspension or shutdown of business, as well as confiscation of products illegally produced and sold and the proceeds from such sales. Severe violations may subject the responsible individual or enterprise to criminal liabilities.

Competition Law

Pursuant to the Anti-unfair Competition Law of the People’s Republic of China (the “Competition Law”), as amended and effective in April 2019, business operators shall abide by the principles of voluntariness, equality, fairness, honesty and credibility, comply with laws and business ethics and shall not conduct any act that disrupts the order of market competition or causes damage to the lawful rights and interests of other operators or consumers in violation of the Competition Law. Violations of the Competition Law may result in civil liability, the imposition of fines and, in serious cases, revocation of the operator’s business license as well as incurrence of criminal liability.

Administrative Measures for the Administration of Sales Promotion Activities of Retailers

According to the Administrative Measures for the Sales Promotion Activities of Retailers as promulgated in September 2006 and effective in October 2006, when undertaking sales promotion activities, retailers should follow the principles of lawfulness, fairness and good faith and may not impair the lawful rights and interests of consumers or other business operators. Furthermore, when undertaking sales promotion activities, a retailer should display the promotion contents at an eye-catching place in its business site and clearly mark the prices with the price tags; a retailer shall not cheat or induce consumers to buy commodities by giving them a discount on the basis of a false original price or by marking a misleading price or taking a misleading price method; and a retailer shall not reduce the quality or after-sale service level for the promotion commodities. No retailer may undertake any sales promotion activity by making up a reason such as rummage sale, store dismantlement, termination of business, suspension of business or shifting to another business. Violations of the above rules may result in relevant administrative or criminal responsibilities.

60

Labor and Social Insurance

Labor Law

Pursuant to the Labor Law of the People’s Republic of China (the “Labor Law”) as amended and effective in December 2018 and the Labor Contract Law of the People’s Republic of China (the “Labor Contract Law”) as amended in December 2012 and effective in July 2013, an employment relationship is established from the date when an employee commences working for an employer, and a written employment contract shall be entered into on the same day. Employers shall pay their employees’ wages equal to or above local minimum wage standards, establish labor safety and workplace sanitation systems, comply with state labor rules and standards and provide employees with appropriate training regarding workplace safety. Employers are forbidden to force their employees to work beyond the time limit and shall pay their employees for overtime work. Violations of the Labor Contract Law and the Labor Law may result in fines or other administrative sanctions or, in the case of serious violations, criminal liability.

Social Insurance Regulations

Pursuant to the Social Insurance Law of the People’s Republic of China as amended and effective in December 2018, the Interim Regulation on the Collection and Payment of Social Security Insurance Premiums as amended and effective in March 2019, the Interim Measures Concerning the Maternity Insurance of Enterprise Employees, as promulgated in December 1994 and effective in January 1995, the Regulation on Unemployment Insurance as promulgated and effective in January 1999 and the Regulation on Occupational Injury Insurance as amended in December 2010 and effective in January 2011, an employer shall pay the pension insurance fund, basic medical insurance fund, unemployment insurance fund, occupational injury insurance fund and maternity insurance fund for its employees, and failure to make such social insurance contributions may subject the employer to be ordered to pay the required contributions within a stipulated deadline and accrued late fee, and even to a fine ranging from one to three times the amount overdue. Pursuant to the Regulation Concerning the Administration of Housing Fund as amended and effective in March 2019, an employer shall pay the housing fund for its employees, and failure to make such housing fund contributions may subject the employer to be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

Tax

Income Tax

According to the Enterprise Income Tax Law of the People’s Republic of China (the “Income Tax Law”) as amended and effective in December 2018 and the Implementation Regulation of Enterprise Income Tax Law of the People’s Republic of China (the “Income Tax Regulation”) as amended and effective in April 2019, the enterprise income tax for both domestic and foreign-invested enterprises are unified at 25%, which is calculated based on the PRC resident enterprise’s global income as determined under PRC tax laws and accounting standards. Shenzhen Yeller currently pays a 25% enterprise income tax.

According to the Income Tax Law and the Income Tax Regulation, the tax rate that applies to a non-resident enterprise which has no office or establishment inside the PRC or whose income has no actual connection to its institution or establishment inside the PRC shall be 20%, and income such as dividends, rental, interest and royalty from the PRC derived by such non-resident enterprise is subject to a 10% withholding tax, which may be reduced if the foreign jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement, unless the relevant income is specifically exempted from tax under the applicable income tax laws, regulations, notices and decisions which relate to foreign invested enterprises and their investors.

Value-added Tax

Pursuant to the Provisional Regulations of the People’s Republic of China on Value-Added Tax as amended and effective in November 2017 and the Implementation Rules for the Provisional Regulations of the People’s Republic of China on Value-Added Tax as amended in October 2011 and effective in November 2011, value added tax is imposed on goods sold in the PRC and on processing, repair and replacement services, sale of services, intangible assets, immovable and importation of goods in the PRC. A company, if it is not qualified as a small-scale value added tax payer, is subject to value added tax at the rate of 17% on the sale and importation of goods as well as on processing, repair and replacement services. A company importing goods will pay value added tax on the total value of the goods.

61

In April 2018, Ministry of Finance and State Administration of Taxation jointly promulgated the Notice of the Ministry of Finance and the State Administration of Taxation on Adjustment of Value-Added Tax Rates, according to which, for VAT taxable sales acts or importation of goods originally subject to value-added tax rates of 17% and 11% respectively, such tax rates were adjusted to 16% and 10%, respectively. In March 2019, Ministry of Finance, State Administration of Taxation and General Administration of Customs jointly promulgated the Notice of the Ministry of Finance, State Administration of Taxation and General Administration of Customs on Deepening Value-Added Tax Reform Related Policies which became effective in April 2019, according to which, for VAT taxable sales acts or importation of goods originally subject to value-added tax rates of 16% and 10% respectively, such tax rates were adjusted to 13% and 9%, respectively. Shenzhen Yeller currently pays a 13% VAT tax.

Tax Policies for Cross-border E-commerce Retail Imports

According to Notice on Taxation Policies for Cross-border E-commerce Retail Imports as promulgated and effective in April 2016, the individual purchasing any retail goods imported through cross-border E-commerce shall pay the customs duty, value-added tax and consumption tax for the commodities imported, and the e-commerce operator or e-commerce trading platform operator may act as the withholding agent to withhold and pay such duty and taxes on behalf of the tax payer.

Regulations Relating to Foreign Exchange

Under the Regulations of the People’s Republic of China on Foreign Exchange Control as amended and effective in August 2008 and other relevant PRC laws, Renminbi is convertible into other currencies for the purpose of current account items, such as trade related receipts and payments, interest and dividend. The conversion of Renminbi into other currencies and remittance of the converted foreign currency outside the PRC for the purpose of capital account items, such as direct equity investments, loans and repatriation of investment, requires prior approval from the State Administration of Foreign Exchange or its local office. Domestic entities are permitted to free retain their current exchange earnings according to their needs of operation.

Regulations Related to Foreign Invested Enterprises

According to the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2019) (the “Negative List”) as promulgated and effective in July 2019, the original Special Administrative Measures (Negative List) for the Access of Foreign Investment (2018) was repealed. Overseas investors are not allowed to invest in any foreign investment prohibited field on the Negative List and shall have an access permit for investing in a non-prohibited investment field on the Negative List. Fields not included in the Negative List for the market entry of foreign investment shall be managed according to the principle of equal treatment of domestic and foreign investment.

The business scope of Shenzhen Yeller is as follows: sale of high-end audio, video and smart home products and related business (excluding commodities administered by state-run trade, for which applications must be submitted in accordance with relevant regulations of the state for commodities which involve quota, permit or other special regulations).

According to the Negative List, the business scope of Shenzhen Yeller does not fall in any field on the Negative List and therefore is not subject to any special management measures for the access of foreign investment.

62

The Foreign Investment Law of the People’s Republic of China (the “Foreign Investment Law”), which was promulgated in March 2019 and became effective on January 1, 2020, replaced the three legacy laws on foreign invested enterprises including the Wholly Foreign-owned Enterprises Law of the People’s Republic of China (the “Wholly Foreign-owned Enterprises Law”) which was previously applicable to Shenzhen Yeller. The organizational form, organization structure and activities of a foreign-invested enterprise are now governed by the provisions of the Company Law of the People’s Republic of China, the Partnership Enterprise Law of the People’s Republic of China and other relevant laws. However, the Foreign Investment Law sets up a transitional period of 5 years after the implementation of the Foreign Investment Law, during which foreign-invested enterprises established according to the Wholly Foreign-owned Enterprise Law before the implementation of the Foreign Investment Law may maintain their original organization forms etc. Specific implementing measures are to be prescribed by State Council.

Overseas Investment by Chinese Residents

On July 4, 2014, the State Administration of Foreign Exchange of China, or SAFE, issued the Circular on the Administration of Foreign Exchange Issues Related to Overseas Investment, Financing and Roundtrip Investment by Domestic Residents through Offshore Special Purpose Vehicles, or the SAFE Circular 37, which replaced the former circular commonly known as “SAFE Circular 75” promulgated on October 21, 2005. The SAFE Circular 37 requires Chinese residents to register with the competent local SAFE branch in connection with their direct establishment or indirect control of an offshore special purpose vehicle, for the purpose of overseas investment and financing, with such Chinese residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. The SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as any change of basic information (including change of the Chinese residents, name and operation term), increase or decrease of capital contribution by Chinese individuals, share transfer or exchange, merger, division or other material event. In the event that a Chinese shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the Chinese subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its Chinese subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under Chinese law for evasion of foreign exchange controls.

Regulations on Customs and Commodity Inspection

According to the Customs Law of the People’s Republic of China (the “Customs Law”) as amended and effective in November 2017 and the Regulation of the People’s Republic of China on Implementing Customs Administrative Penalties as promulgated in September 2004 and effective in November 2004, the consignee of import goods or the consignor of export goods shall make an accurate declaration to the customs office for examination. The consignee of import goods shall be the obligatory customs duty payer. Violation of the above rules may result in relevant administrative or criminal responsibility.

According to the Law of the People’s Republic of China on Imported and Exported Commodities Inspection as amended and effective in December 2018, the inspection of the import commodities which are under compulsory inspection shall be conducted by the commodity inspection authorities, otherwise such import commodities may not be sold or used. The consignee or agent shall apply for inspection to the inspection authorities located at the place of customs declaration. Violation of the above rules may result in relevant administrative or criminal responsibility.

63

Regulations Related to Online Trading

Administrative Measures for Online Trading

According to the Administrative Measures for Online Trading as promulgated in January 2014 and effective in March 2014, where a company engages in online commodity trading and related services, it shall (a) obtain relevant administrative license for the commodities sold or services provided as required by law; (b) disclose the basic information indicated on its business license or give a hyperlink to its business license at a notable position of the homepage of its website or the webpage on its business operations; (c) state integral information of its commodities and the dealing details; (d) ensure the integrity of such commodities or services; (e) issue purchase vouchers or service receipts such as invoices to consumers; (f) allow consumers to return the commodities within seven days from receiving the commodities without cause and refund the prices paid by consumers; (g) employ bold manners to remind consumers of clauses of significant interest to consumers; (h) not by standard terms and conditions and other means, impose unfair or unreasonable rules on consumers to exclude or restrict consumer rights, reduce or remit the responsibilities of dealers, aggravate the responsibilities of consumers, among others, or force consumers into any transactions by standard terms and conditions and technical means; and (i) protect the consumers’ private information. In addition, online commodity operators may not use unauthorized similar domain name, name or logo to mislead consumers, conduct misleading and false propaganda, make lottery sales, harm competitors’ business reputation or conduct other unfair competition acts. Violations of the above rules may result in the imposition of a warning and the order to make corrections, and fines may be imposed if the violator refuses to do so.

Electronical Commerce Law

According to the Electronical Commerce Law of the People’s Republic of China (the “E-commerce Law”) as promulgated in August 2018 and effective in January 2019, a series of requirements on e-commerce are stipulated, i.e. natural persons, legal persons and unincorporated associations that are engaged in business activities of selling products or providing services over the Internet and other information networks, which shall include e-commerce platform operators, persons doing online business over e-commerce platforms and e-commerce operators that sell products or provide services over their own websites or through other network services. Pursuant to the currently effective Administrative Measures for Online Trading, a natural person engaging in online trading of commodities and provision of relevant services shall conduct business activities through a third-party trading platform and provide the platform with his or her valid and true contact and identity information, and if registration conditions are met, the natural person shall undergo industrial and commercial registration formalities in accordance with the law. However, the E-commerce Law requires all e-commerce operators to go through the formalities for the registration of market entities, i.e. industrial and commercial registration formalities in accordance with the law, except for certain limited cases as stipulated in the E-commerce Law. According to Measures for the Investigation and Punishment of Unpermitted and Unlicensed Business Operations as promulgated in August 2017 and effective in October 2017, whoever engages in business operations without going through industrial and commercial registration formalities may be subject to punishment by local administrative authority for industry and commerce, including but not limited to being ordered to stop illegal conduct, confiscation of the illegal gains and imposition of fines of not more than RMB10,000. The E-commerce Law also requires e-commerce operators to protect consumers’ right to know as well as their right to choose, protect their personal information and clearly point out to consumers their tie-in sales in which additional services or products are added by merchants to a purchase, and not to assume consumers’ consent to such tie-in sales by default.

Dividend Distribution

The principal regulations governing dividend distributions by wholly foreign owned enterprises include the Company Law, as amended and effective in October 2018, the Foreign Investment Law and Regulation on the Implementation of the Foreign Investment Law as promulgated and effective in January 2020. Under these laws and regulations, wholly foreign owned enterprises in the PRC may pay dividends only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations. Additionally, a wholly foreign owned enterprise is required, as other enterprises subject to PRC laws, to set aside at least 10% of its after tax profits each year, if any, to fund statutory reserve funds of the enterprise until the cumulative amount of such funds reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Under the relevant PRC law, no net assets other than accumulated after-tax profits can be distributed in the form of dividends.

64

Regulations Relating to Intellectual Property Rights

Copyright

The Copyright Law as amended in February 2010 and effective in April 2010, and the Regulations for the Implementation of Copyright Law as amended in January 2013 and effective in March 2013, provide protection to copyright of the works of Chinese citizens, legal persons or other organizations, whether published or not. The copyright includes multiple types of personal rights and property rights: right of publication, authorship, alteration, integrity, reproduction, distribution, rental, exhibition, performance, projection, broadcasting, dissemination via information network, cinematography, adaptation, translation, compilation and so on. The protection of an author’s rights of authorship, alteration and integrity shall not be subject to a limit, while the term of protection with respect to a citizen’s work for the right of publication, reproduction and others is the lifetime of the author plus 50 years. The term of protection for the right of publication and other rights to the work of a legal person or other organization, or a work for hire in which the copyrights (excluding the right of authorship) shall vest in a legal person or other organization, shall be 50 years and shall end on December 31 of the 50th year after the work’s first publication. Use of another’s work shall be subject to conclusion of a licensing contract while under certain circumstances a work may be used without authorization and without payment of remuneration, such as for personal study, research or enjoyment.

As of the date of this prospectus, we own 10 computer software copyrights in the PRC.

Patent Law

According to the Patent Law as amended in December 2008 and effective in October 2009, and Rules for the Implementation of the Patent Law as amended in January 2010 and effective in February 2010, inventions, utility models and designs are encouraged and the lawful rights and interests of patentees are protected. Invention patents are valid for 20 years, while design patents and utility model patents are valid for 10 years, from the date of application. The Chinese patent system adopts a first-to-file principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. To be patentable, invention or utility models must meet three criteria: novelty, inventiveness and practicability. Any organization or individual that intends to exploit the patent of another person shall conclude a license contract with the patentee and pay royalties. The use of a patent without the consent of or a proper license from the patent owner constitutes an infringement of the owner’s patent rights.

As of the date of this prospectus, we own five utility model patents in the PRC.

Trademark Law

Pursuant to the Trademark Law of the People’s Republic of China as amended in April 2019 and effective in November 2019, the right to exclusive use of a registered trademark shall be limited to trademarks which have been approved for registration and to goods on which the trademark is approved to be used. The period of validity of a registered trademark is ten years, counted from the date of approval of registration. Without the authorization of the owner of a registered trademark, using a trademark that is identical with or similar to a registered trademark on the same or similar goods constitutes an infringement of the exclusive right to use a registered trademark. Violations of the above rules may result in relevant civil or criminal liabilities.

As of the date of this prospectus, we do not own any trademarks.

MANAGEMENT

Directors and Executive Officers

The names, titles and ages of the members of the Company’s and Shenzhen Yeller’s Boards of Directors and their executive officers as of the date of this prospectus are as set forth in the below tables. Our directors and those of Shenzhen Yeller are elected annually and serve until their successors take office or until their death, resignation or removal. The executive officers serve at the pleasure of the respective Boards of Directors.

Mr. Yusheng Huang was elected Chairman of the Board of Directors and was appointed to the positions of President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company pursuant to the terms of the Share Exchange Agreement. He resigned as Chief Financial Officer of the Company upon the appointment of Mr. Demin He to that position in June 2020.

65

Officers and Directors of the Company

Name	Age	Position
Yusheng Huang	55	President, Chief Executive Officer, Secretary and Chairman of the Board

Yuze Jiang	40	Chief Strategic Officer

Demin He	32	Chief Financial Officer

Mr. Yusheng Huang has served as the Company’s President, Chief Executive Officer, Secretary and Chairman of the Board since April 28, 2020. He also served as Chief Financial Officer from April 28, 2020 until June 2020 when Mr. Demin He was appointed to that position. Mr. Huang has served as the Chairman of the Board of Directors of Chinacom Financial Group since March 2015. He also has served as Vice President of the Shenzhen Business Federation since July 2013 and as Vice President of the Shenzhen Cultural and Fashion Industry Alliance since September 2019. Mr. Huang has been engaged in the audio music and cultural industry investment field for more than 21 years. He founded “Yalehui”, which titled “Shenzhen Lao Zi Hao,” one of Shenzhen’s outstanding cultural enterprises and one of its highest growth enterprises. Mr. Huang has produced the annual “Shenzhen Sound Show,” one of the most prestigious exhibitions in China, which has been held every year since 2005. He successfully operated the international sound center, which is considered one of the largest and most famous sound events in China. Mr. Huang holds a Bachelor’s degree from Shenzhen Open University.

Mr. Yuze Jiang was appointed as the Company’s Chief Strategic Officer in May 2020 and has been employed as QCM’s Chief Executive Officer since January 2020. He was employed as General Manager in the Investment Banking Sector of Chinacom Financial Group from December 2018 to January 2020 in China. Mr. Jiang worked for Hongtai Financial Holdings Limited, a Hong Kong-based investment bank, as a Project Director from March 2016 to December 2018, and he worked as a Senior Consultant for Princeton Quantitative Research from May 2013 to February 2016. Mr. Jiang holds a Master’s degree in Business Administration with a Concentration in Financial Management from Johnson & Wales University in the US and a Bachelor’s degree in Naval Architecture and Ocean Engineering from Seoul National University in South Korea.

Mr. Demin He has served as Chief Financial Officer for both the Company and QCM since June 2020. He has been employed in the accounting area for more than 10 years. He was employed as a project manager by Shenzhen Huangjiacairun Financial Consulting Co., Ltd., where he was involved in auditing for that company’s initial public offering, and also served as project manager for many companies that were quoted on the National Equities Exchange and Quotations Co., Limited, a Chinese over-the-counter quotation system. Mr. He holds a Bachelor’s degree in accounting and finance from Hunan City University.

Officers, Directors and Key Employees of Shenzhen Yeller Audio & Video Technology Co., Limited

Name	Age	Positions
Xiansheng Huang	67	Chief Executive Officer

Yusheng Huang	56	Supervisor

Ying Yao	36	Chief Marketing Officer

Yanyi Du	45	Chief Technical Officer

Hanbiao Rao	44	Salesman and Engineer

Mr. Xiansheng Huang has served as Shenzhen Yeller’s Chief Executive Officer since March 2018. Mr. Huang has been engaged in the audio-video industry for 25 years, including holding the position of General Manager of Shenzhen Jiafeng Speaker Co., Limited, a professional audio equipment company, from 2010 to 2018.

Mr. Yusheng Huang has been employed as Shenzhen Yeller’s Supervisor since March 2018. For Mr. Yusheng Huang’s biographical information, see “ – Officers and Directors of the Company,” above.

Ms. Ying Yao has served as Shenzhen Yeller’s Chief Marketing Officer since March 2018. From 2010 to 2018, she was employed as Marketing Manager by Shenzhen Jiafeng Speaker Co., Limited, a professional audio equipment company. .Ms. Yao holds a Bachelor’s degree in environmental conservation from Changsha Institute of Environmental Protection in Hunan Province.

66

Mr. Yanyi Du has been employed as Shenzhen Yeller’s Chief Technical Officer since March 2018. Mr. Du, who is a CEDIA certified designer and an expert in ISF video and custom theater design, has 18 years working experience in the audio-visual industry. During this time he participated in the design and construction of more than 1000 audio-visual systems, including projects on Tencent headquarters, Mission Hills Golf Club in Shenzhen, Pure Water Bank, Vdexuan, Vijing Villa, Vanke Tianqin Bay, Xiyuan Mountain Courtyard, Xi Cheng Villa, Four Seasons Hotel Villa in Sanya, Hainan and Diaoyutai no.7 courtyard in Beijing. Prior to joining Shenzhen Yeller, Mr. Du was employed as an Audio Engineer by Shenzhen Fangyuan Pengcheng Technology Co., Limited from 2010 to 2018.

Mr. Hanbiao Rao has been employed as a Salesman and Engineer for Shenzhen Yeller since March 2018. Mr. Rao has 16 years working experience in the audio-visual industry during which time he participated in the design and construction of more than 1000 audio-visual systems, including Mission Hills Golf Villa, Pure Water Shore Villa, Yijing Villa, Shenzhen Bay No.1 Villa, Dongdi Garden Villa, Beijing Evergrande Li Palace and Chongqing Huanyu World. Mr. Rao was employed as a Salesman and Engineer for Shenzhen Jiafeng Speaker Co., Limited, a professional audio equipment company, from 2010 to 2018.

Family Relationships

Mr. Yusheng Huang and Mr. Xiansheng Huang are brothers. There are no other family relationships among the directors or executive officers of either the Company or Shenzhen Yeller.

Committees of the Board of Directors

The Company’s Board of Directors has not established any committees. The functions of the audit committee are currently performed by the Board of Directors, with assistance by expert independent accounting personnel. The Company is not currently subject to any law, rule or regulation requiring that it establish or maintain an audit committee. The Company believes that while its Board of Directors is capable of analyzing and evaluating financial statements and understanding internal controls and procedures for financial reporting, the Company would be well served to retain an independent director who would qualify as an “audit committee financial expert.” The Company’s Board of Directors intends at some point in the future to establish audit, nominating and compensation committees. The audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The nominating committee will be primarily responsible for nominating directors, setting policies and procedures for the nomination of directors and overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving salary and benefit policies (including stock options), including compensation of the Company’s executive officers.

Auditors

Our auditors for the last three years have been Pan-China Singapore PAC, 80 South Bridge Road, Singapore 058710, a public accounting firm registered with the Public Company Accounting Oversight Board (United States), (2018-2020).

67

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table summarizes all compensation received by our directors and executive officers and by the directors, executive officers and key employees of Shenzhen Yeller in the years ended December 31, 2019 and 2020.

Summary Compensation Table

	Compensation Paid
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Other Compensation ($)
Zhicheng Huang,(2) President, CEO, CFO, Secretary and Director	2019 2020	Nil Nil	Nil Nil	N/A N/A

Yusheng Huang,(3)President, CEO, Secretary and Director	2019 2020	Nil 13,236	Nil Nil	N/A N/A

Yuze Jiang,(4) CSO of the Company and CEO of QCM	2019	Nil	Nil	N/A
	2020	24,582	Nil	N/A

Demin He,(5) CFO of the Company and QCM	2019	Nil	Nil	N/A
	2020	8,269	Nil	N/A

Xiansheng Huang, Chief Executive Officer of Shenzhen Yeller	2019 2020	Nil Nil	Nil Nil	N/A N/A

Ying Yao, Marketing Manager of Shenzhen Yeller	2019 2020	8,089 3,060	Nil Nil	N/A N/A

Yanyi Du, CTO of Shenzhen Yeller	2019 2020	8,529 6,415	Nil Nil	N/A N/A

Hanbiao Rao, Salesman and Engineer for Shenzhen Yeller	2019 2020	7,309 6,218	Nil Nil	N/A N/A

(1)	Expressed in U.S. Dollars based on the average annual exchange rate of 6.85154 RMB for each U.S. Dollar in 2019 and 6.940068 RMB for each U.S. Dollar in 2020, as reported by oanda.com.
(2)	Zhicheng Huang resigned from the position of President, CEO, Secretary, CFO and director effective April 28, 2020.
(3)	Yusheng Huang was appointed as President, CEO, Secretary, CFO and director of the Company as of April 28, 2020 and has been Supervisor of Shenzhen Yeller since March 2018.
(4)	Yuze Jiang was appointed as CEO of QCM in January 2020 and as CSO of the Company in May 2020.
(5)	Demin He was appointed as CFO of the Company and QCM as of June 2020.

We did not set aside or accrue any amounts to provide pension, retirement or similar benefits for directors and officers for the fiscal year ended December 31, 2020, other than contributions to our Provident Fund Plan as social insurances and housing provident fund, which aggregated $21,887 for officers and directors.

Stock Option Grants and Exercises

The Company has not issued any options or stock appreciation rights to any officers, employees or directors. Our directors and executive officers may receive Share options at the discretion of our Board of Directors in the future.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors.

Employment Contracts

We have formal employment agreements with QCM’s and Shenzhen Yeller’s executive officers and key employees. The employment agreements are summarized below, and qualified by reference to the summaries of those employment agreements filed as Exhibits 10.2 through 10.7 to the Company’s Report on Form 6-K filed with the SEC on April 30, 2020 and as Exhibits 10.11 and 10.12 to the registration statement of which this prospectus is a part.

68

Yusheng Huang. Yusheng Huang’s Employment Agreement with Shenzhen Yeller, which specifies that Mr. Huang’s position is that of Supervisor, is for a term that commenced March 7, 2018 and terminates on March 6, 2028. The Agreement may be terminated by mutual consent or by either party under certain specified conditions. The Agreement does not provide for any compensation to be paid to Mr. Huang.

Yuze Jiang. Yuze Jiang’s Employment Agreement with QCM, which specifies that Mr. Jiang’s position is that of CEO, is for a term that commenced December 17, 2019 and terminates on December 16, 2022. The Agreement provides for a monthly salary of RMB 15,000.

Demin He. Demin He’s Employment Agreement with QCM specifies that Mr. He’s position is that of CFO. The agreement is for a term that commenced June 22, 2020 and terminates on June 21, 2022 (as extended). The Agreement provides for a monthly base salary of RMB 7,700 plus a monthly performance salary of RMB 3,300.

Xiansheng Huang. Xiansheng Huang’s Employment Agreement with Shenzhen Yeller, which specifies that Mr. Huang’s position is that of General Manager, is for a term that commenced March 7, 2018 and terminates on March 6, 2028. The Agreement may be terminated by mutual consent or by either party under certain specified conditions. The Agreement does not provide for any compensation to be paid to Mr. Huang.

Ying Yao. Ying Yao’s Employment Agreement with Shenzhen Yeller specifies that Ms. Yao’s position is that of Chief Marketing Officer and terminates on March 10, 2023. The Agreement may be terminated by mutual consent or by either party under certain specified conditions. Under the Agreement, Ms. Yao is paid a monthly salary of RMB 2,800 and she is entitled to overtime compensation for hours worked in excess of 40 hours per week in accordance with the PRC Labor Law and the Regulations on the Payment of Wages in Guangdong Province. Social insurance premiums are paid by both the Company and Ms. Yao.

Yanyi Du. Yanyi Du’s Employment Agreement with Shenzhen Yeller specifies that Mr. Du’s position is that of Chief Technical Officer and terminates on March 10, 2023. The Agreement may be terminated by mutual consent or by either party under certain specified conditions. Under the Agreement, Mr. Du is paid a monthly salary of RMB 2,800 and he is entitled to overtime compensation for hours worked in excess of 40 hours per week in accordance with the PRC Labor Law and the Regulations on the Payment of Wages in Guangdong Province. Social insurance premiums are paid by both the Company and Mr. Du.

Hanbiao Rao. Hanbiao Rao’s Employment Agreement with Shenzhen Yeller specifies that Mr. Rao’s position is that of Chief Technical Officer and terminates on March 10, 2023. The Agreement may be terminated by mutual consent or by either party under certain specified conditions. Under the Agreement, Mr. Rao is paid a monthly salary of RMB 2,800 and he is entitled to overtime compensation for hours worked in excess of 40 hours per week in accordance with the PRC Labor Law and the Regulations on the Payment of Wages in Guangdong Province. Social insurance premiums are paid by both the Company and Mr. Rao.

Limitation on Liability and Other Indemnification Matters

The Companies Law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our prospectus and Articles permit indemnification of officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

69

Share Ownership

The following table shows the number of Ordinary Shares beneficially owned by our directors and executive officers as of the date of this prospectus:

Name and Address of Beneficial Owner	Ordinary Shares Beneficially Owned		Percent of Class(1)
Yusheng Huang	32,625,000	(2)	79.2%

All directors and executive officers as a group (3 persons)	32,625,000	(2)	79.2%

(1) Based on the number of Shares outstanding of 41,106,775.

(2) Includes 14,028,750 Shares and 16,638,750 Shares owned of record by Junzhu Co., Limited and Happyland Co., Limited, respectively. Yusheng Huang holds sole voting and investment power over those Shares by virtue of his being sole shareholder and sole officer and director of each of those entities.

TRANSACTIONS WITH RELATED PERSONS

The following discussion is a brief summary of certain material arrangements, agreements and transactions we have had with related parties since January 1, 2017, other than the compensation arrangements we describe in “Compensation of Executive Officers and Directors.”

Pursuant to a Share Exchange Agreement dated February 24, 2020, the Company issued 32,625,000 of its Ordinary Shares to the HGL Shareholders, constituting 90% of our issued and outstanding Shares after the Share Exchange. The Shares were issued in exchange for 100% of the outstanding shares of HGL. Prior to the Share Exchange, Mr. Yusheng Huang, the President, CEO, Secretary and sole director of the Company, was the record and beneficial owner of 6.0% of the outstanding shares of HGL and, accordingly, he received 1,957,500 Ordinary Shares of the Company, which equals approximately 9.91% of its outstanding Shares, pursuant to the Share Exchange.

During the year ended December 31, 2018, Zhicheng Huang, the sole officer and director of the Company prior to the Share Exchange, loaned an aggregate of $51,324 to the Company for general corporate purposes. During the year ended December 31, 2019, he loaned the Company an additional $6,099. The loans were unsecured, non-interest bearing and due on demand. As of December 31, 2020, the amount owed to Mr. Huang was $Nil.

During the year ended December 31, 2019, Shenzhen Yeller loaned $25,837 to Xiansheng Huang, its CEO. As of December 31, 2020, the outstanding balance on this loan was $19,915. During the six months ended June 30, 2021, the Company loaned an additional $225 to Mr. Huang, bringing the amount owed to the Company by Mr. Huang to $20,140. The loans are unsecured, non-interest bearing and due on demand.

During the year ended December 31, 2018, HGL and HHC loaned $50,000 and $48,711 respectively to Yusheng Huang, an officer and sole director of the Company, for setting up subsidiaries. Yusheng Huang loaned $176,798 to HHK and $1,630 to QCM for general purposes. This resulted in a net amount owed to Yusheng Huang of $79,717. During the year ended December 31, 2019, Yusheng Huang loaned the Company an additional $21,099 and during the year ended December 31, 2020 and the six months ended June 30, 2021, Mr. Huang loaned the Company an additional $236,762 and $179,261, respectively. As of June 30, 2021, the amount owed to Yusheng Huang was $544,142. The loans are unsecured, non-interest bearing and due on demand.

During the year ended December 31, 2019, Shenzhen Yeller made loans to an affiliate, Shenzhen Yeller Investment & Development Co., Limited, in the aggregate amount of $54,433 for general corporate purposes. As of June 30, 2021, the outstanding balance on this loan was $Nil. During the six months ended June 30, 2021, Shenzhen Yeller Investment & Development Co., Limited loaned the Company $9,672, all of which remained outstanding as of June 30, 2021. The loan is unsecured, non-interest bearing and due on demand.

During the year ended December 31, 2020 and the six months ended June 30, 2021, Shenzhen Yeller and Shenzhen Yeller Investment & Development Co., Limited entered into the following transactions:

	Year ended December 31, 2020 (Audited)		Six months ended June 30, 2021 (Unaudited)
Purchase of goods from Shenzhen Yeller Investment & Development Co., Limited	$9,975			$4,458
Installation services charged by Shenzhen Yeller Investment & Development Co., Limited(1)	$70,703			$28,466
Rental fee charged by Shenzhen Yeller Investment & Development Co., Limited	$7,592	(2)		$26,750	(3)
Sales of finished goods to Shenzhen Yeller Investment & Development Co., Limited	$7,237		$	Nil

(1) Shenzhen Yeller Investment & Development Co. charged, and Shenzhen Yeller paid, a 10% installation fee for installing products purchased by customers from Shenzhen Yeller.

(2) Represents amounts paid to Shenzhen Yeller Investment & Development Co., Limited by Shenzhen Yeller for rental of equipment.

(3) Represents amounts paid to Shenzhen Yeller Investment & Development Co., Limited by Shenzhen Yeller for lease of premises from April 1 to June 30, 2021 as a result of the Company ceasing operations at the CEEC exhibition mall. (For a description of the lease, see “Our Business – Properties.”)

During the year ended December 3, 2018, HHK loaned $15,000 to Huale Acoustics Corporation, the Company’s predecessor, for general corporate purposes. During the year ended December 3, 2019, HHK loaned an additional $66,784 to the Company. In addition, HHK paid $51,784 of professional fees on behalf of the Company during the year ended December 31, 2020 and the first half of the year ending December 31, 2021. As of June 30, 2021, the outstanding balance on these loans was $108,891.75. The loans are unsecured, non-interest bearing and due on demand.

Yusheng Huang transferred 100% ownership of HHK to HHC in May 2018, for a nominal amount. In addition, Yusheng Huang and Xiansheng Huang each transferred 80% of their shares in Shenzhen Yeller to QCM in August 2019 for a very nominal amount.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

70

PRINCIPAL AND SELLING SHAREHOLDERS

Principal Shareholders

We are not directly or indirectly owned or controlled by any foreign government or by another corporation, other than as indicated in the table below. The following table sets forth, as of January 28, 2022, beneficial ownership of our Ordinary Shares by each person, to the best of our knowledge, known to own beneficially 5% or more of our Ordinary Shares outstanding as of such date. Except as otherwise indicated, all Shares are owned directly and hold equal voting rights.

Name of Beneficial Owner	Ordinary Shares Beneficially Owned		Percent of Class(1)
Zhicheng Huang	2,250,000		5.5%
Yusheng Huang	32,625,000	(2)	79.2%
Junzhu Co., Limited	14,028,750	(3)	34.1%
Happyland Co., Limited	16,638,750	(3)	40.5%

(1)	Based on 41,106,775 Shares outstanding
(2)	Includes 14,028,750 Shares and 16,638,750 Shares owned of record by Junzhu Co., Limited and Happyland Co., Limited, respectively. Yusheng Huang holds sole voting and investment power over those Shares by virtue of his being sole shareholder and sole officer and director of each of those entities.
(3)	As sole shareholder and sole officer and director of Junzhu Co., Limited and Happyland Co., Limited, Yusheng Huang holds sole voting and investment power over these Shares.

There are no arrangements known to us that may at a subsequent date result in a change in control of the Company.

Selling Shareholders

We are registering for resale certain of our Ordinary Shares issued in the Redomicile Merger or the Share Exchange and all of the Shares issued pursuant to the 2020 Private Offering (the “Resale Shares”). The securities listed herein were issued in accordance with the exemption from the registration provisions of the Securities Act provided by Section 4(a)(2) of such Act for issuances not involving any public offering and Rule 506 of Regulation D and/or Regulation S promulgated thereunder. We are registering the Shares to permit the Selling Shareholders and their pledgees, donees, transferees and other successors-in-interest that receive their Shares from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of the date hereof, there are 41,106,775 Ordinary Shares issued and outstanding.

The following table sets forth:

●	the names of the Selling Shareholders;

●	the number of our Ordinary Shares that the Selling Shareholders beneficially owned prior to the Offering for resale of the Shares under this prospectus;
●	the maximum number of our Ordinary Shares that may be offered for resale for the account of the Selling Shareholders under this prospectus; and
●	the number and percentage of our Ordinary Shares beneficially owned by the Selling Shareholders after the Offering of the Shares (assuming all of the offered Shares are sold by the Selling Shareholders), which percentage is based on 41,106,775 Ordinary Shares outstanding as of the date hereof.

71

All of the Selling Shareholders named below received their securities in connection with either the Redomicile Merger, the Share Exchange or the 2020 Private Offering.

None of the Selling Shareholders is a broker dealer or an affiliate of a broker dealer. None of the Selling Shareholders has any agreement or understanding to distribute any of the Shares being registered.

Each Selling Shareholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Shareholders will sell all of the Shares offered for resale. A Selling Shareholder is under no obligation, however, to sell any Shares pursuant to this prospectus.

Unless otherwise noted, the address for all Selling Shareholders is 13th Floor, Building B1, Wisdom Plaza, Qiaoxiang Road, Nanshan District, Shenzhen, Guangdong Province, China 518000.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Maximum Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering		Percentage Ownership After Offering(2)(3)
HUANG Yusheng(4)(5)	32,625,000	79.2%	643,225	31,981,775	(5)	77.8%
HUANG Zhicheng	2,250,000	5.5%	2,250,000	0		0.0%
HUANG Xihan	1,000,000	2.4%	1,000,000	0		0.0%
ZHANG Chao	1,000,000	2.4%	1,000,000	0		0.0%
LUO Naiyong	971,775	2.4%	971,775	0		0.0%
CHEN Shaoqing	755,000	1.8%	755,000	0		0.0%
XU Nanhong	750,000	1.8%	750,000	0		0.0%
ZHANG Zhixin	380,000	*	380,000	0		0.0%
ZHANG Meiyun	125,000	*	125,000	0		0.0%
HUANG Shaowen	125,000	*	125,000	0		0.0%
TAO Shuangjie	125,000	*	125,000	0		0.0%
LIU Hongye	112,500	*	112,500	0		0.0%
ZHONG Lifen	112,500	*	112,500	0		0.0%
PENG Shuangquan	25,000	*	25,000	0		0.0%
PAN Hongzhi	25,000	*	25,000	0		0.0%
HUANG Weixiang	25,000	*	25,000	0		0.0%
ZHANG Dong	25,000	*	25,000	0		0.0%
GUO Xiaohua	25,000	*	25,000	0		0.0%
XU Hansong	25,000	*	25,000	0		0.0%
ZHAO Yanxia	25,000	*	25,000	0		0.0%
GUO Yufen	25,000	*	25,000	0		0.0%
GUO Yuhua	25,000	*	25,000	0		0.0%
GUO Qiongyan	25,000	*	25,000	0		0.0%
QIN Dongli	25,000	*	25,000	0		0.0%
HU Meiqin	25,000	*	25,000	0		0.0%
CHENG Xiaoping	25,000	*	25,000	0		0.0%
LI Chenglian	25,000	*	25,000	0		0.0%
SUN Changhua	25,000	*	25,000	0		0.0%
LAI Liufang	25,000	*	25,000	0		0.0%
YE Zhongsong	25,000	*	25,000	0		0.0%
SHAN Liqing	25,000	*	25,000	0		0.0%
CHEN Xiaowen	25,000	*	25,000	0		0.0%
QIN Yumei	25,000	*	25,000	0		0.0%
CHENG Jincai	25,000	*	25,000	0		0.0%
XIAN Qiongren	25,000	*	25,000	0		0.0%
LUO Huazhen	25,000	*	25,000	0		0.0%
ZHOU Yong	25,000	*	25,000	0		0.0%
HE Guifang	25,000	*	25,000	0		0.0%
CHEN Jian	25,000	*	25,000	0		0.0%
LI Dayong	25,000	*	25,000	0		0.0%
TANG Hua	25,000	*	25,000	0		0.0%
LI Qiying	25,000	*	25,000	0		0.0%
YANG Jinbo	25,000	*	25,000	0		0.0%
Cede & Co	25,000	*	25,000	0		0.0%

●	Represents less than 1.0%

(1)	Based on 41,106,775 Ordinary Shares outstanding. All percentages have been rounded up to the nearest one-tenth of one percent.

72

(2)	Since we do not have the ability to control how many, if any, of their Shares each of the Selling Shareholders will sell, we have assumed that the Selling Shareholders will sell all of the Shares offered herein for purposes of determining how many Shares they will own after the Offering and their percentage of ownership following the Offering.
(3)	All percentages have been rounded up to the nearest one tenth of one percent.
(4)	Mr. Yusheng Huang, an executive officer and sole director of the Company, is the sole shareholder and sole officer and director of both Happyland Co., Limited and Junzhu Co., Limited. The registered address for Happyland Co., Limited and Junzhu Co., Limited is Vistra Corporate Services Centre, Second Floor, The Quadrant, Manglier Street, Victoria, Mahe, Republic of Seychelles.
(5)	Mr. Huang is an executive officer and sole director of the Company.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors in interest may, from time to time, sell any or all of their Resale Shares at a fixed price of $0.02 per Share until our Shares are quoted on the OTCQB or a higher market, and thereafter at prevailing market prices or privately negotiated prices. We are seeking quotation of our Ordinary Shares on the OTCQB. In order to be quoted on the OTCQB a market maker must file an application and other necessary documents with the Financial Industry Regulatory Authority (“FINRA”) on our behalf in order to make a market for our Ordinary Shares. FINRA must approve the application, and there can be no assurance that FINRA will do so.

The Selling Shareholders may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that this registration statement is declared effective by the SEC;
●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Resale Shares at a stipulated price per Share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell Resale Shares under Rule 144 under the Securities Act, if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, rather than under this prospectus.

73

In connection with the sale of the Resale Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the Resale Shares short and deliver these securities to close out their short positions, or loan or pledge the Resale Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act will be filed amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus and the pledgees or secured parties may offer and sell Resale Shares from time to time under the supplement or amendment to this prospectus.

The Selling Shareholders also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Resale Shares will be paid by the Selling Shareholder and/or the purchasers.

FINRA Rule 5110 requires FINRA member firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of Selling Shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Shareholder intends to sell any of the Shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;
●	the complete details of how the Selling Shareholders’ Shares are and will be held, including location of the particular accounts;
●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Selling Shareholders, including details regarding any such transactions; and
●	in the event any of the securities offered by the Selling Shareholders are sold, transferred, assigned or hypothecated by any Selling Shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

74

If a Selling Shareholder uses this prospectus for any sale of the Resale Shares, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Shareholders will be responsible to comply with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Shareholders in connection with resales of their respective Resale Shares under the registration statement of which this prospectus is a part.

We are required to pay all fees and expenses incident to the registration of the Resale Shares, but the Company will not receive any proceeds from the sale of the Resale Shares. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Ordinary Shares and activities of the Selling Shareholders.

We have advised the Selling Shareholders that, while they are engaged in a distribution of the Shares included in this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding, purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the Shares offered by this prospectus.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Memorandum and Articles of Association, the Companies Law (Revised) and the common law of the Cayman Islands, our corporate governance documents and rules and regulations of the stock exchange on which our Shares are traded.

Our authorized capital is $50,000, consisting of 500,000,000 Shares, $0.0001 par value per Share. The Board of Directors has the right, in its absolute discretion and without approval of the existing shareholders, to issue Shares, grant rights over existing Shares or issue other securities in one or more series as it deems necessary and appropriate and to determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the Shares held by existing shareholders, at such times and on such other terms as it deems proper. No preferred shares have been issued.

As of the date of this prospectus, there are 41,106,775 of our Ordinary Shares issued and outstanding, 32,625,000 of which were issued in April 2020 in consideration for 100% of the outstanding shares of HGL pursuant to the Share Exchange and 4,856,775 of which were issued as a result of the 2020 Private Offering. All Shares are fully paid. We do not have any options to purchase Shares or any preferred shares outstanding.

Memorandum and Articles of Association

We are registered in the Cayman Islands and have been assigned company number 348571 in the register of companies. Our registered office is Harneys Fiduciary, 3rd Floor Harbour Place, 103 South Church Street, Grand Cayman, Cayman Islands, KY1-1002. The objects for which the Company was established are unrestricted and the Company has full power and authority to carry out any object that is not prohibited under Cayman Islands law as set forth in Paragraph 4 of our Memorandum of Association. As a Cayman Islands exempted company, we are (subject to certain qualifications) prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of our business carried on outside the Cayman Islands, owning land in the Cayman Islands and making any invitation to the public in the Cayman Islands to subscribe for any of our Shares or debentures. We do not believe that these restrictions materially affect our operations.

75

Objects of the Company

Under our Memorandum and Articles of Association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Powers of Directors

Paragraph 107 of our Articles of Association (our “Articles”) provides that a director who is in any way, whether directly or indirectly, interested in a contract or a proposed contract with the Company shall declare the nature of his interest at a meeting of the directors or by general notice to the directors. The director may vote in respect of the contract or arrangement notwithstanding his interest therein and his vote shall be counted, and he may be counted in the quorum at any meeting at which the contract or arrangement is considered. Paragraph 86 of the Articles allows the directors to vote compensation to themselves in respect of services rendered to the Company. Paragraph 98 of the Articles provides that the directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party. Such borrowing powers can be altered by an amendment to the Articles. There is no provision in the Articles for the mandatory retirement of directors. Paragraph 85 of the Articles provides that directors are not required to own Shares of the Company in order to serve as directors.

Our Ordinary Shares

Our authorized share capital is $50,000, divided into 500,000,000 Shares, $0.0001 par value. Holders of our Ordinary Shares are entitled to one vote for each whole Share on all matters to be voted upon by shareholders, including the election of directors. Holders of our Ordinary Shares do not have cumulative voting rights in the election of directors. All of our fully paid Ordinary Shares are equal to each other with respect to dividend rights. Holders of our Ordinary Shares are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available therefor under Cayman Islands law. In the event of our liquidation, the liquidator will, after having discharged the debts, if any, of the Company, divide among the shareholders on a pari passu basis, in specie or in kind, the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid. Holders of our Ordinary Shares have no preemptive rights to purchase any additional unissued Ordinary Shares. No preferred shares have been issued; however, the Board of Directors has the ability to determine the rights, preferences and restrictions of preferred shares at their discretion.

Paragraph 8 of the Articles provides that the powers, preferences and relative, participating, optional and other special rights of each series of preferred shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Amendment

Paragraph 153 of the Articles provides that our Memorandum and Articles of Association may be amended by a special resolution of members. A special resolution requires passage by a majority of not less than two-thirds of the shareholders entitled to vote on the matter, in person or, where proxies are allowed, by proxy at a general meeting of the Company or in writing by all of the shareholders entitled to vote.

General Meetings

Provisions in respect of the holding of annual general meetings and extraordinary general meetings are set out in Paragraphs 55 through 69 of the Articles and under the Companies Law (Revised) of the Cayman Islands. The directors may convene meetings of the members at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members holding not less than one-third of the share capital of the Company as at that date carries the right to vote at general meetings of the Company.

76

Limitations on Right to Own Shares

Cayman Islands law and our Memorandum and Articles of Association impose no limitations on the right of nonresident or foreign owners to hold or vote our securities. There are no provisions in the Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders (subject to variation of rights of shares provisions in our Memorandum and Articles of Association); and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders. Our Memorandum and Articles of Association allow our shareholders holding Shares representing in aggregate not less than one-third of our share capital as carries the right to vote to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Issuance of Additional Shares

Paragraph 6 of our Articles authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued Shares.

Paragraph 7 of our Articles also authorizes our Board of Directors to establish from time to time one or more series of preferred shares and to determine, subject to compliance with the variation of rights of shares provision in the Articles, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our Board of Directors may issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available. Issuance of additional shares may dilute the voting power of holders of our Ordinary Shares. However, no shares may be issued in excess of the authorized share capital specified in our Memorandum of Association and to the extent the rights attached to any class may be varied, the Company must comply with the provisions in our Articles relating to variations in rights of shares.

A copy of our Memorandum and Articles of Association was filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 13, 2019.

Material Contracts

On April 3, 2019, the Company (the “Nevada Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its wholly owned subsidiary, Huale Acoustics Limited (the “Cayman Company), an exempted company limited by shares which was formed under the laws of the Cayman Islands, in order to effect a change in the Company’s domicile from Nevada to the Cayman Islands. The Merger Agreement provided that, upon effectiveness of the merger, (i) the Nevada Company would be merged with and into the Cayman Company with the Cayman Company being the surviving company; (ii) each share of Common Stock of the Nevada Company would convert into the right to receive one Ordinary Share of the Cayman Company; and (iii) the officers and directors of the Nevada Company would be the officers and directors of the Cayman Company. The Plan of Merger was approved by the shareholders of both the Nevada Company and the Cayman Company. Pursuant to the Merger Agreement, the Company became a Cayman Islands exempted company as of May 7, 2019.

77

On February 24, 2020, the Company entered into a definitive Share Exchange Agreement with HGL and the HGL Shareholders, pursuant to which the Company acquired all of the outstanding Common Stock of HGL in exchange for the issuance of 32,625,000 Ordinary Shares to the HGL Shareholders. On April 28, 2020 (the “Closing Date”), HGL became our wholly owned subsidiary and the HGL Shareholders became the owners of approximately 90% of our voting Shares. The Share Exchange Agreement was filed as Exhibit 2.1 to the Company’s Report on Form 6-K filed with the SEC on February 28, 2020.

Summaries of our employment contracts with executive officers and key employees are disclosed under “Compensation of Executive Officers and Directors – Employment Contracts” and were filed as Exhibits 10.2 through 10.7 to our Report on Form 6-K filed with the SEC on April 30, 2020 and as Exhibits 10.11 and 10.12 to the registration statement of which this prospectus is a part.

Summaries of our leases are disclosed under “Our Business – Properties” and are/were filed as Exhibit 10.13 to the Registration Statement on Form F-1/A filed with the SEC on February 16, 2022 and as Exhibit 10.1 and Exhibits 10.8 through 10.10 to our Report on Form 6-K filed with the SEC on April 30, 2020.

Exchange Controls

The government of the PRC imposes restrictions on the convertibility of the RMB and the collection and use of foreign currencies by Chinese entities. Under the current regulations, the RMB can be freely exchanged in current account transactions, including dividend distribution, interest payments and import and export of goods and services. However, the conversion of RMB into foreign currency and the conversion of foreign currency into RMB for capital account transactions, such as direct investment, securities investment and loans, generally require prior approval from the SAFE.

According to the current PRC regulations, foreign-invested enterprises, such as our subsidiaries in China, must apply for a Foreign Exchange Registration Certificate for Foreign-Invested Enterprise. With such a certificate, a foreign-invested enterprise may open foreign exchange bank accounts with banks authorized by SAFE to conduct foreign exchange business and may purchase, sell and remit foreign exchange through such banks, subject to documentation and approval requirements. Foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account transactions and current accounts. In addition, there are restrictions on the amount of foreign currency that foreign-invested enterprises can retain in such accounts.

There are no exchange control regulations or currency restrictions in the Cayman Islands.

Taxation

No reciprocal tax treaty regarding withholding exists between the United States and the Cayman Islands. Under current Cayman Islands law, dividends, interest or royalties paid by us to individuals are not subject to tax. If we were to pay a dividend, we would not be liable to withhold any tax, but shareholders would receive gross dividends, if any, irrespective of their residential or national status.

Dividends, if any, paid to any United States resident or citizen shareholder are treated as dividend income for United States federal income tax purposes. Such dividends are not eligible for the 50% dividends-received deduction allowed to United States corporations on dividends from a domestic corporation under Section 243 of the Internal Revenue Code. Various Internal Revenue Code provisions impose special taxes in certain circumstances on non-United States corporations and their shareholders. You are urged to consult your tax advisor with regard to such possibilities and your own tax situation.

78

A foreign corporation will be treated as a passive foreign investment company (“PFIC”) for United States federal income tax purposes if, after applying relevant look-through rules with respect to the income and assets of subsidiaries, 75% or more of its gross income consists of certain types of passive income or 50% or more of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, royalties, rents (other that rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. We presently believe that we are not a PFIC and do not anticipate becoming a PFIC. This is, however, a factual determination made on an annual basis and is subject to change. If we were to be classified as a PFIC in any taxable year, (i) United States holders would generally be required to treat any gain on sales of our Shares held by them as ordinary income and to pay an interest charge on the value of the deferral of their United States federal income tax attributable to such gain; and (ii) distributions paid by us to our United States holders could also be subject to an interest charge. In addition, we would not provide information to our United States holders that would enable them to make a “qualified electing fund” election under which, generally, in lieu of the foregoing treatment, our earnings would be currently included in their United States federal income.

In addition to United States federal income taxation, shareholders may be subject to state and local taxes upon their receipt of dividends. Further, non-U.S. shareholders may be subject to taxation upon their receipt of dividends in their tax jurisdiction.

Documents on Display

You may read and copy documents referred to in this prospectus that have been filed with the SEC at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

EXPENSES OF THIS OFFERING

Set forth below is an itemization of our total expenses, which are expected to be incurred in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission registration fee	$19.91
Legal fees and expenses	$99,500.00
Other professional fees	$19,472.00
Total	$118,991.91

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus and other legal matters concerning the Resale Shares relating to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels.

EXPERTS

The financial statements included in this prospectus for the years ended December 31, 2019 and 2018 have been included in reliance on the report of Pan-China-Singapore, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

79

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We changed our domicile to the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in the PRC. In addition, both of our directors and officers are residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands counsel, there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against the Company or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against the Company or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Cayman Islands counsel further advised that, although there is no statutory enforcement in the Cayman Islands of final and conclusive monetary judgments obtained in a competent federal or state court of the United States for a definite sum (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), such a judgment obtained in such jurisdiction can be expected to be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, (e) is not inconsistent with a Cayman Islands judgment of the same matter; (f) was not obtained on grounds of fraud, and (g) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.

The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this Offering of our Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

80

Huale Acoustics Limited

Consolidated Balance Sheets

As of the period ended June 30, 2021 and the year ended December 31, 2020

	June 30, 2021 (Unaudited)	December 31, 2020 (Audited)
	$	$
Assets
Current assets
Cash and cash equivalents	15,219	32,040
Accounts receivable	13,683	13,531
Prepaid expenses and advance payment to suppliers	238,239	199,213
Other receivables, net	95,970	96,253
Inventory	55,804	95,953
Related party receivable	20,140	64,496
Total current assets	439,055	501,486

Non-current assets
Plant and equipment, net	964	1,236
Right-of-use assets	277,516	-
Total non-current assets	278,480	1,236

Total Assets	717,535	502,722

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	86,963	85,280
Other payable and accruals	577,224	520,940
Deferred revenue	335,420	379,079
Related party payable	553,814	374,553
Deferred subsidy income	154,683	181,639
Operating lease liabilities	248,942	177,641
Total current liabilities	1,957,046	1,719,132

Non-current liabilities
Operating lease liabilities	181,375	-
	181,375	-

Total Liabilities	2,138,421	1,719,132

Stockholders’ (Deficit) Equity
Common stock	4,111	4,111
Additional paid-in capital	297,405	297,405
Accumulated deficit	(1,533,952)	(1,346,967)
Foreign currency translation reserve	(61,154)	(46,173)
Non-controlling interest	(127,296)	(124,786)
Total (Deficit) Equity	(1,420,886)	(1,216,410)

Total Liabilities and (Deficit) Equity	717,535	502,722

F-1

Huale Acoustics Limited

Consolidated Statements of Operations and Comprehensive Loss

As for the periods ended June 30, 2021 and 2020

	2021 (Unaudited)	2020 (Unaudited)
	$	$

Revenues	289,606	136,394
Cost of revenues	(212,526)	(115,220)
Gross profit	77,080	21,174

Operating expenses:
Selling and marketing expenses	(587)	(279)
General and administrative expenses	(286,488)	(353,637)
Total operating expenses	(287,075)	(353,916)

Operating loss	(209,995)	(332,742)

Other income (expenses):
Interest income	35	36
Other income	29,229	54,632
Interest expense	(5,019)	(8,749)
Total other income and (expenses)	24,245	45,919

Loss before taxes from operations	(185,750)	(286,823)

Provision for income taxes	-	-

Net loss	(185,750)	(286,823)

Other comprehensive income:
Foreign currency translation loss	(18,727)	8,795
Total comprehensive loss	(204,477)	(278,028)

Net loss attributable to :
Owners of the Company	(186,985)	(266,344)
Non-controlling interest	1,235	(20,479)
	(185,750)	(286,823)
Total comprehensive loss attributable to :
Owners of the Company	(201,967)	(259,074)
Non-controlling interest	(2,510)	(18,954)
	(204,477)	(278,028)

Basic and diluted earnings (loss) per ordinary share	(0.00)	(0.01)

Weighted average number of common shares outstanding – Basic and diluted	41,106,775	36,250,000

F-2

Huale Acoustics Limited

Consolidated Statements of Stockholders’ Equity (Deficit)

As for the periods ended June 30, 2021 and 2020

	Common stock	Accumulated deficit	Additional paid-in capital	Foreign currency translation reserve	Non- controlling interest	Total
	$	$	$	$	$	$

Balance, January 1, 2020	3,625	200,353	(482,847)	(1,711)	(17,867)	(298,447)
Net loss for the year	-	-	(266,344)	-	(20,479)	(286,823)
Foreign currency translation adjustment	-	-		7,270	1,525	8,795
Total comprehensive loss for the period	-	-	(266,344)	7,270	(18,954)	(278,028)

Balance, June 30, 2020 (Unaudited)	3,625	200,353	(749,191)	(5,559)	(36,821)	(576,475)

Balance, January 1, 2021	4,111	297,405	(1,346,967)	(46,173)	(124,786)	(1,216,410)
Net loss for the year	-	-	(186,985)	-	1,235	(185,750)
Foreign currency translation adjustment	-	-	-	(14,982)	(3,745)	(18,727)
Total comprehensive loss for the period	-	-	(186,985)	(61,154)	(127,296)	(375,435)

Balance, June 30, 2021 (Unaudited)	4,111	297,405	(1,533,952)	(61,154)	(127,296)	(1,420,887)

F-3

Huale Acoustics Limited

Consolidated Statements of Cash Flows

As for the periods ended June 30, 2021 and 2020

	2021 (Unaudited)	2020 (Unaudited)
	$	$

Loss from operations before taxation	(185,750)	(286,823)
Adjustments for non-cash items:
Add: Depreciation of plant and equipment	272	70,245
Depreciation of right-of-use assets	25,035	50,651
Interest expense	5,019	8,749
Operating cash flows before changes in working capital	(155,424)	(157,178)

Cash flows from operating activities
Increase in accounts and other receivables	131	(38,807)
Increase in inventory	40,149	(70,536)
Increase in prepayments and other current assets	(39,026)	(10,665)
Increase in payables and other current liabilities	(67,542)	31,819
Net cash used in operating activities	(221,712)	(245,367)

Cash flows from investing activities
Purchase of plant and equipment	-	(6,177)
Cash used in investing activities	-	(6,177)

Cash flows from financing activities
Changes in related party balances, net	223,618	443,915
Cash provided by financing activities	223,618	443,915

Net increase of cash and cash equivalents	1,906	192,371

Effect of foreign currency translation on cash and cash equivalents	(18,727)	4,973

Cash and cash equivalents–beginning of period	32,040	120,126

Cash and cash equivalents–end of period	15,219	317,470

Supplementary cash flow information:
Interest received	35	36
Interest paid	(5,019)	(8,749)

F-4

1.	Organization and Principal Activities

Huale Acoustics Limited (“the Company”) was originally incorporated in Nevada under the name “Illumitry Corp.” on October 17, 2014. It currently maintains its principal executive offices at Floor 13, Building B1, Wisdom Plaza, Qiaoxiang Road, Nanshan District, Shenzhen, Guangdong Province, China 518000. The Company was formed to commence operations in the field of embroidery on fabric in Armenia.

The Company filed a registration statement on Form S-1 with the SEC on March 18, 2015, which was declared effective on October 6, 2015. In October 2017, subsequent to a change of control, the Company’s name was changed to Huale Acoustics Corporation and management of the Company abandoned its business plan and determined to seek a possible business combination. Immediately prior to the Share Exchange, the business purpose of the Company was to seek the acquisition of, or merger with, an existing company.

As a result, the Company became a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with nominal assets and no business operations, and it sought to identify, evaluate and investigate various companies with the intent that, if such investigation warranted, a reverse merger transaction could be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

On December 21, 2018, our Board of Directors unanimously adopted resolutions approving the redomicile of the Company from Nevada to the Cayman Islands. The Company changed its domicile, effective May 7, 2019, by merging into its wholly owned Cayman Islands subsidiary, Huale Acoustics Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Huale Acoustics Limited.

On April 28, 2020, the Company completed a Share Exchange with the shareholders of Huale Group Co., Limited. Under the Share Exchange Agreement, Huale Group Co. Limited’s shareholders exchanged all of the shares that they held in Huale Group Co. Limited for 32,625,000 ordinary shares of the Company. Consequently, Huale Group Co. Limited’s shareholders own approximately 90% of the total outstanding ordinary shares of the Company and the former shareholders of the Company own approximately 10%. From and after the Closing Date of the Share Exchange described above, the Company’s operations will now consist of the operations of Huale Group Co., Limited and its subsidiaries. As a result, Huale Group Co. Limited is now a wholly owned subsidiary of the Company.

Huale Group Co., Limited (“HGL”) was incorporated under the laws of the Republic of Seychelles on September 28, 2016. HGL did not have operations that generated revenues and positive cash flows; however, the Company’s management has been reviewing investment opportunities.

Huale Holding Co., Limited (“HHC”) was incorporated under the laws of the Republic of Seychelles on May 15, 2017. HHC is an investment holding company. It is a wholly owned subsidiary of the Company. Its sole director is Huang Yusheng.

Huale (HK) Investment Co., Limited (“HHK”) was incorporated on September 16, 2016 in Hong Kong with limited liability. Its original shareholder was Huang Yusheng. On May 29, 2018, HHC and Huang Yusheng entered into an agreement whereby Huang Yusheng transferred his entire equity in the company to HHC. Therefore, HHK became a wholly owned subsidiary of HHC.

On March 27, 2017, Qianhai Lewenhua Consulting Management (Shenzhen) Co., Limited. (“QCM”) was incorporated as a wholly owned foreign entity in the PRC. It is a wholly owned subsidiary of HHK. On August 2, 2019, QCM entered into a share purchase agreement among Shenzhen Yeller Video & Technology Co., Ltd.’s shareholders: 1) Huang Yusheng, 2) Huang Xiansheng, 3) Chen Huanwei, 4) Chen Zemin and 5) Lai Xiaopeng to purchase 80% of shares from these shareholders for RMB 5 (USD 0.72)

Shenzhen Yeller Video & Technology Co., Ltd. (“Shenzhen Yeller”) was incorporated under the laws of the PRC on May 5, 2017. Its primary businesses are gathering and selling high-quality audio and video products. Located in Futian District, Shenzhen, Shenzhen Yeller will also establish branches in first- and second-tier cities.

F-5

As of June 30, 2021, the Company’s subsidiaries are as follows:

Entity	Date of incorporation	Date of acquisition	Place of incorporation	Percentage of legal ownership by the Company	Principal activities
Huale Group Co., Ltd (“HGL”)	September 28, 2016	April 28, 2020	Seychelles	100%	Investment holding
Huale Holding Co., Ltd (“HHC”)	May 15, 2017	N/A	Seychelles	100%	Investment holding
Huale (HK) Investment Co., Limited(“HHK”)	September 16, 2016	May 29, 2018	Hong Kong	100%	Investment holding
Qianhai Lewenhua Consulting Management (Shenzhen) Co., Limited (“QCM”)	March 27, 2017	N/A	China	100%	Investment holding
Shenzhen Yeller Audio & Video Technology Co., Limited(“Shenzhen Yeller”)	May 5, 2017	August 2, 2019	China	80%	Selling audio and video equipment, smart home and cultural media

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net loss of 185,750 during the six months ended June 30, 2021. As of June 30, 2021, the Company had net current liability of $1,517,991 and total deficit of $1,420,886.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the Chairman of the Board. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the Chairman of the Board indicated the intent and ability to provide additional equity financing.

F-6

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America. The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Business Combinations

Business combinations are recorded using the acquisition method of accounting. The purchase price of the acquisition is allocated to the tangible assets, liabilities, identifiable intangible assets acquired and non-controlling interest, if any, based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses and restructuring costs are expensed as incurred.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An expected credit loss is made when collection of the full amount is no longer probable. Bad debts are written off against expected credit loss allowances.

Inventories

Inventories consist of raw materials and finished goods are stated at the lower of cost or market value. Finished goods costs include: materials, direct labor, inbound shipping costs, and allocated overhead. The Company applies the weighted average cost method to its inventory.

Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of finished goods. Upon physical receipt and inspection of the finished goods from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

F-7

Plant and Equipment

An item of plant and equipment is stated at cost less any accumulated depreciation and any accumulated allowance for decrease in value (if any).

The cost of an item of plant and equipment comprises its purchase price, import duties and non-refundable purchase taxes (after deducting trade discounts and rebates) and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These can include the initial estimate of costs of dismantling and removing the item, and restoring the site on which it is located, the obligation for which an entity incurs either when the item is acquired or as a consequence of having used the item during a particular period.

The cost of replacing part of plant and equipment is included in the carrying amount of the asset when it is probable that future economic benefits will flow to the Company and the carrying amount of those replaced parts is derecognized. Repairs and maintenance are charged to the statement of income during the financial period in which they are incurred.

Depreciation is provided over their estimated useful lives, using the straight-line method. The Company’s typically applies a salvage value of 0%. The estimated useful lives of the plant and equipment are as follows:

Furniture and fittings	3 years
Office equipment	3 years
Leasehold improvement	42-52 months

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of leasehold improvement and equipment; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of plant and equipment in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated discounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected discounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets.

F-8

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

Leases

Leases are classified at the inception date as either a finance lease or an operating lease. As the lessee, a lease is a finance lease if any of the following conditions exists: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the asset’s estimated remaining economic life, or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased asset to the lessor at the inception date.

All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective leases. Operating leases (with an initial term of more than 12 months) are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities (current), and operating lease liabilities (non-current) in the balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company utilizes a market-based approach to estimate the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

The Company reviews its lease for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of lease; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of lease in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the lease to the estimated discounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected discounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets

Value added tax (“VAT”)

On January 1, 2012, the PRC Ministry of Finance and the State Administration of Taxation officially launched a pilot VAT reform program (“Pilot Program”), applicable to businesses in selected industries. Such VAT Pilot Program was phased in Beijing, Jiangsu, Anhui, Fujian, Guangdong, Tianjin, Zhejiang, and Hubei between September and December 2012. Business in the Pilot Program would pay VAT instead of sales tax. Starting from August 1, 2013, the Pilot Program was expanded to cover all regions in the PRC. Implementation of the Pilot Program, the new enrollment system development services and other operating services which were previously subject to business tax are therefore subject to VAT at the rate of 6% of revenue. The net VAT balance between input VAT and output VAT is recorded as accrued expenses in the Company’s financial statements.

From May 2017 to August 2018, Shenzhen Yeller is a small-scale taxpayer subject to a 3% VAT rate. Since September 2018, Shenzhen Yeller became general taxpayer and subject to VAT rates of 13%, 9% and 6%. From March 2017, OCM is a small-scale taxpayer subject to a 3% VAT rate.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	06302021	12312020	06302020
Year end RMB: US$ exchange rate	6.45488	6.52765	7.06823
Annual average RMB: US$ exchange rate	6.50471	6.99410	7.03241

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

F-9

Income recognition

Recognition of Revenue

Revenue is reported net of business taxes and VAT. The Company is in the business of selling high-quality audio and video products. Trade receipts that are received in advance are initially recorded as deferred revenue. Revenue is recognized when goods are delivered and acknowledged by customers.

Revenue is recognized when a customer receives the goods and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i) identification of the services in the contract;

(ii) determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Other Income and other expenses

Other income and other expenses are recognized on an accrual basis in accordance with the substance of the relevant agreements.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

F-10

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Income taxes

Income tax expense comprises current and deferred taxation and is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized directly in other comprehensive income or equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable with respect to previous periods.

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company accounts for uncertain tax positions by reporting a liability for uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Company believes that it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expenses.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

F-11

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.
●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted ASU 2016-02 on January 1, 2019 and recognize operating lease liabilities with corresponding right of use (“ROU”) assets of the same amount based on the present value of the remaining minimum rental payments under current leasing standards for existing operating leases with a term longer than 12 months.

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820), – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” which makes several changes meant to add, modify or remove specific disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. The amendments in this Update modify the disclosure requirements on fair value measurements based on the concepts in FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The modifications are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, with early adoption, permitted. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

3.	Trade Receivables

The Company does not provide any credit terms to its customers.

F-12

4.	Prepaid Expenses and Advance Payment to Suppliers

	June 30, 2021 (Unaudited)	December 31, 2020 (Audited)
	$	$
Prepaid expenses	42,138	76,597
Advance payments to Suppliers	196,101	122,616
	238,239	199,213

5.	Other Receivables

	June 30, 2021 (Unaudited)	December 31, 2020 (Audited)
	$	$
Value Added Tax Receivables	17,797	29,477
Deposit	65,779	65,046
Others	12,394	1,730
	95,970	96,253

6.	Plant and Equipment

	Computer equipment	Furniture and fittings	Office equipment	Leasehold improvement	Total
	$	$	$	$	$
Cost
At December 31,2020 (Audited)	776	1,256	1,219	-	3,251
Additions during the year	-	-	-	-	-
Disposals during the year	-	-	-	-	-
Effects of currency translation	9	14	14	-	37
At June 30, 2021 (Unaudited)	785	1,270	1,233	-	3,288

Accumulated depreciation
At December 31,2020 (Audited)	227	754	1,034	-	2,015
Depreciation during the year	-	158	114		272
Disposals during the year	-	-	-	-	-
Effects of currency translation	9	9	19		37
At June 30, 2021 (Unaudited)	236	921	1,167	-	2,324
Net book value
At December 31, 2020 (Audited)	549	502	185	-	1,236
At June 30, 2021 (Unaudited)	549	349	66	-	964

7.	Right of Use Assets

$
Cost
At December 31,2020 (Audited)	-
Additions during the year	302,745
Write-off during the year	-
Effects of currency translation	-
At June 30, 2021 (Unaudited)	302,745

Accumulated depreciation
At December 31,2020 (Audited)	-
Depreciation during the year	25,035
Write-off during the year	-
Effects of currency translation	194
At June 30, 2021 (Unaudited)	25,229

Net book value
At December 31, 2020 (Audited)	-
At June 30, 2021 (Unaudited)	277,516

Right of use asset consisted of a three-year lease agreement with Shenzhen Yeller Investment in Development Co., Ltd. commencing on April 1, 2021 and expiring on March 31, 2024.

F-13

8.	Other payables and Accruals

	June 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
	$	$
Accrued payroll and welfare payable	1,790	12,882
VAT and other taxes payable	208	6,380
Others (a)	575,226	501,678
	577,224	520,940

(a) Others primarily consist of rental payable.

9.	Related Party Transactions

(a) The Company had the following balances due to and due from related parties:

At June 30, 2021 and December 31, 2020, the Company lent funds to the following related parties. These loans were unsecured, non-interest bearing and repayable on demand.

	June 30, 2021	December 31, 2020	Relationship
Huang Xiansheng	20,140	19,915	Minority shareholder of Shenzhen Yeller
Shenzhen Yeller Investment & Development Co., Ltd	-	44,581	Company owned by President of the Company
	20,140	64,496

At June 30, 2021 and December 31, 2020, the Company owed funds to the following related parties:

	June 30, 2021	December 31, 2020	Relationship

Shenzhen Yeller Investment & Development Co., Ltd	9,672	-	Company owned by President of the Company
Huang Yusheng	544,142	374,553	President of the Company
	553,814	374,553

These advances were unsecured, non-interest bearing and due on demand.

(b) Transactions

	June 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
	$	$
Purchases of goods from Shenzhen Yeller Investment & Development Co., Ltd	4,458	9,975
Installation service charged by Shenzhen Yeller Investment & Development Co., Ltd	28,466	70,703
Rental fee charged to Shenzhen Yeller Investment & Development Co., Ltd	26,750	7,592
Sales of finished goods to Shenzhen Yeller Investment & Development Co., Ltd	-	7,237

10.	Income Taxes

Cayman Islands

The Company is a tax-exempted company incorporated in Cayman Islands. Under the current laws of Cayman Islands, the Company is not subject to income, corporate or capital gains tax, and Cayman Islands currently have no form of estate duty, inheritance tax or gift tax. In addition, payments of dividends and capital in respect of their shares are not subject to taxation and no withholding will be required in the Cayman Islands on the payment of any dividend or capital to any holder of their shares, nor will gains derived from the disposal of their shares be subject to Cayman Islands income or corporation tax. No provision for income taxes in Cayman Islands has been made as the Company had no taxable income for the year ended December 31, 2020.

F-14

Seychelles

The Company’s subsidiaries formed in the Republic of Seychelles are not subject to tax on its income or capital gains. In addition, upon payment of dividends by the Company to its shareholders, no withholding tax is imposed.

Hong Kong

The Company’s subsidiary formed in Hong Kong is subject to a profits tax rate of 16.5% for income generated in the special administrative region.

PRC

The Company’s subsidiaries incorporated in the PRC are subject to a profits tax rate of 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward losses depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

The Company’s subsidiaries incorporated in the PRC have unused net operating losses (“NOLs”) amounting to $1,065,588 available for carry forward to future years for PRC income tax reporting purposes as at June 30, 2021 (2020: $607,866).

 Income tax expense (benefits)

	June 30, 2021	June 30, 2020
	(Unaudited)	(Unaudited)
	$	$
Loss before tax	(185,750)	(286,823)
Tax credit calculated at statutory tax rate	(46,438)	(71,706)
Effect of different tax rates in other countries	-	112
Others	46,438	71,594
	-	-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

11.	Deferred subsidy income

Based on the lease agreement entered into with CEEC, the Company was entitled to a subsidy of RMB 3,245,000 ($471,901) for renovation if the Company fulfills its contractual obligations. The full subsidy amount has been recorded in 2018 as deferred subsidy income when the renovation was completed in March 2018 and the Company commenced operations thereafter.

Deferred subsidy was amortized on a straight line basis over 52 months, which represents the remaining lease term of the CEEC contract. As of June 30, 2021, the deferred subsidy income amounted to $154,683. The Company is still pending for resolution with the CEEC mall operator on the outstanding lease obligations and deferred subsidy income received under the terms of the lease agreement.

F-15

12.	Leases

Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. The Company entered into a five-year lease agreement with China International Consumer Electronics Show and Exchange Center (CEEC) commencing on July 17, 2017 and expiring on July 17, 2022 and a three-year lease agreement with Shenzhen Yeller Investment & Development Co., Ltd commencing on April 1, 2021 and expiring on March 31, 2024. As of June 30, 2021, the Company has $277,516 of right-of-use assets, $248,942 in current operating lease liabilities and $181,375 in non-current operating lease liabilities as of June 30, 2021.

Significant assumptions and judgments made as part of the adoption of this lease standard include determining (i) whether a contract contains a lease, (ii) whether a contract involves an identified asset, and (iii) which party to the contract directs the use of the asset. The discount rates used to calculate the present value of lease payments were determined based on hypothetical borrowing rates available to the Company over terms similar to the lease terms.

The Company’s future minimum payments under long-term non-cancellable operating leases are as follows:

	As of June 30, 2021	As of December 31, 2020
	(Unaudited)	(Audited)
	$	$
Within 1 year	259,195	183,990
After 1 year but within 5 years	188,729	-
Total lease payments	447,924	183,990

Less: imputed interest	(17,607)	(6,349)
Total lease obligations	430,317	177,641
Less: current obligations	248,942	(177,641)
Long-term lease obligations	181,375	-

13.	Reserves

Statutory reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. During the six months ended June 30, 2021 and the year ended December 31, 2020, the Company did not accrue any statutory reserve.

Foreign currency translation reserve

The foreign currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

F-16

14.	Risks

A.	Credit risk

The Company’s deposits are with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss if the banks become insolvent.
Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk from credit extended to customers.

B.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

C.	Interest risk

The Company does not have any liability that is subject to interest rate risk.

D.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

15.	Subsequent Events

The management cannot foresee whether any reoccurrence of COVID-19 will be forthcoming in the future. If any reoccurrence of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

The Company ceased its operation at CEEC exhibition mall in March 2021 due to the change in mall operations. Arising from the cessation, the Company entered into a lease agreement with Shenzhen Yeller Investment in Development Co., Ltd. to lease a new premise at F26 Culture and Sport Buidling, Futian Sport Park, No. 3030, Fuqiang Road, Futian District, Shenzhen, Guangdong, China. Consequently, the ROU assets and leasehold improvements in connection with the lease at CEEC exhibition mall were written off as at December 31, 2020. The Company is still pending for resolution with the CEEC mall operator on the outstanding lease obligations and deferred subsidy income received under the terms of the lease agreement.

There is no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

F-17

HUALE ACOUSTICS LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2020 AND 2019

F-18

HUALE ACOUSTICS LIMITED

F-19

To the Board of Directors and Stockholders of Huale Acoustics Limited:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Huale Acoustics Limited together with its subsidiaries (“the Company”) as of December 31, 2020, and the related consolidated statements of Income (loss) and comprehensive Income (loss), stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 10 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

The Company incurred a net loss of $967,491 during the year ended December 31, 2020. As of December 31, 2020, the Company had net current liability of $1,217,646 and total deficit of $1,216,410. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

/s/ Pan-China Singapore PAC

We have served as the Company’s auditor since 2018.

Singapore

F-20

Huale Acoustics Limited

Consolidated Balance Sheets

As of the years ended December 31, 2020 and 2019

	December 31, 2020 (Audited)	December 31, 2019 (Audited)
	$	$
Assets
Current assets
Cash and cash equivalents	32,040	120,126
Accounts receivable	13,531	1,434
Prepaid expenses and advance payment to suppliers	199,213	96,717
Other receivables, net	96,253	134,112
Inventory	95,953	138,211
Related party receivable	64,496	80,270
Total current assets	501,486	570,870

Non-current assets
Plant and equipment, net	1,236	367,484
Right-of-use assets	-	264,164
Goodwill	-	49,564
Total non-current assets	1,236	681,212

Total Assets	502,722	1,252,082

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	85,280	57,303
Other payable and accruals	520,940	295,618
Deferred revenue	379,079	456,112
Related party payable	374,553	195,214
Deferred subsidy income	181,639	107,488
Operating lease liabilities	177,641	102,160
Total current liabilities	1,719,132	1,213,895

Non-current liabilities
Deferred subsidy income	-	170,190
Operating lease liabilities	-	166,444
	-	336,634

Total Liabilities	1,719,132	1,550,529

Stockholders’ (Deficit) Equity
Common stock	4,111	3,625
Additional paid-in capital	297,405	200,353
Accumulated deficit	(1,346,967)	(482,847)
Foreign currency translation reserve	(46,173)	(1,711)
Non-controlling interest	(124,786)	(17,867)
Total (Deficit) Equity	(1,216,410)	(298,447)

Total Liabilities and (Deficit) Equity	502,722	1,252,082

F-21

Huale Acoustics Limited

Consolidated Statements of Operations and Comprehensive Loss

For the years ended December 31, 2020 and 2019

	2020 (Audited)	2019 (Audited)
	$	$

Net revenues	768,518	505,571
Cost of revenues	(591,077)	(446,542)
Gross profit	177,441	59,029

Operating expenses:
Selling and marketing expenses	(9,150)	(6,933)
General and administrative expenses	(789,510)	(464,629)
Total operating expenses	(798,660)	(471,562)

Operating loss	(621,219)	(412,533)

Other income (expenses):
Interest income	9678	323
Other income	107,068	133,175
Interest expense	(9,626)	(5,620)
Other expense	(444,132)	-
Total other income and (expenses)	(346,272)	127,878

Loss before taxes from operations	(967,491)	(284,655)

Provision for income taxes	-	-

Net loss	(967,491)	(284,655)

Other comprehensive income:
Foreign currency translation loss	(48,010)	(1,875)
Total comprehensive loss	(1,015,501)	(286,530)

Net loss attributable to :
Owners of the Company	(864,120)	(279,526)
Non-controlling interest	(103,371)	(5,129)
	(967,491)	(284,655)
Total comprehensive loss attributable to :
Owners of the Company	(908,582)	(281,043)
Non-controlling interest	(106,919)	(5,487)
	(1,015,501)	(286,530)

Basic and diluted earnings (loss) per ordinary share	(0.02)	(0.01)

Weighted average number of common shares outstanding – Basic and diluted	41,106,775	36,250,000

F-22

Huale Acoustics Limited

Consolidated Statements of Stockholders’ Equity (Deficit)

For the years ended December 31, 2020 and 2019

	Common stock	Additional paid-in capital	Accumulated deficit	Foreign currency translation reserve	Non- controlling interest	Total
	$	$	$	$	$	$

Balance, December 31, 2018 (Audited)	3,625	200,353	(203,321)	(194)	-	463
NCI on acquisition of subsidiary	-	-	-	-	(12,380)	(12,380)
Loss during the year	-	-	(279,526)	-	(5,129)	(284,655)
Other comprehensive income	-	-	-	(1,517)	(358)	(1,875)
Balance, December 31, 2019 (Audited)	3,625	200,353	(482,847)	(1,711)	(17,867)	(298,447)

Balance, January 1, 2020	3,625	200,353	(482,847)	(1,711)	(17,867)	(298,447)
Issuance of share	486	97,052	-	-	-	97,538
Loss during the year	-	-	(864,120)	-	(103,371)	(967,491)
Other comprehensive income	-	-	-	(44,462)	(3,548)	(48,010)
Balance, December 31, 2020 (Audited)	4,111	297,405	(1,346,967)	(46,173)	(124,786)	(1,216,410)

F-23

Huale Acoustics Limited

Consolidated Statements of Cash Flows

For the years ended December 31, 2020 and 2019

	2020 (Audited)	2019 (Audited)
	$	$

Loss from operations before taxation	(967,491)	(284,655)
Adjustments for:
Depreciation of plant and equipment	142,219	71,736
Depreciation of right-of-use assets	102,890	43,653
Right-of-use asset written off	161,274	-
Impairment of goodwill	49,564	-
Plant and equipment written off	235,202	-
Interest expense	9,626	5,620
Operating cash flows before changes in working capital	(266,716)	(163,646)

Cash flows from operating activities
Decrease/(Increase) in accounts and other receivables	33,084	(137,063)
Decrease/(Increase) in inventory	48,657	(94,425)
Increase in prepayments and other current assets	(89,210)	(84,717)
(Decrease)/Increase in payables and other current liabilities	(60,507)	455,217
Net cash used in operating activities	(334,692)	(24,634)

Cash flows from investing activities
Acquisition of subsidiary, net of cash acquired	-	27,764
Purchase of plant and equipment	(11,173)	(4,200)
Net cash (used in) / provided by investing activities	(11,173)	23,564

Cash flows from financing activities
Proceeds from issuance of shares	97,538	-
Payment to lease creditor	(14,193)	-
Changes in related party balances, net	174,434	(16,097)
Net cash provided by / (used in) financing activities	257,779	(16,097)

Net decrease of cash and cash equivalents	(88,086)	(17,167)

Cash and cash equivalents–beginning of year	120,126	137,293

Cash and cash equivalents–end of year	32,040	120,126

Supplementary cash flow information:
Interest received	418	323

F-24

1.	Organization and Principal Activities

Huale Acoustics Limited (“the Company”) was originally incorporated in Nevada under the name “Illumitry Corp.” on October 17, 2014. It currently maintains its principal executive offices at Floor 13, Building B1, Wisdom Plaza, Qiaoxiang Road, Nanshan District, Shenzhen, Guangdong Province, China 518000. The Company was formed to commence operations in the field of embroidery on fabric in Armenia.

The Company filed a registration statement on Form S-1 with the SEC on March 18, 2015, which was declared effective on October 6, 2015. In October 2017, subsequent to a change of control, the Company’s name was changed to Huale Acoustics Corporation and management of the Company abandoned its business plan and determined to seek a possible business combination. Immediately prior to the Share Exchange, the business purpose of the Company was to seek the acquisition of, or merger with, an existing company.

As a result, the Company became a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with nominal assets and no business operations, and it sought to identify, evaluate and investigate various companies with the intent that, if such investigation warranted, a reverse merger transaction could be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

On December 21, 2018, our Board of Directors unanimously adopted resolutions approving the redomicile of the Company from Nevada to the Cayman Islands. The Company changed its domicile, effective May 7, 2019, by merging into its wholly owned Cayman Islands subsidiary, Huale Acoustics Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Huale Acoustics Limited.

On April 28, 2020, the Company completed a Share Exchange with the shareholders of Huale Group Co., Limited. Under the Share Exchange Agreement, Huale Group Co. Limited’s shareholders exchanged all of the shares that they held in Huale Group Co. Limited for 32,625,000 ordinary shares of the Company. Consequently, Huale Group Co. Limited’s shareholders own approximately 90% of the total outstanding ordinary shares of the Company and the former shareholders of the Company own approximately 10%. From and after the Closing Date of the Share Exchange described above, the Company’s operations will now consist of the operations of Huale Group Co., Limited and its subsidiaries. As a result, Huale Group Co. Limited is now a wholly owned subsidiary of the Company.

Huale Group Co., Limited (“HGL”) was incorporated under the laws of the Republic of Seychelles on September 28, 2016. HGL did not have operations that generated revenues and positive cash flows; however, the Company’s management has been reviewing investment opportunities.

Huale Holding Co., Limited (“HHC”) was incorporated under the laws of the Republic of Seychelles on May 15, 2017. HHC is an investment holding company. It is a wholly owned subsidiary of the Company. Its sole director is Huang Yusheng.

Huale (HK) Investment Co., Limited (“HHK”) was incorporated on September 16, 2016 in Hong Kong with limited liability. Its original shareholder was Huang Yusheng. On May 29, 2018, HHC and Huang Yusheng entered into an agreement whereby Huang Yusheng transferred his entire equity in the company to HHC. Therefore, HHK became a wholly owned subsidiary of HHC.

On March 27, 2017, Qianhai Lewenhua Consulting Management (Shenzhen) Co., Limited. (“QCM”) was incorporated as a wholly owned foreign entity in the PRC. It is a wholly owned subsidiary of HHK. On August 2, 2019, QCM entered into a share purchase agreement among Shenzhen Yeller Video & Technology Co., Ltd.’s shareholders: 1) Huang Yusheng, 2) Huang Xiansheng, 3) Chen Huanwei, 4) Chen Zemin and 5) Lai Xiaopeng to purchase 80% of shares from these shareholders for RMB 5 (USD 0.72) Shenzhen Yeller Video & Technology Co., Ltd. (“Shenzhen Yeller”) was incorporated under the laws of the PRC on May 5, 2017. Its primary businesses are gathering and selling high-quality audio and video products. Located in Futian District, Shenzhen, Shenzhen Yeller also intends to establish branches in first- and second-tier cities, subject to sufficient capital being available.

F-25

As of December 31, 2020, the Company’s subsidiaries are as follows:

Entity	Date of incorporation	Date of acquisition	Place of incorporation	Percentage of legal ownership by the Company	Principal activities
Huale Group Co., Ltd (“HGL”)	September 28, 2016	April 28, 2020	Seychelles	100%	Investment holding
Huale Holding Co., Ltd (“HHC”)	May 15, 2017	N/A	Seychelles	100%	Investment holding
Huale (HK) Investment Co., Limited(“HHK”)	September 16, 2016	May 29, 2018	Hong Kong	100%	Investment holding
Qianhai Lewenhua Consulting Management (Shenzhen) Co., Limited (“QCM”)	March 27, 2017	N/A	China	100%	Investment holding
Shenzhen Yeller Audio & Video Technology Co., Limited(“Shenzhen Yeller”)	May 5, 2017	August 2, 2019	China	80%	Selling audio and video equipment, smart home and cultural media

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net loss of $967,491 during the year ended December 31, 2020. As of December 31, 2020, the Company had net current liability of $1,217,646 and total deficit of $1,216,410.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-26

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the Chairman of the Board. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the Chairman of the Board indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America. The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Business Combinations

Business combinations are recorded using the acquisition method of accounting. The purchase price of the acquisition is allocated to the tangible assets, liabilities, identifiable intangible assets acquired and non-controlling interest, if any, based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses and restructuring costs are expensed as incurred.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An expected credit loss is made when collection of the full amount is no longer probable. Bad debts are written off against expected credit loss allowances.

Inventories

Inventories consist of raw materials and finished goods are stated at the lower of cost or market value. Finished goods costs include: materials, direct labor, inbound shipping costs, and allocated overhead. The Company applies the weighted average cost method to its inventory.

F-27

Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of finished goods. Upon physical receipt and inspection of the finished goods from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Plant and Equipment

An item of plant and equipment is stated at cost less any accumulated depreciation and any accumulated allowance for decrease in value (if any).

The cost of an item of plant and equipment comprises its purchase price, import duties and non-refundable purchase taxes (after deducting trade discounts and rebates) and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These can include the initial estimate of costs of dismantling and removing the item, and restoring the site on which it is located, the obligation for which an entity incurs either when the item is acquired or as a consequence of having used the item during a particular period.

The cost of replacing part of plant and equipment is included in the carrying amount of the asset when it is probable that future economic benefits will flow to the Company and the carrying amount of those replaced parts is derecognized. Repairs and maintenance are charged to the statement of income during the financial period in which they are incurred.

Depreciation is provided over their estimated useful lives, using the straight-line method. The Company’s typically applies a salvage value of 0%. The estimated useful lives of the plant and equipment are as follows:

Furniture and fittings	3 years
Office equipment	3 years
Leasehold improvement	42-52 months

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of leasehold improvement and equipment; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of plant and equipment in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated discounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected discounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. The Company recorded $235,202 write-off on leasehold improvement for the year ended December 31, 2020. The Company did not record any impairment losses on long-lived assets during the year ended December 31, 2019.

F-28

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations. Goodwill is not amortized but is tested for impairment annually or more frequently if events or changes in circumstances indicate that it might be impaired.

Goodwill is tested for impairment at the reporting unit level on an annual basis (December 31 for the Company) and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The estimation of fair value of each reporting unit using a discounted cash flow methodology also requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the Company’s business, estimation of the useful life over which cash flows will occur, and determination of the Company’s weighted average cost of capital. The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results and market conditions. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for the reporting unit.

In order to test goodwill for impairment, the Company first assesses qualitative factors to determine whether it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. If it is more likely than not that the fair value of a reporting unit is less than its carrying amount, goodwill is then tested following a two-step process. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill.

The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill.

Impairment loss of $49,564 was recognized during the year ended December 31, 2020.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

F-29

Leases

Leases are classified at the inception date as either a finance lease or an operating lease. As the lessee, a lease is a finance lease if any of the following conditions exists: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the asset’s estimated remaining economic life, or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased asset to the lessor at the inception date.

All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective leases. Operating leases (with an initial term of more than 12 months) are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities (current), and operating lease liabilities (non-current) in the balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company utilizes a market-based approach to estimate the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

The Company reviews its lease for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of lease; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of lease in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the lease to the estimated discounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected discounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets

Impairment loss of $161,274 was recognized during the year ended December 31, 2020.

Value added tax (“VAT”)

On January 1, 2012, the PRC Ministry of Finance and the State Administration of Taxation officially launched a pilot VAT reform program (“Pilot Program”), applicable to businesses in selected industries. Such VAT Pilot Program was phased in Beijing, Jiangsu, Anhui, Fujian, Guangdong, Tianjin, Zhejiang, and Hubei between September and December 2012. Business in the Pilot Program would pay VAT instead of sales tax. Starting from August 1, 2013, the Pilot Program was expanded to cover all regions in the PRC. Implementation of the Pilot Program, the new enrollment system development services and other operating services which were previously subject to business tax are therefore subject to VAT at the rate of 6% of revenue. The net VAT balance between input VAT and output VAT is recorded as accrued expenses in the Company’s financial statements.

From May 2017 to August 2018, Shenzhen Yeller is a small-scale taxpayer subject to a 3% VAT rate. Since September 2018, Shenzhen Yeller became general taxpayer and subject to VAT rates of 13%, 9% and 6%. From March 2017, OCM is a small-scale taxpayer subject to a 3% VAT rate.

F-30

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	12312020	12302019
Year end RMB: US$ exchange rate	6.52765	6.96676
Annual average RMB: US$ exchange rate	6.99410	6.89955

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Income recognition

Recognition of Revenue

Revenue is reported net of business taxes and VAT. The Company is in the business of selling high-quality audio and video products. Trade receipts that are received in advance are initially recorded as deferred revenue. Revenue is recognized when goods are delivered and acknowledged by customers.

Revenue is recognized when a customer receives the goods and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i) identification of the services in the contract;

(ii) determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

F-31

Other Income and other expenses

Other income and other expenses are recognized on an accrual basis in accordance with the substance of the relevant agreements.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Research and development

All research and development costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Income taxes

Income tax expense comprises current and deferred taxation and is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized directly in other comprehensive income or equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable with respect to previous periods.

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company accounts for uncertain tax positions by reporting a liability for uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Company believes that it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expenses.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

F-32

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.
●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The adoption does not have a significant impact on the Company’s financial statements.

F-33

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

In November 2016, the FASB issued guidance, which addresses the presentation of restricted cash in the statement of cash flows. The guidance requires entities to show the changes in the total of cash, cash equivalents, restricted cash, and restricted cash equivalents in the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In October 2016, the FASB issued guidance, which amends the existing accounting for Intra-Entity Transfers of Assets Other Than Inventory. The guidance requires an entity to recognize the income tax consequences of intra-entity transfers, other than inventory, when the transfer occurs. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In August 2016, the FASB issued guidance, which amends the existing accounting standards for the classification of certain cash receipts and cash payments on the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In January 2016, the FASB issued guidance, which amends the existing accounting standards for the recognition and measurement of financial assets and financial liabilities. The updated guidance primarily addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

3.	Trade Receivables

The Company does not provide any credit terms to its customers.

4.	Prepaid Expenses and Advance Payment to Suppliers

	December 31, 2020 (Audited)	December 31, 2019 (Audited)
	$	$
Prepaid expenses	76,597	-
Advance payments to Suppliers	122,616	96,717
	199,213	96,717

5.	Other Receivables

	December 31, 2020 (Audited)	December 31, 2019 (Audited)
	$	$
Security deposit	-	2,871
Value Added Tax Receivables	29,477	60,946
Deposit	65,046	56,251
Others	1,730	14,044
	96,253	134,112

F-34

6.	Plant and Equipment

	Computer equipment	Furniture and fittings	Office equipment	Leasehold improvement	Total
	$	$	$	$	$
Cost
At December 31,2019 (Audited)	368	651	1,142	612,507	614,668
Additions during the year	382	560	-	10,231	11,173
Disposals during the year	-	-	-	(622,738)	(622,738)
Effects of currency translation	26	45	77	-	148
At December 31, 2020 (Audited)	776	1,256	1,219	-	3,251

Accumulated depreciation
At December 31,2019 (Audited)	-	374	588	246,222	247,184
Depreciation during the year	212	331	379	141,297	142,219
Disposals during the year	-	-	-	(387,519)	(387,519)
Effects of currency translation	15	49	67	-	131
At December 31, 2020 (Audited)	227	754	1,034	-	2,015
Net book value
At December 31, 2019 (Audited)	368	277	554	366,285	367,484
At December 31, 2020 (Audited)	549	502	185	-	1,236

7.	Right of Use Assets

$
Cost
At December 31,2019 (Audited)	366,421
Additions during the year	-
Write-off during the year	(366,421)
Effects of currency translation	-
At December 31, 2020 (Audited)	-

Accumulated depreciation
At December 31,2019 (Audited)	102,257
Depreciation during the year	102,890
Write-off during the year	(205,147)
Effects of currency translation	-
At December 31, 2020 (Audited)	-

Net book value
At December 31, 2019 (Audited)	264,164
At December 31, 2020 (Audited)	-

Right of use asset solely consisted of a five-year lease agreement with China International Consumer Electronics Show and Exchange Center (CEEC) commencing on July 17, 2017 and expiring on July 17, 2022. The Company ceased its operation at CEEC exhibition mall in March 2021 due to the change in mall operations. Consequently, the ROU assets and leasehold improvements in connection with the lease at CEEC exhibition mall were written off as at December 31, 2020. The Company is still pending for resolution with the CEEC mall operator on the outstanding lease obligations and deferred subsidy income received under the terms of the lease agreement.

F-35

8.	Goodwill

On August 2, 2019, QCM entered into a share purchase agreement among Shenzhen Yeller Video & Technology Co., Ltd.’s shareholders: 1) Huang Yusheng, 2) Huang Xiansheng, 3) Chen Huanwei, 4) Chen Zemin and 5) Lai Xiaopeng to purchase 80% of shares from these shareholders for RMB 5 (USD 0.72).

Impairment loss of $49,564 was recognized during the year ended December 31, 2020.

9.	Other payables and Accruals

	December 31, 2020	December 31, 2019
	(Audited)	(Audited)
	$	$
Accrued payroll and welfare payable	12,882	10,820
VAT and other taxes payable	6,380	557
Others (a)	501,678	284,241
	520,940	295,618

(a) Others primarily consist of rental payable.

10.	Related Party Transactions

(a) The Company had the following balances due to and due from related parties:

At June 30, 2020 and December 31, 2019, the Company lent funds to the following related parties. These loans were unsecured, non-interest bearing and repayable on demand.

	December, 2020	December 31, 2019	Relationship
Huang Xiansheng.5in	19,915	25,837	Minority shareholder of Shenzhen Yeller
Shenzhen Yeller Investment & Development Co., Ltd	44,581	54,433	Company owned by President of the Company
	64,496	80,270

At June 30, 2020 and December 31, 2019, the Company owed funds to the following related parties:

	December, 2020	December 31, 2019	Relationship

Huang Zhicheng	-	57,423	Former shareholder of the Company
Huang Yusheng	374,553	137,791	President of the Company
	374,553	195,214

These advances were unsecured, non-interest bearing and due on demand.

F-36

(b) Transactions

	December 31, 2020	December 31, 2019
	(Audited)	(Audited)
	$	$
Purchases of goods from Shenzhen Yeller Investment & Development Co., Ltd	9,975	232,238
Installation service charged by Shenzhen Yeller Investment & Development Co., Ltd	70,703	45,351
Rental fee charged to Shenzhen Yeller Investment & Development Co., Ltd	7,592	285,561
Sales of finished goods to Shenzhen Yeller Investment & Development Co., Ltd	7,237	-

11.	Income Taxes

Cayman Islands

The Company is a tax-exempted company incorporated in Cayman Islands. Under the current laws of Cayman Islands, the Company is not subject to income, corporate or capital gains tax, and Cayman Islands currently have no form of estate duty, inheritance tax or gift tax. In addition, payments of dividends and capital in respect of their shares are not subject to taxation and no withholding will be required in the Cayman Islands on the payment of any dividend or capital to any holder of their shares, nor will gains derived from the disposal of their shares be subject to Cayman Islands income or corporation tax. No provision for income taxes in Cayman Islands has been made as the Company had no taxable income for the year ended December 31, 2020.

Seychelles

The Company’s subsidiaries formed in the Republic of Seychelles are not subject to tax on its income or capital gains. In addition, upon payment of dividends by the Company to its shareholders, no withholding tax is imposed.

Hong Kong

The Company’s subsidiary formed in Hong Kong is subject to a profits tax rate of 16.5% for income generated in the special administrative region.

PRC

The Company’s subsidiaries incorporated in the PRC are subject to a profits tax rate of 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward losses depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

The Company’s subsidiaries incorporated in the PRC have unused net operating losses (“NOLs”) amounting to $418,712 available for carry forward to future years for PRC income tax reporting purposes as at December 31, 2020 (2019: $322,868).

F-37

Income tax expense (benefits)

	December 31, 2020	December 31, 2019
	(Audited)	(Audited)
	$	$
Loss before tax	(967,491)	(284,655)
Tax credit calculated at statutory tax rate	(241,873)	(71,164)
Effect of different tax rates in other countries	36	118
Others	241,837	71,046
	-	-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

12.	Deferred subsidy income

Based on the lease agreement entered into with CEEC, the Company was entitled to a subsidy of RMB 3,245,000 ($471,901) for renovation if the Company fulfills its contractual obligations. The full subsidy amount has been recorded in 2018 as deferred subsidy income when the renovation was completed in March 2018 and the Company commenced operations thereafter.

Deferred subsidy was amortized on a straight line basis over 52 months, which represents the remaining lease term of the CEEC contract. As of December 31, 2020, the deferred subsidy income amounted to $181,639.

13.	Leases

Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. The Company entered into a five-year lease agreement with China International Consumer Electronics Show and Exchange Center (CEEC) commencing on July 17, 2017 and expiring on July 17, 2022. As of December 31, 2020, the Company has $Nil of right-of-use assets, $177,641 in current operating lease liabilities and $Nil in non-current operating lease liabilities as of December 31, 2020.

Significant assumptions and judgments made as part of the adoption of this new lease standard include determining (i) whether a contract contains a lease, (ii) whether a contract involves an identified asset, and (iii) which party to the contract directs the use of the asset. The discount rates used to calculate the present value of lease payments were determined based on hypothetical borrowing rates available to the Company over terms similar to the lease terms.

F-38

The Company’s future minimum payments under long-term non-cancellable operating leases are as follows:

	As of December 31, 2020	As of December 31, 2019
	(Audited)	(Audited)
	$	$
Within 1 year	183,990	113,291
After 1 year but within 5 years	-	171,630
Total lease payments	183,990	284,921

Less: imputed interest	(6,349)	(16,318)
Total lease obligations	177,641	268,603
Less: current obligations	(177,641)	(102,159)
Long-term lease obligations	-	166,444

14.	Reserves

Statutory reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. During the year ended December 31, 2020 and 2019, the Company did not accrue any statutory reserve.

Foreign currency translation reserve

The foreign currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

15.	Risks

A.	Credit risk

The Company’s deposits are with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss if the banks become insolvent.
Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk from credit extended to customers.

B.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

F-39

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

C.	Interest risk

The Company does not have any liability that is subject to interest rate risk.

D.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

16.	Subsequent Events

The management cannot foresee whether any reoccurrence of COVID-19 will be forthcoming in the future. If any reoccurrence of COVID-19 is not effectively and timely controlled, the business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that the management cannot foresee. Any of these factors and other factors beyond management control could have an adverse effect on the overall business environment, cause uncertainties in the regions where the Company conducts its business, which may adversely impact the business, financial condition and results of operations.

The Company ceased its operation at CEEC exhibition mall in March 2021 due to the change in mall operations. Arising from the cessation, the Company entered into a lease agreement with Shenzhen Yeller Investment Development Co., Ltd. to lease a new premise at F26 Culture and Sport Buidling, Futian Sport Park, No. 3030, Fuqiang Road, Futian District, Shenzhen, Guangdong, China. Consequently, the ROU assets and leasehold improvements in connection with the lease at CEEC exhibition mall were written off as at December 31, 2020. The Company is still pending for resolution with the CEEC mall operator on the outstanding lease obligations and deferred subsidy income received under the terms of the lease agreement.

There is no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

F-40

HUALE GROUP CO., LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED

JUNE 30, 2020

F-41

Huale Group Co. Limited

Consolidated Balance Sheets

As of the period ended June 30, 2020 and the year ended December 31, 2019

	June 30, 2020 (Unaudited)	December 31, 2019 (Audited)
Assets	$	$
Current assets
Cash and cash equivalents	317,470	120,126
Accounts receivable	1,415	1,434
Prepaid expenses, taxes and other current assets	105,939	96,717
Other receivables, net	159,905	134,112
Inventory	206,405	138,211
Related party receivable	445,585	162,054
Total current assets	1,236,719	652,654

Non-current assets
Plant and equipment, net	298,140	367,484
Right-of-use assets	209,977	264,164
Goodwill	49,564	49,564
Total non-current assets	557,681	681,212

Total Assets	1,794,400	1,333,866

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	84,860	57,303
Other payable and accruals	372,394	295,618
Deferred revenue	474,272	456,112
Related party payable	791,283	105,942
Deferred subsidy income	105,945	107,488
Operating lease liabilities	102,902	102,159
Total current liabilities	1,931,656	1,124,622

Non-current liabilities
Deferred subsidy income	114,774	170,190
Operating lease liabilities	112,045	166,444
	226,819	336,634

Total Liabilities	2,158,475	1,461,256

Stockholders’ (Deficit) Equity
Common stock	100,000	100,000
Accumulated deficit	(432,813)	(207,812)
Foreign currency translation reserve	5,559	(1,711)
Non-controlling interest	(36,821)	(17,867)
Total (Deficit) Equity	(364,075)	(127,390)

Total Liabilities and (Deficit) Equity	1,794,400	1,333,866

F-42

Huale Group Co. Limited

Consolidated Statements of Operations and Comprehensive Loss

For the six months period ended June 30, 2020 and 2019

	2020 (Unaudited)	2019 (Unaudited)
	$	$

Revenues	136,394	-
Cost of revenues	(115,220)	-
Gross profit	21,174	-

Operating expenses:
Selling and marketing expenses	(279)	-
General and administrative expenses	(312,294)	(28,433)
Total operating expenses	(312,573)	(28,433)

Operating loss	(291,399)	(28,433)

Other income (expenses):
Interest income	36	168
Other income	54,632	-
Interest expense	(8,749)	-
Total other income and (expenses)	45,919	168

Loss before taxes from operations	(245,480)	(28,265)

Provision for income taxes	-	-

Net loss	(245,480)	(28,265)

Other comprehensive income:
Foreign currency translation income (loss)	8,795	515
Total comprehensive loss	(236,685)	(27,750)

Net loss attributable to :
Owners of the Company	(225,001)	(28,265)
Non-controlling interest	(20,479)	-
	(245,480)	(28,265)
Total comprehensive loss attributable to :
Owners of the Company	(217,731)	(27,750)
Non-controlling interest	(18,954)	-
	(236,685)	(27,750)

F-43

Huale Group Co. Limited

Consolidated Statements of Cash Flows

For the six months period ended June 30, 2020 and 2019

	2020 (Unaudited)	2019 (Unaudited)
	$	$

Loss from operations before taxation	(245,480)	(28,265)
Adjustments for:
Depreciation of plant and equipment	70,245	-
Depreciation of right-of-use assets	50,651	-
Interest expense	8,749	-
Operating cash flows before changes in working capital	(115,835)	(28,265)

Cash flows from operating activities
Increase in accounts and other receivables	(38,807)	(36,852)
Increase in inventory	(70,536)	-
Increase in prepayments and other current assets	(10,665)	-
Increase in payables and other current liabilities	31,820	(1,582)
Net cash used in operating activities	(204,023)	(66,699)

Cash flows from investing activities
Acquisition of subsidiary, net of cash acquired	-	-
Purchase of plant and equipment	(6,177)	-
Net cash used in investing activities	(6,177)	-

Cash flows from financing activities
Changes in related party balances, net	413,492	18,898
Net cash provided by financing activities	413,492	18,898

Net increase (decrease) of cash and cash equivalents	203,292	(47,801)

Effect of foreign currency translation on cash and cash equivalents	(5,948)	999

Cash and cash equivalents–beginning of period	120,126	137,293

Cash and cash equivalents–end of period	317,470	90,491

Supplementary cash flow information:
Interest received	36	168
Interest paid	(8,749)	-

F-44

Huale Group Co. Limited

Consolidated Statements of Stockholders’ Equity (Deficit)

As of the six months period ended June 30, 2020 and 2019

	Common stock	Accumulated deficit	Foreign currency translation reserve	Non- controlling interest	Total
	$	$	$	$	$

Balance, December 31, 2018 (Audited)	100,000	(40,019)	(194)	-	59,787
Net loss for the period	-	(28,265)	-	-	(28,265)
Foreign currency translation adjustment	-	-	515	-	515
Total comprehensive loss for the period	-	(28,265)	515	-	(27,750)

Balance, June 30, 2019 (Unaudited)	100,000	(68,284)	321	-	32,037

Balance, December 31, 2019 (Audited)	100,000	(207,812)	(1,711)	(17,867)	(127,390)
Net loss for the period	-	(225,001)	-	(20,479)	(245,480)
Foreign currency translation adjustment	-	-	7,270	1,525	8,795
Total comprehensive loss for the period	-	(225,001)	7,270	(18,954)	(236,685)

Balance, June 30, 2020 (Unaudited)	100,000	(432,813)	5,559	(36,821)	(364,075)

F-45

1.	Organization and Principal Activities

Huale Group Co., Limited (“the Company”) was incorporated under the laws of the Republic of Seychelles on September 28th, 2016. The Company did not have operations that generated revenues and positive cash flows; however, the Company’s management has been reviewing investment opportunities.

Huale Holding Co., Limited (HHC) was incorporated under the laws of the Republic of Seychelles on May 15th, 2017. The company is an investing holding company. It is a wholly owned subsidiary of the Company. Its sole director is Huang Yusheng.

Huale (HK) Investment Co., Limited (HHK) was incorporated on September 16th, 2016 in Hong Kong with limited liability. Its original shareholder was Huang Yusheng. On May 29th, 2018, HHC and Huang Yusheng entered into an agreement whereby Huang Yusheng transferred his entire equity in the company to HHC. Therefore, HHK became a wholly owned subsidiary of HHC.

On March 27th, 2017, Qianhai Lewenhua Consulting Management (Shenzhen) Co., Limited (OCM) was incorporated as a wholly owned foreign entity in the PRC. It is a wholly owned subsidiary of HHK.

On August 2, 2019, OCM entered into a share purchase agreement among Shenzhen Yeller Video & Technology Co., Ltd.’s shareholders:1) Huang Yusheng, 2) Huang Xiansheng, 3) Chen Huanwei, 4) Chen Zemin and 5) Lai Xiaopeng to purchase 80% of shares from these shareholders for RMB 5 (USD 0.72).

Shenzhen Yeller Video & Technology Co., Ltd. (Shenzhen Yeller) was incorporated under the laws of PRC on May 5th, 2017. Its primary businesses are gathering and selling high-quality audio and video products. Located in Futian District, Shenzhen, Shenzhen Yeller will also establish branches in first- and second-tier cities.

As of December 31, 2019, the Company’s subsidiaries are as follows:

Entity	Date of incorporation	Date of acquisition	Place of incorporation	Percentage of legal ownership by the Company	Principal activities
Huale Holding Co., Limited (“HHC”)	May 15, 2017	N/A	Seychelles	100%	Investment holding
Huale (HK) Investment Co., Limited (“HHK”)	September 16, 2016	May 29, 2018	Hong Kong	100%	Investment holding
Qianhai Lewenhua Consulting Management (Shenzhen) Co., Limited (“QCM”)	March 27, 2017	N/A	China	100%	Investment holding
Shenzhen Yeller Audio & Video Technology Co., Limited (“Shenzhen Yeller”)	May 5, 2017	August 2, 2019	China	80%	Selling audio and video equipment, smart home and cultural media

F-46

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net loss of $245,480 during the six months ended June 30, 2020. As of June 30, 2020, the Company had net current liability of $694,937 and total deficit of $364,075.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the Chairman of the Board. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the Chairman of the Board indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America. The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

F-47

Business Combinations

Business combinations are recorded using the acquisition method of accounting. The purchase price of the acquisition is allocated to the tangible assets, liabilities, identifiable intangible assets acquired and non-controlling interest, if any, based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses and restructuring costs are expensed as incurred.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An expected credit losses is made when collection of the full amount is no longer probable. Bad debts are written off against expected credit losses allowances.

Inventories

Inventories consist of raw materials and finished goods are stated at the lower of cost or market value. Finished goods costs include: materials, direct labor, inbound shipping costs, and allocated overhead. The Company applies the weighted average cost method to its inventory.

Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of raw materials. Upon physical receipt and inspection of the raw materials from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Leasehold Improvement and Equipment

An item of leasehold improvement and equipment is stated at cost less any accumulated depreciation and any accumulated allowance for decrease in value (if any).

The cost of an item of leasehold improvement and equipment comprises its purchase price, import duties and non-refundable purchase taxes (after deducting trade discounts and rebates) and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These can include the initial estimate of costs of dismantling and removing the item, and restoring the site on which it is located, the obligation for which an entity incurs either when the item is acquired or as a consequence of having used the item during a particular period.

The cost of replacing part of leasehold improvement and equipment is included in the carrying amount of the asset when it is probable that future economic benefits will flow to the Company and the carrying amount of those replaced parts is derecognized. Repairs and maintenance are charged to the statement of income during the financial period in which they are incurred.

Depreciation is provided over their estimated useful lives, using the straight-line method. The Company’s typically applies a salvage value of 0%. The estimated useful lives of the plant and equipment are as follows:

Furniture and fittings	3 years
Office equipment	3 years
Leasehold improvement	42-52 months

F-48

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of leasehold improvement and equipment; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of leasehold improvement and equipment in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated discounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected discounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. The Company did not record any impairment losses on long-lived assets during the six months ended June 30, 2020 and the year ended December 31, 2019.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate the adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations. Goodwill is not amortized but is tested for impairment annually or more frequently if events or changes in circumstances indicate that it might be impaired.

Goodwill is tested for impairment at the reporting unit level on an annual basis (December 31 for the Company) and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The estimation of fair value of each reporting unit using a discounted cash flow methodology also requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the Company’s business, estimation of the useful life over which cash flows will occur, and determination of the Company’s weighted average cost of capital. The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results and market conditions. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for the reporting unit.

F-49

In order to test goodwill for impairment, the Company first assesses qualitative factors to determine whether it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. If it is more likely than not that the fair value of a reporting unit is less than its carrying amount, goodwill is then tested following a two-step process. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill.

The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill.

No impairment loss is recognized during the six months ended June 30, 2020.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

Leases

Leases are classified at the inception date as either a finance lease or an operating lease. As the lessee, a lease is a finance lease if any of the following conditions exists: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the asset’s estimated remaining economic life, or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased asset to the lessor at the inception date.

All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective leases. Operating leases (with an initial term of more than 12 months) are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities (current), and operating lease liabilities (non-current) in the balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company utilizes a market-based approach to estimate the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Value added tax (“VAT”)

On January 1, 2012, the PRC Ministry of Finance and the State Administration of Taxation officially launched a pilot VAT reform program (“Pilot Program”), applicable to businesses in selected industries. Such VAT Pilot Program was phased in Beijing, Jiangsu, Anhui, Fujian, Guangdong, Tianjin, Zhejiang, and Hubei between September and December 2012. Business in the Pilot Program would pay VAT instead of sales tax. Starting from August 1, 2013, the Pilot Program was expanded to cover all regions in the PRC. Implementation of the Pilot Program, the new enrollment system development services and other operating services which were previously subject to business tax are therefore subject to VAT at the rate of 6% of revenue. The net VAT balance between input VAT and output VAT is recorded as accrued expenses in the Company’s financial statements.

F-50

From May 2017 to August 2018, Shenzhen Yeller is a small-scale taxpayer subject to a 3% VAT rate. Since September 2018, Shenzhen Yeller became general taxpayer and subject to VAT rates of 13%, 9% and 6%. From March 2017, OCM is a small-scale taxpayer subject to a 3% VAT rate.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	06302020	06302019
Year end RMB: US$ exchange rate	7.068231	6.87644
Annual average RMB: US$ exchange rate	7.032406	6.61464

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Income recognition

Recognition of Revenue

Revenue is reported net of business taxes and VAT. The Company is in the business of selling high-quality audio and video products. Trade receipts that are received in advance are initially recorded as deferred revenue. Revenue is recognized when goods are delivered and acknowledged by customers.

Revenue is recognized when a customer receives the goods and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i) identification of the services in the contract;

(ii) determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

F-51

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Other Income and other expenses

Other income and other expenses are recognized on an accrual basis in accordance with the substance of the relevant agreements.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Research and development

All research and development costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Income taxes

Income tax expense comprises current and deferred taxation and is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized directly in other comprehensive income or equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable with respect to previous periods.

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company accounts for uncertain tax positions by reporting a liability for uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Company believes that it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expenses.

F-52

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income.” Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.
●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In January 2017, the FASB issued ASU 2017-01: Business Combinations (Topic 805): Clarifying the Determination of Business. The Update requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this ASU on update (1) required that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. Public business entities should apply the amendments in this Update to annual periods beginning after December 15, 2017, including interim periods within those periods. Early adoption of the amendments in this Update is allowed. The amendments in this Update should be applied prospectively on or after the effective date. No disclosures are required at transition. The Company adopted this pronouncement on its consolidated financial statements as of and for the year ended December 31, 2019.

F-53

In January 2017, the FASB issued ASU 2017-04: Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the FASB eliminated Step 2 from the goodwill impairment test. Under the amendments in this Update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity should apply the amendments in this ASU on update on a prospective basis. An entity is required to disclose the nature of and reason for the change in accounting principle upon transition. A public business entity that is a SEC filer should adopt the amendments in this Update for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted this ASU on January 1, 2019. Adoption of this standard resulted in the recognition of right-of-use assets of $264,164 and operating lease liabilities of $268,604. As of December 31, 2019, the adoption of this standard did not have a material impact on the Company’s operating results or cash flows.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The adoption does not have a significant impact on the Company’s financial statements.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

In November 2016, the FASB issued guidance, which addresses the presentation of restricted cash in the statement of cash flows. The guidance requires entities to show the changes in the total of cash, cash equivalents, restricted cash, and restricted cash equivalents in the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In October 2016, the FASB issued guidance, which amends the existing accounting for Intra-Entity Transfers of Assets Other Than Inventory. The guidance requires an entity to recognize the income tax consequences of intra-entity transfers, other than inventory, when the transfer occurs. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

F-54

In August 2016, the FASB issued guidance, which amends the existing accounting standards for the classification of certain cash receipts and cash payments on the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In January 2016, the FASB issued guidance, which amends the existing accounting standards for the recognition and measurement of financial assets and financial liabilities. The updated guidance primarily addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

3.	Trade Receivables

The Company does not provide any credit terms to its customers.

4.	Other Receivables

	June 30, 2020 (Unaudited)	December 31, 2019 (Audited)
	$	$
Security deposit	-	2,871
Value Added Tax Receivables	65,682	60,946
Deposit	60,071	56,251
Others	34,152	14,044
	159,905	134,112

5.	Plant and Equipment

	Computer equipment	Furniture and fittings	Office equipment	Leasehold improvement	Total
	$	$	$	$	$
Cost
At December 31,2019	368	651	1,142	612,507	614,668
Additions during the year	-	518	-	5,659	6,177
Effects of currency translation	(5)	(9)	(16)	(8,794)	(8,824)
At June 30, 2020	363	1,160	1,126	609,372	612,021

Accumulated depreciation
At December 31,2019	-	374	588	246,222	247,184
Depreciation during the year	-	107	188	69,950	70,245
Effects of currency translation	-	(5)	(8)	(3,535)	(3,548)
At June 30, 2020	-	476	768	312,637	313,881

Net book value
At December 31, 2019	368	277	554	366,285	367,484
At June 30, 2020	363	684	358	296,736	298,140

6.	Goodwill

On August 2, 2019, QCM entered into a share purchase agreement among Shenzhen Yeller Video & Technology Co., Ltd.’s shareholders: 1) Huang Yusheng, 2) Huang Xiansheng, 3) Chen Huanwei, 4) Chen Zemin and 5) Lai Xiaopeng to purchase 80% of shares from these shareholders for RMB 5 (USD 0.72).

No impairment loss on goodwill is recognized during the period ended June 30, 2020 and the year ended December 31, 2019.

F-55

7.	Other payables and Accruals

	June 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
	$	$
Accrued payroll and welfare payable	10,383	10,820
VAT and other taxes payable	21	557
Others (a)	361,990	284,241
	372,394	295,618

(a) Others primarily consist of rental payable.

8.	Related Party Transactions

(a) The Company had the following balances due to and due from related parties:

At June 30, 2020 and December 31, 2019, the Company lent funds to the following related parties. These loans were unsecured, non-interest bearing and repayable on demand.

	June 30, 2020	December 31, 2019	Relationship
Huang Xiansheng	-	25,837	Minority shareholder of Shenzhen Yeller
Shenzhen Huashengchuang Investment Development Co., Ltd	282,956	-	Company owned by President of the Company
Huale Acoustics Limited	123,126	81,784	Ultimate Holding Company
Shenzhen Yeller Investment & Development Co., Ltd	39,503	54,433	Company owned by President of the Company
	445,585	162,054

At June 30, 2020 and December 31, 2019, the Company owed funds to the following related parties:

	June 30, 2020	December 31, 2019	Relationship

Huang Yusheng	791,283	105,942	Sole director of the Company

These advances were unsecured, non-interest bearing and due on demand.

(b) Transactions

	June 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
	$	$
Purchases of goods from Shenzhen Yeller Investment & Development Co., Ltd	13,553	232,238
Installation service charged by Shenzhen Yeller Investment & Development Co., Ltd	10,283	45,351
Rental fee charged to Shenzhen Yeller Investment & Development Co., Ltd	-	285,561

F-56

9.	Income Taxes

Cayman Islands

The Company is a tax-exempted company incorporated in Cayman Islands. Under the current laws of Cayman Islands, the Company is not subject to income, corporate or capital gains tax, and Cayman Islands currently have no form of estate duty, inheritance tax or gift tax. In addition, payments of dividends and capital in respect of their shares are not subject to taxation and no withholding will be required in the Cayman Islands on the payment of any dividend or capital to any holder of their shares, nor will gains derived from the disposal of their shares be subject to Cayman Islands income or corporation tax. No provision for income taxes in Cayman Islands has been made as the Company had no taxable income for the period ended June 30, 2020.

Seychelles

The Company’s subsidiary formed in the Republic of Seychelles is not subject to tax on its income or capital gains. In addition, upon payment of dividends by the Company to its shareholders, no withholding tax is imposed.

Hong Kong

The Company’s subsidiary formed in Hong Kong is subject to a profits tax rate of 16.5% for income generated in the special administrative region.

PRC

The Company’s subsidiaries incorporated in the PRC are subject to a profits tax rate of 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward losses depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

The Company’s subsidiaries incorporated in the PRC have unused net operating losses (“NOLs”) amounting to $567,000 available for carry forward to future years for PRC income tax reporting purposes.

Income tax expense (benefits)

	June 30, 2020	June 30, 2019
	(Unaudited)	(Unaudited)
	$	$
Loss before tax	(245,480)	(28,265)
Tax credit calculated at statutory tax rate	(61,370)	(7,066)
Effect of different tax rates in other countries	56	-
Others	61,314	7,066
	-	-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

10.	Leases

Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

F-57

The Company entered into a five-year lease agreement with China International Consumer Electronics Show and Exchange Center (CEEC) commencing on July 17, 2017 and expiring on July 17, 2022. As of June 30, 2020, The Company has $209,977 of right-of-use assets, $102,902 in current operating lease liabilities and $112,045 in non-current operating lease liabilities as of June 30, 2020.

Significant assumptions and judgments made as part of the adoption of this new lease standard include determining (i) whether a contract contains a lease, (ii) whether a contract involves an identified asset, and (iii) which party to the contract directs the use of the asset. The discount rates used to calculate the present value of lease payments were determined based on hypothetical borrowing rates available to the Company over terms similar to the lease terms.

The Company’s future minimum payments under long-term non-cancellable operating leases are as follows:

	As of June 30, 2020	As of December 31, 2019
	(Unaudited)	(Audited)
	$	$
Within 1 year	113,291	113,291
After 1 year but within 5 years	122,732	171,630
Total lease payments	236,023	284,921

Less: imputed interest	(21,076)	(16,318)
Total lease obligations	214,947	268,603
Less: current obligations	(102,902)	(102,159)
Long-term lease obligations	112,045	166,444

Based on the lease agreement entered into with CEEC, the Company is entitled to a subsidy of RMB 3,245,000 ($471,901) for renovation if the Company fulfills its contractual obligations. The full subsidy amount has been recorded in 2018 as deferred subsidy income when the renovation was completed in March 2018 and the Company commenced operations thereafter.

Deferred subsidy is amortized on a straight line basis over 52 months, which represents the remaining lease term of the CEEC contract. As of June 30, 2020, the deferred subsidy income amounted to $220,719.

11.	Reserves

Statutory reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. During the six months ended June 30, 2020 and the year ended December 31, 2019, the Company did not accrue any statutory reserve.

Foreign Currency translation reserve

The foreign currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

F-58

12.	Risks

A.	Credit risk

The Company’s deposits are with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss if the banks become insolvent.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk from credit extended to customers.

B.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

C.	Interest risk

The Company does not have any liability that is subject to interest rate risk.

D.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

13.	Subsequent Events

The outbreak of coronavirus (COVID-19) in January 2020 resulted in an interruption to the normal business operations. Management is evaluating the impact and developing actions plan to minimize the effect of the COVID-19 pandemic and to recover business as soon as possible.

There is no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

F-59

SHENZHEN YELLER AUDIO & VIDEO TECHNOLOGY CO., LTD.

FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD ENDED JUNE 30, 2020

F-60

Shenzhen Yeller Audio & Video Technology Co., Ltd.

Balance sheets

As of the period ended June 30, 2020 and the year ended December 31, 2019

	June 30, 2020 (Unaudited)	December 31, 2019 (Audited)
Assets
Current assets
Cash and cash equivalents	$294,838	$82,950
Accounts receivable	1,415	1,434
Other receivables	128,773	134,112
Related party receivable	478,085	166,393
Advances and prepayments to suppliers	105,939	96,717
Inventory	206,405	138,211
Total current assets	1,215,455	619,817

Non-current assets
Right-of-use assets	209,977	264,164
Property, plant and equipment, net	297,777	367,116
Total non-current assets	507,754	631,280

Total Assets	$1,723,209	$1,251,097

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	84,860	57,303
Taxes payable	21	436
Other payable	338,898	275,167
Accrued liabilities and expenses	3,948	5,137
Customer advances and deposits	474,272	456,112
Deferred subsidy income	105,945	107,488
Operating lease liabilities	102,902	102,159
Related party payable	15,367	-
Total current liabilities	1,126,213	1,003,802

Non-current liabilities
Deferred subsidy income	114,774	170,190
Operating lease liabilities	112,045	166,444
Total non-current liabilities	226,819	336,634

Total Liabilities	1,353,032	1,340,436

Commitments and Contingencies

Stockholders’ (Deficit) Equity
Common Stock	853,952	299,668
Accumulated deficit	(501,051)	(398,657)
Accumulated other comprehensive loss	17,276	9,650
Total Equity (Deficit)	370,177	(89,339)

Total Liabilities and (Deficit) Equity	$1,723,209	$1,251,097

F-61

Shenzhen Yeller Video & Technology Co., Ltd.

Statements of Operations and Comprehensive Loss

For the periods ended June 30, 2020 and 2019

	2020 (Unaudited)	2019 (Unaudited)

Revenues	$136,394	$167,102
Cost of revenues	(115,220)	(92,751)
Gross profit	21,174	74,351

Operating expenses:
Selling and marketing expenses	(279)	(3,661)
General and administrative expenses	(172,585)	(194,242)
Total operating expenses	(172,864)	(197,903)

Operating loss	(151,690)	(123,552)

Other income (expenses):
Interest income	-	23
Interest expense	(5,336)	(9,653)
Other income	54,632	55,162
Total other income and (expenses)	49,296	45,532

Loss before taxes from operations	(102,394)	(78,020)

Provision for income taxes	-	-

Net loss	$(102,394)	$(78,020)

Other comprehensive income:
Foreign currency translation income	7,626	2,609
Comprehensive loss	$(94,768)	$(75,411)

F-62

Shenzhen Yeller Video & Technology Co., Ltd.

Statements of Stockholders’ (Deficit) Equity

For the periods ended June 30, 2020 and 2019

			Accumulated Other
	Common	Accumulated	Comprehensive
	Stock	Deficit	Loss	Total
Balance, January 1, 2019	293,842	(294,993)	8,834	7,683
Capital contribution	5,826	-	-	5,826
Net loss	-	(78,020)	-	(78,020)
Foreign currency translation adjustment	-	-	2,609	2,609
Balance, June 30, 2019	299,668	(373,013)	11,443	(61,902)

Balance, January 1, 2020	299,668	(398,657)	9,650	(89,339)
Capital contribution	554,284	-	-	554,284
Net loss	-	(102,394)	-	(102,394)
Foreign currency translation adjustment	-	-	7,626	7,626
Balance, June 30, 2020	853,952	(501,051)	17,276	370,177

F-63

Shenzhen Yeller Video & Technology Co., Ltd.

Statements of Cash Flows

For the periods ended June 30, 2020 and 2019

	2020 (Unaudited)	2019 (Unaudited)
Cash flows from operating activities

Net loss	$(102,394)	$(78,020)
Depreciation	70,245	71,836
Decrease (Increase) in accounts and other receivables	3,430	(141,050)
Increase in inventory	(70,536)	(45,604)
Decrease in prepayments and other current assets	39,987	110,923
Increase in payables and other current liabilities	16,523	580,794
Net cash (used in) /provided by operating activities	(42,745)	498,879

Cash flows from investing activities
Purchase of plant and equipment	(6,177)	(2,131)
Net cash used in investing activities	(6,177)	(2,131)

Cash flows from financing activities
Proceeds from injection of capital by owners	554,284	5,838
Changes in related party balances, net	(291,557)	(476,862)
Net cash provided by/ (used in) financing activities	$262,727	$(471,024)

Net increase of cash and cash equivalents	213,805	25,724

Effect of foreign currency translation on cash and cash equivalents	(1,917)	(1,141)

Cash and cash equivalents–beginning of period	82,950	3,182

Cash and cash equivalents–end of period	$294,838	27,765

Supplementary cash flow information:
Interest received	$-	$23
Interest paid	$(5,336)	$(9,653)
Income taxes paid	$-	$-

F-64

1.	Organization and Principal Activities

Shenzhen Yeller Video & Technology Co., Ltd. (“the Company”) was incorporated under the laws of PRC on May 5th, 2017. Its primary businesses are gathering and selling high-quality audio and video products. Located in Futian District, Shenzhen, the Company will also establish branches in first- and second-tier cities.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net loss of $102,394 during the six months ended June 30, 2020. As of June 30, 2020, the Company had net current liability of $25,532 and total equity of $370,177.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the Chairman of the Board. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the Chairman of the Board indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America. The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

F-65

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An expected credit losses is made when collection of the full amount is no longer probable. Bad debts are written off against expected credit losses allowances.

Inventories

Inventories consist of raw materials and finished goods are stated at the lower of cost or market value. Finished goods costs include: materials, direct labor, inbound shipping costs, and allocated overhead. The Company applies the weighted average cost method to its inventory.

Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of raw materials. Upon physical receipt and inspection of the raw materials from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Leasehold Improvement and Equipment

An item of leasehold improvement and equipment is stated at cost less any accumulated depreciation and any accumulated allowance for decrease in value (if any).

The cost of an item of leasehold improvement and equipment comprises its purchase price, import duties and non-refundable purchase taxes (after deducting trade discounts and rebates) and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These can include the initial estimate of costs of dismantling and removing the item, and restoring the site on which it is located, the obligation for which an entity incurs either when the item is acquired or as a consequence of having used the item during a particular period.

The cost of replacing part of leasehold improvement and equipment is included in the carrying amount of the asset when it is probable that future economic benefits will flow to the Company and the carrying amount of those replaced parts is derecognized. Repairs and maintenance are charged to the statement of income during the financial period in which they are incurred.

Depreciation is provided over their estimated useful lives, using the straight-line method. The Company’s typically applies a salvage value of 0%. The estimated useful lives of the plant and equipment are as follows:

Furniture and fittings	3 years
Office equipment	3 years
Leasehold improvement	42-52 months

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

F-66

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of leasehold improvement and equipment; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of leasehold improvement and equipment in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated discounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected discounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. The Company did not record any impairment losses on long-lived assets during the six months ended June 30, 2020 and the year ended December 31, 2019.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate the adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

Leases

Leases are classified at the inception date as either a finance lease or an operating lease. As the lessee, a lease is a finance lease if any of the following conditions exists: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the asset’s estimated remaining economic life, or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased asset to the lessor at the inception date.

All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective leases. Operating leases (with an initial term of more than 12 months) are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities (current), and operating lease liabilities (non-current) in the balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company utilizes a market-based approach to estimate the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

F-67

The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	06302020	06302019
Year end RMB: US$ exchange rate	7.068231	6.87644
Annual average RMB: US$ exchange rate	7.032406	6.61464

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Value added tax (“VAT”)

On January 1, 2012, the PRC Ministry of Finance and the State Administration of Taxation officially launched a pilot VAT reform program (“Pilot Program”), applicable to businesses in selected industries. Such VAT Pilot Program was phased in Beijing, Jiangsu, Anhui, Fujian, Guangdong, Tianjin, Zhejiang, and Hubei between September and December 2012. Business in the Pilot Program would pay VAT instead of sales tax. Starting from August 1, 2013, the Pilot Program was expanded to cover all regions in the PRC. Implementation of the Pilot Program, the new enrollment system development services and other operating services which were previously subject to business tax are therefore subject to VAT at the rate of 6% of revenue. The net VAT balance between input VAT and output VAT is recorded as accrued expenses in the Company’s financial statements.

From May 2017 to August 2018, the Company is a small-scale taxpayer subject to a 3% VAT rate. Since September 2018, the Company became general taxpayer and subject to VAT rates of 13%, 9% and 6%.

Income recognition

Recognition of Revenue

Revenue is reported net of business taxes and VAT. The Company is in the business of selling high-quality audio and video products. Trade receipts that are received in advance are initially recorded as deferred revenue. Revenue is recognized when goods are delivered and acknowledged by customers.

Revenue is recognized when a customer receives the goods and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i) identification of the services in the contract;

(ii) determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

F-68

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Other Income and other expenses

Other income and other expenses are recognized on an accrual basis in accordance with the substance of the relevant agreements.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Research and development

All research and development costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Income taxes

Income tax expense comprises current and deferred taxation and is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized directly in other comprehensive income or equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable with respect to previous periods.

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

F-69

The Company accounts for uncertain tax positions by reporting a liability for uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Company believes that it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expenses.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.
●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In January 2017, the FASB issued ASU 2017-01: Business Combinations (Topic 805): Clarifying the Determination of Business. The Update requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this ASU on update (1) required that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. Public business entities should apply the amendments in this Update to annual periods beginning after December 15, 2017, including interim periods within those periods. Early adoption of the amendments in this Update is allowed. The amendments in this Update should be applied prospectively on or after the effective date. No disclosures are required at transition. The Company adopted this pronouncement on its consolidated financial statements as of and for the year ended December 31, 2019.

F-70

In January 2017, the FASB issued ASU 2017-04: Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the FASB eliminated Step 2 from the goodwill impairment test. Under the amendments in this Update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity should apply the amendments in this ASU on update on a prospective basis. An entity is required to disclose the nature of and reason for the change in accounting principle upon transition. A public business entity that is a SEC filer should adopt the amendments in this Update for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted this ASU on January 1, 2019. Adoption of this standard resulted in the recognition of right-of-use assets of $264,164 and operating lease liabilities of $268,604. As of December 31, 2019, the adoption of this standard did not have a material impact on the Company’s operating results or cash flows.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The adoption does not have a significant impact on the Company’s financial statements.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

In November 2016, the FASB issued guidance, which addresses the presentation of restricted cash in the statement of cash flows. The guidance requires entities to show the changes in the total of cash, cash equivalents, restricted cash, and restricted cash equivalents in the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

F-71

In October 2016, the FASB issued guidance, which amends the existing accounting for Intra-Entity Transfers of Assets Other Than Inventory. The guidance requires an entity to recognize the income tax consequences of intra-entity transfers, other than inventory, when the transfer occurs. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In August 2016, the FASB issued guidance, which amends the existing accounting standards for the classification of certain cash receipts and cash payments on the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In January 2016, the FASB issued guidance, which amends the existing accounting standards for the recognition and measurement of financial assets and financial liabilities. The updated guidance primarily addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

3.	Trade Receivables

The Company does not provide any credit terms to its customers.

4.	Plant and Equipment

	Furniture and fittings	Office equipment	Leasehold improvement	Total
	$	$	$	$
Cost
At December 31,2019	651	1,142	612,507	614,300
Additions during the year	518	-	5,659	6,177
Effects of currency translation	(9)	(16)	(8,794)	(8,819)
At June 30, 2020	1,160	1,126	609,372	611,658
Accumulated depreciation
At December 31,2019	374	588	246,222	247,184
Depreciation during the year	107	188	69,950	70,245
Effects of currency translation	(5)	(8)	(3,535)	(3,548)
At June 30, 2020	476	768	312,637	313,881

Net book value
At December 31, 2019	277	554	366,285	367,116
At June 30, 2020	684	358	296,735	297,777

Depreciation expense for the six months ended June 30, 2020 and 2019 was $70,245 and $71,836, respectively.

F-72

5.	Related Party Transactions

(a) The Company had the following balances due to and due from related parties:

At June 30, 2020 and December 31, 2019, the Company lent funds to the following related parties. These loans were unsecured, non-interest bearing and repayable on demand.

	June 30, 2020	December 31, 2019	Relationship
Huang Xiansheng	-	25,837	Shareholder
Huang Yusheng	-	86,123	President of the Company
Shenzhen Huashengchuang Investment Development Co., Ltd	424,434	-	Company owned by President of the Company
Shenzhen Yeller Investment & Development Co., Ltd	53,651	54,433	Company owned by President of the Company
	478,085	166,393

At June 30, 2020 and December 31, 2019, the Company owed funds to the following related parties:

	June 30, 2020	December 31, 2019	Relationship

Huang Yusheng	15,367	-	President of the Company
	15,367	-

These advances were unsecured, non-interest bearing and due on demand.

6.	Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

The Company is incorporated in the PRC and is subject to profits tax rate at 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward losses depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

F-73

The Company has unused net operating losses (“NOLs”) available for carry forward to future years for PRC income tax reporting purposes up to five years. The Company recorded a deferred tax asset in the amount of $0 at December 31, 2019 and June 30, 2020.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

7.	Lease Commitments

Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. The Company entered into a five-year lease agreement with China International Consumer Electronics Show and Exchange Center (CEEC) commencing on July 17, 2017 and expiring on July 17, 2022. As of June 30, 2020, The Company has $209,977 of right-of-use assets, $102,902 in current operating lease liabilities and $112,045 in non-current operating lease liabilities as of June 30, 2020.

Significant assumptions and judgments made as part of the adoption of this new lease standard include determining (i) whether a contract contains a lease, (ii) whether a contract involves an identified asset, and (iii) which party to the contract directs the use of the asset. The discount rates used to calculate the present value of lease payments were determined based on hypothetical borrowing rates available to the Company over terms similar to the lease terms.

The Company’s future minimum payments under long-term non-cancellable operating leases are as follows:

	As of June 30, 2020	As of December 31, 2019
	(Unaudited)	(Audited)
	$	$

Within 1 year	113,291	113,291
After 1 year but within 5 years	122,732	171,630
Total lease payments	236,023	284,921

Less: imputed interest	(21,076)	(16,318)
Total lease obligations	214,947	268,603
Less: current obligations	(102,902)	(102,159)
Long-term lease obligations	112,045	166,444

Based on the lease agreement entered into with CEEC, the Company is entitled to a subsidy of RMB 3,245,000 ($471,901) for renovation if the Company fulfills its contractual obligations. The full subsidy amount has been recorded in 2018 as deferred subsidy income when the renovation was completed in March 2018 and the Company commenced operations thereafter.

Deferred subsidy is amortized on a straight line basis over 52 months, which represents the remaining lease term of the CEEC contract. As of June 30, 2020, the deferred subsidy income amounted to $220,719.

F-74

8.	Risks

A.	Credit risk

The Company’s deposits are made with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss if the banks become insolvent.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

B.	Interest risk

The Company does not have any liability that is subject to interest rate risk.

C.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

D.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

9.	Subsequent Events

The outbreak of coronavirus (COVID-19) in January 2020 resulted in an interruption to the normal business operations. Management is evaluating the impact and developing actions plan to minimize the effect of the COVID-19 pandemic and to recover business as soon as possible.

There is no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

F-75

SHENZHEN YELLER AUDIO & VIDEO TECHNOLOGY CO., LTD.

FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2019

F-76

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Shenzhen Yeller Audio & Video Technology Co., Limited:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Shenzhen Yeller Audio & Video Technology Co., Limited (“the Company”) as of December 31, 2019, and the related statements of Income (loss) and comprehensive Income (loss), stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 6 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

The Company incurred a net loss of $103,664 during the year ended December 31, 2019. As of December 31, 2019, the Company had net current liability of $383,985 and total deficit of $89,339. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

/s/ Pan-China Singapore PAC

We have served as the Company’s auditor since 2018.

Singapore

F-77

Shenzhen Yeller Audio & Video Technology Co., Ltd.

Balance Sheets

As of years ended December 31, 2019 and 2018

	December 31, 2019 (Audited)	December 31, 2018 (Audited)
Assets
Current assets
Cash and cash equivalents	$82,950	$3,182
Accounts receivable	1,434	12,014
Other receivables	134,112	118,686
Related party receivable	166,393	-
Advances and prepayments to suppliers	96,717	3,694
Subsidies receivable	-	471,901
Inventory	138,211	-
Total current assets	619,817	609,477

Non-current assets
Right of Use assets	264,164	-
Property, plant and equipment, net	367,116	511,691
Total non-current assets	631,280	511,691

Total Assets	$1,251,097	$1,121,168
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	57,303	12,491
Taxes payable	436	(23)
Other payable	275,167	204,196
Accrued liabilities and expenses	5,137	5,124
Customer advances and deposits	456,112	40,771
Deferred subsidy income	107,488	390,226
Operating lease liabilities	102,159	-
Related party payable	-	460,699
Total current liabilities	1,003,802	1,113,484

Non-current liabilities
Deferred subsidy income	170,190	-
Operating lease liabilities	166,444	-
Total non-current liabilities	336,634	-

Total Liabilities	1,340,436	1,113,484

Commitments and Contingencies

Stockholders’ (Deficit) Equity
Common Stock	299,668	293,842
Accumulated deficit	(398,657)	(294,993)
Accumulated other comprehensive loss	9,650	8,835
Total (Deficit) Equity	(89,339)	7,684

Total Liabilities and (Deficit) Equity	$1,251,097	$1,121,168

F-78

Shenzhen Yeller Video & Technology Co., Ltd.

Statements of Operations and Comprehensive Loss

For the years ended December 31, 2019 and 2018

	2019 (Audited)	2018 (Audited)

Revenues	$752,466	$61,686
Cost of revenues	(539,293)	(30,412)
Gross profit	213,173	31,274

Operating expenses:
Selling and marketing expenses	(10,594)	(642)
General and administrative expenses	(409,300)	(346,459)
Total operating expenses	(419,894)	(347,101)

Operating loss	(206,721)	(315,827)

Other income (expenses):
Interest income	133	22
Interest expense	(5,620)	(6,999)
Other income	108,544	84,983
Total other income and (expenses)	103,057	78,006

Loss before taxes from operations	(103,664)	(237,821)

Provision for income taxes	-	-

Net loss	$(103,664)	$(237,821)

Other comprehensive income:
Foreign currency translation income	815	7,178
Comprehensive loss	$(102,849)	$(230,643)

F-79

Shenzhen Yeller Video & Technology Co., Ltd.

Statements of Stockholders’ (Deficit) Equity

For the years ended December 31, 2019 and 2018

			Accumulated Other
	Common	Accumulated	Comprehensive
	Stock	Deficit	Loss	Total
Balance, January 1, 2018	14,653	(57,172)	1,657	(40,862)
Capital contribution	279,189	-	-	279,189
Net loss	-	(237,821)	-	(237,821)
Foreign currency translation adjustment	-	-	7,178	7,178
Balance, December 31, 2018	293,842	(294,993)	8,835	7,684

Balance, January 1, 2019	293,842	(294,993)	8,835	7,684
Capital contribution	5,826	-	-	5,826
Net loss	-	(103,664)	-	(103,664)
Foreign currency translation adjustment	-	-	815	815
Balance, December 31,2019	299,668	(398,657)	9,650	(89,339)

F-80

Shenzhen Yeller Video & Technology Co., Ltd.

Statements of Cash Flows

For the years ended December 31, 2019 and 2018

	2019 (Audited)	2018 (Audited)
Cash flows from operating activities

Net loss	$(103,664)	$(237,821)
Depreciation	143,571	111,089
Increase in accounts and other receivables	(4,846)	(73,945)
Increase in inventory	(138,211)	-
Decrease (Increase) in prepayments and other current assets	378,878	(494,418)
Increase in payables and other current liabilities	453,675	629,474
Net cash provided by/(used in) operating activities	729,403	(65,621)

Cash flows from investing activities
Purchase of plant and equipment	(3,832)	(453,661)
Net cash used in investing activities	(3,832)	(453,661)

Cash flows from financing activities
Proceeds from injection of capital by owners	5,797	287,544
Changes in related party balances, net	(650,780)	232,256
Net cash (used in) /provided by financing activities	$(644,983)	$519,800

Net increase of cash and cash equivalents	80,588	518

Effect of foreign currency translation on cash and cash equivalents	(820)	(66)

Cash and cash equivalents–beginning of year	3,182	2,730

Cash and cash equivalents–end of year	$82,950	3,182

Supplementary cash flow information:
Interest received	$133	$22
Interest paid	$(5,620)	$(6,999)
Income taxes paid	$-	$-

F-81

1.	Organization and Principal Activities

Shenzhen Yeller Video & Technology Co., Ltd. (“the Company”) was incorporated under the laws of PRC on May 5th, 2017. Its primary businesses are gathering and selling high-quality audio and video products. Located in Futian District, Shenzhen, the Company will also establish branches in first- and second-tier cities.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net loss of $103,664 during the year ended December 31, 2019. As of December 31, 2019, the Company had net current liability of $383,985 and total deficit of $89,339.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the Chairman of the Board. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the Chairman of the Board indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America. the Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates

F-82

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories

Inventories consist of raw materials and finished goods are stated at the lower of cost or market value. Finished goods costs include: materials, direct labor, inbound shipping costs, and allocated overhead. The Company applies the weighted average cost method to its inventory.

Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of raw materials. Upon physical receipt and inspection of the raw materials from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Leasehold Improvement and Equipment

An item of leasehold improvement and equipment is stated at cost less any accumulated depreciation and any accumulated allowance for decrease in value (if any).

The cost of an item of leasehold improvement and equipment comprises its purchase price, import duties and non-refundable purchase taxes (after deducting trade discounts and rebates) and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These can include the initial estimate of costs of dismantling and removing the item, and restoring the site on which it is located, the obligation for which an entity incurs either when the item is acquired or as a consequence of having used the item during a particular period.

The cost of replacing part of leasehold improvement and equipment is included in the carrying amount of the asset when it is probable that future economic benefits will flow to the Company and the carrying amount of those replaced parts is derecognized. Repairs and maintenance are charged to the statement of income during the financial period in which they are incurred.

Depreciation is provided over their estimated useful lives, using the straight-line method. The Company’s typically applies a salvage value of 0%. The estimated useful lives of the plant and equipment are as follows:

Furniture and fittings	3 years
Office equipment	3 years
Leasehold improvement	42-52 months

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

F-83

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of leasehold improvement and equipment; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of leasehold improvement and equipment in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated discounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected discounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. The Company did not record any impairment losses on long-lived assets during the year ended December 31, 2019 and 2018.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate the adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

Leases

Leases are classified at the inception date as either a finance lease or an operating lease. As the lessee, a lease is a finance lease if any of the following conditions exists: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the asset’s estimated remaining economic life, or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased asset to the lessor at the inception date.

All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective leases. Operating leases (with an initial term of more than 12 months) are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities (current), and operating lease liabilities (non-current) in the balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company utilizes a market-based approach to estimate the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

F-84

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	12312019	12312018
Year end RMB: US$ exchange rate	6.96676	6.87644
Annual average RMB: US$ exchange rate	6.89955	6.61464

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Value added tax (“VAT”)

On January 1, 2012, the PRC Ministry of Finance and the State Administration of Taxation officially launched a pilot VAT reform program (“Pilot Program”), applicable to businesses in selected industries. Such VAT Pilot Program was phased in Beijing, Jiangsu, Anhui, Fujian, Guangdong, Tianjin, Zhejiang, and Hubei between September and December 2012. Business in the Pilot Program would pay VAT instead of sales tax. Starting from August 1, 2013, the Pilot Program was expanded to cover all regions in the PRC. Implementation of the Pilot Program, the new enrollment system development services and other operating services which were previously subject to business tax are therefore subject to VAT at the rate of 6% of revenue. The net VAT balance between input VAT and output VAT is recorded as accrued expenses in the Company’s financial statements.

From May 2017 to August 2018, the Company is a small-scale taxpayer subject to a 3% VAT rate. Since September 2018, the Company became general taxpayer and subject to VAT rates of 13%, 9% and 6%.

Income recognition

Recognition of Revenue

Revenue is reported net of business taxes and VAT. The Company is in the business of selling high-quality audio and video products. Trade receipts that are received in advance are initially recorded as deferred revenue. Revenue is recognized when goods are delivered and acknowledged by customers.

F-85

Revenue is recognized when a customer receives the goods and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i) identification of the services in the contract;

(ii) determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Other Income and other expenses

Other income and other expenses are recognized on an accrual basis in accordance with the substance of the relevant agreements.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Research and development

All research and development costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Income taxes

Income tax expense comprises current and deferred taxation and is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized directly in other comprehensive income or equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable with respect to previous periods.

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

F-86

The Company accounts for uncertain tax positions by reporting a liability for uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Company believes that it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expenses.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.
●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In January 2017, the FASB issued ASU 2017-01: Business Combinations (Topic 805): Clarifying the Determination of Business. The Update requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this ASU on update (1) required that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. Public business entities should apply the amendments in this Update to annual periods beginning after December 15, 2017, including interim periods within those periods. Early adoption of the amendments in this Update is allowed.

F-87

The amendments in this Update should be applied prospectively on or after the effective date. No disclosures are required at transition. The Company adopted this pronouncement on its consolidated financial statements as of and for the year ended December 31, 2019.

In January 2017, the FASB issued ASU 2017-04: Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the FASB eliminated Step 2 from the goodwill impairment test. Under the amendments in this Update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity should apply the amendments in this ASU on update on a prospective basis. An entity is required to disclose the nature of and reason for the change in accounting principle upon transition. A public business entity that is a SEC filer should adopt the amendments in this Update for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted this ASU on January 1, 2019. Adoption of this standard resulted in the recognition of right-of-use assets of $264,164 and operating lease liabilities of $268,604. As of December 31, 2019, the adoption of this standard did not have a material impact on the Company’s operating results or cash flows.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

In November 2016, the FASB issued guidance, which addresses the presentation of restricted cash in the statement of cash flows. The guidance requires entities to show the changes in the total of cash, cash equivalents, restricted cash, and restricted cash equivalents in the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In October 2016, the FASB issued guidance, which amends the existing accounting for Intra-Entity Transfers of Assets Other Than Inventory. The guidance requires an entity to recognize the income tax consequences of intra-entity transfers, other than inventory, when the transfer occurs. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In August 2016, the FASB issued guidance, which amends the existing accounting standards for the classification of certain cash receipts and cash payments on the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

F-88

In January 2016, the FASB issued guidance, which amends the existing accounting standards for the recognition and measurement of financial assets and financial liabilities. The updated guidance primarily addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company is in the process of evaluating the impact of the adoption of this pronouncement on its consolidated financial statements.

3.	Trade Receivables

The Company does not provide any credit terms to its customers.

4.	Other Receivables

	December 31, 2019	December 31, 2018
Security deposit	2,871	2,908
Value Added Tax Receivables	60,946	54,031
Deposit	56,251	61,747
Others	14,044	-
	$134,112	$118,686

5.	Plant and Equipment

	Furniture and fittings	Office equipment	Leasehold improvement	Total
	$	$	$	$
Cost
At December 31,2018	660	1,157	616,734	618,551
Additions during the year	-	-	3,832	3,832
Effects of currency translation	(9)	(15)	(8,059)	(8,083)
At December 31, 2019	651	1,142	612,507	614,300

Accumulated depreciation
At December 31,2018	159	210	106,491	106,860
Depreciation during the year	220	386	142,965	143,571
Effects of currency translation	(5)	(8)	(3,234)	(3,247)
At December 31, 2019	374	588	246,222	247,184
Net book value
At December 31, 2018	501	947	510,243	511,691
At December 31, 2019	277	554	366,285	367,116

F-89

Depreciation expense for the years ended December 31, 2019 and 2018 was $143,571 and $111,089 respectively.

6.	Related Party Transactions

(a) The Company had the following balances due to and due from related parties:

At December 31, 2019 and 2018, the Company lent funds to the following related parties. These loans were unsecured, non-interest bearing and repayable on demand.

	December 31, 2019	December 31, 2018	Relationship
Huang Xiansheng	25,837	-	Shareholder
Huang Yusheng	86,123	-	President of the Company
Shenzhen Yeller Investment & Development Co., Ltd	54,433	-	Company owned by President of the Company
	166,393	-

At December 31, 2019 and 2018, the Company owed funds to the following related parties; except for the balance owed to Shenzhen Yeller Investment & Development Co., Ltd, these advances were unsecured and non-interest bearing and due on demand:

	December 31, 2019	December 31, 2018	Relationship
Shenzhen Yeller Investment & Development Co., Ltd	-	149,492	Company owned by President of the Company
Huang Xiansheng	-	91,617	Shareholder
Huang Yusheng	-	219,590	President of the Company
	-	460,699

The balance owed to Shenzhen Yeller Investment & Development Co., Ltd carried a monthly interest rate of 4.35%, and has been fully settled in 2019.

7.	Other Payables

	December 31, 2019	December 31, 2018
Rental payable	270,238	160,496
Management fee for rental property	1,538	-
Others	3,391	43,700
	$275,167	$204,196

8.	Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-90

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

The Company is subject to profits tax rate at 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward losses depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

The Company has unused net operating losses (“NOLs”) available for carry forward to future years for PRC income tax reporting purposes up to five years. The Company recorded a deferred tax asset in the amount of $0 at December 31, 2019 and 2018.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

9.	Lease Commitments

The adoption of the new lease guidance did not have a material impact on the Company’s results of operations or liquidity, but resulted in the recognition of operating lease liabilities and operating lease right-of-use assets on its balance sheets. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. The Company entered into a five-year lease agreement with China International Consumer Electronics Show and Exchange Center (CEEC) commencing on July 17, 2017 and expiring on July 17, 2022. The Company has $ 264,164 of right-of-use assets, $102,159 in current operating lease liabilities and $166,444 in non-current operating lease liabilities as of December 31, 2019,

Significant assumptions and judgments made as part of the adoption of this new lease standard include determining (i) whether a contract contains a lease, (ii) whether a contract involves an identified asset, and (iii) which party to the contract directs the use of the asset. The discount rates used to calculate the present value of lease payments were determined based on hypothetical borrowing rates available to the Company over terms similar to the lease terms.

F-91

The Company’s future minimum payments under long-term non-cancellable operating leases are as follows:

As of December 31, 2019 (Audited)
$

Within 1 year	113,291
After 1 year but within 5 years	171,630
Total lease payments	284,921

Less: imputed interest	(16,318)
Total lease obligations	268,603
Less: current obligations	(102,159)
Long-term lease obligations	166,444

Based on the lease agreement entered into with CEEC, the Company is entitled to a subsidy of RMB 3,245,000 ($471,901) for renovation if the Company fulfills its contractual obligations. The full subsidy amount has been recorded in 2018 as deferred subsidy income when the renovation was completed in March 2018 and the Company commenced operations thereafter.

Deferred subsidy is amortized on a straight line basis over 52 months, which represents the remaining lease term of the CEEC contract. As of December 31, 2019, the deferred subsidy income amounted to $277,678.

10.	Risks

A.	Credit risk

The Company’s deposits are made with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss if the banks become insolvent.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

B.	Interest risk

The Company does not have any liability that is subject to interest rate risk.

C.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

D.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

11.	Subsequent Events

The outbreak of coronavirus (COVID-19) in January 2020 resulted in an interruption to the normal business operations. Management is evaluating the impact and developing actions plan to minimize the effect of the COVID-19 pandemic and to recover business as soon as possible.

There is no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

F-92

HUALE ACOUSTICS LIMITED

PRELIMINARY PROSPECTUS

Through and including [     ], 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred in connection with the execution of their duties, powers, authorities or discretions as a director or officer of the Company, unless such losses or damages arise through the willful neglect or default of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Regulation S promulgated thereunder regarding offshore offers and sales.

Effective May 7, 2019, the Company (the “Nevada Company”) was redomiciled from Nevada to the Cayman Islands by merging into its wholly owned Cayman Islands subsidiary, Huale Acoustics Limited (the “Cayman Company”). Pursuant to the merger, the Cayman Company issued 3,625,000 of its Ordinary Shares to the shareholders of the Nevada Company in exchange for all of their shares in the Nevada Company.

On April 28, 2020, the Company closed on a share exchange (the “Share Exchange”) with Huale Group Co., Limited, (“HGL”), a Seychelles company limited by shares, and HGL’s shareholders (the “HGL Shareholders”). Pursuant to the Share Exchange, the Company issued 32,625,000 Ordinary Shares in exchange for all of the outstanding shares of HGL.

On November 23, 2020, the Company completed the sale of an aggregate of 4,856,775 Ordinary Shares pursuant to a private offering of its securities. The sales of the Ordinary Shares were exempt from registration under Regulation S promulgated under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or consolidated financial statements or the notes thereto.

II-1

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment to the Registrant’s registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, Guangdong Province, China, on March 31, 2022.

HUALE ACOUSTICS LIMITED

By:	/s/ HUANG Yusheng
Name:	HUANG Yusheng
Title:	President, Chief Executive Officer, Secretary, Chairman of the Board (Principal Executive Officer)

By:	/s/ HE Demin
Name:	HE Demin
Title	Chief Financial Officer (Principal Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this Post-Effective Amendment to the Registrant’s registration statement on Form F-1 in the Hong Kong Special Administrative Region of the Peoples Republic of China on March 31, 2022.

SCHLUETER & ASSOCIATES, P.C.

By:	/s/ Henry F. Schlueter
Name:	Henry F. Schlueter, Esq.
Title:	Managing Director

II-3

EXHIBIT INDEX

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

Exhibit No.	Description

2.1	Share Exchange Agreement between the Company, Huale Group Co., Limited, and the shareholders of Huale Group Co., Limited, dated February 24, 2020 Company (incorporated by reference to Exhibit 2.1 to the Report on Form 6-K filed by Huale Acoustics Limited on February 28, 2020)

3.1	Memorandum and Articles of Association of Huale Acoustics Limited (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K filed with the SEC on May 13, 2019)

3.2	Articles of Merger as filed in the State of Nevada (incorporated by reference to Exhibit 3.2 to the Company’s Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2019)

3.3	Certificate of Merger issued by the Registrar of Companies in the Cayman Islands (incorporated by reference to Exhibit 3.3 to the Company’s Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2019)

3.4	Certificate of Good Standing Issued by the Nevada Secretary of State dated April 16, 2019 (incorporated by reference to Exhibit 3.4 to the Company’s Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2019)

3.5	Certificate of Good Standing Issued by the Registrar of Companies for the Cayman Islands dated April 12, 2019 (incorporated by reference to Exhibit 3.5 to the Report on Form 8-K/A filed by Huale Acoustics Limited on July 25, 2019)

3.6

Declaration of the Sole Director of Huale Acoustics Corporation dated April 23, 2019 (incorporated by reference to Exhibit 3.6 to the Company’s Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2019)

3.7	Declaration of the Sole Director of Huale Acoustics Limited dated April 23, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2019)

3.8	Huale Acoustics Corporation Director’s Consent Resolution to approve the merger of Huale Acoustics Corporation into Huale Acoustics Limited dated April 2, 2019 (incorporated by reference to Exhibit 3.8 to the Company’s Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2019)

3.9A	Huale Acoustics Corporation Shareholder’s Consent to approve the merger of Huale Acoustics Corporation into Huale Acoustics Limited (incorporated by reference to Exhibit 3.9A to the Company’s Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2019)

3.9B	Huale Acoustics Corporation Subscription and Exchange Agreement (incorporated by reference to Exhibit 3.9B to the Company’s Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2019)

II-4

3.10A

Huale Acoustics Limited Director’s Consent to approve the merger of Huale Acoustics Corporation into Huale Acoustics Limited dated April 2, 2019 (incorporated by reference to Exhibit 3.10A to the Company’s Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2019)

3.10B

Huale Acoustics Limited Member’s Resolutions to approve the merger of Huale Acoustics Corporation into Huale Acoustics Limited (incorporated by reference to Exhibit 3.10B to the Company’s Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2019)

3.11	Agreement and Plan of Merger between Huale Acoustics Corporation and Huale Acoustics Limited dated April 3, 2019 (incorporated by reference to Exhibit 3.11 to the Company’s Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2019)

3.12

Plan of Merger between Huale Acoustics Corporation and Huale Acoustics Limited dated April 10, 2019 (incorporated by reference to Exhibit 3.12 to the Company’s Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2019)

4.1	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 filed with the SEC on February 10, 2021)

5.1	Opinion of Cayman Islands Counsel as to validity of the Ordinary Shares (incorporated by reference to Exhibit 5.1 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 filed with the SEC on February 10, 2021)

10.1	English Translation of Lease dated March 1, 2018 between Shanghai Aiwei Video & Audio Electronic Technology Co. Limited and Shenzhen Yeller Audio & Video Technology Limited (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K filed with the SEC on April 30, 2020)

10.2	Employment Contract between Shenzhen Yeller and Xiansheng Huang (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 6-K filed with the SEC on April 30, 2020)
10.3	Employment Contract between Shenzhen Yeller and Yusheng Huang (incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 6-K filed with the SEC on April 30, 2020)
10.4	Employment Contract between Shenzhen Yeller and Ying Yao (incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 6-K filed with the SEC on April 30, 2020)

10.5	Employment Contract between Shenzhen Yeller and Jinlun Li (incorporated by reference to Exhibit 10.5 to the Company’s Report on Form 6-K filed with the SEC on April 30, 2020)

10.6	Employment Contract between Shenzhen Yeller and Yanyi Du (incorporated by reference to Exhibit 10.6 to the Company’s Report on Form 6-K filed with the SEC on April 30, 2020)

10.7	Employment Contract between Shenzhen Yeller and Hanbiao Rao (incorporated by reference to Exhibit 10.7 to the Company’s Report on Form 6-K filed with the SEC on April 30, 2020)

10.8	Cooperation Agreement between Shenzhen Yeller Audio & Video Technology Co., Limited and Shanghai Dianyin Malanz Electronics Co., Ltd. (incorporated by reference to Exhibit 10.8 to the Company’s Report on Form 6-K filed with the SEC on April 30, 2020)

10.9	Cooperation Agreement between Shenzhen Yeller Audio & Video Technology Co., Limited and Shanghai Aivin Electronics Technology Co., Ltd. (incorporated by reference to Exhibit 10.9 to the Company’s Report on Form 6-K filed with the SEC on April 30, 2020)

10.10	Cooperation Agreement between Shenzhen Yeller Audio & Video Technology Co., Limited and Dynaudio (incorporated by reference to Exhibit 10.10 to the Company’s Report on Form 6-K filed with the SEC on April 30, 2020)

10.11	Employment Contract between Qianhai Lewenhua Consulting Management (Shenzhen) Co., Limited and Yuze Jiang (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 filed with the SEC on February 10, 2021)

10.12	Employment Contract between Qianhai Lewenhua Consulting Management (Shenzhen) Co., Limited and Demin He (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 filed with the SEC on February 10, 2021)

10.13	English translation of Lease dated March 30, 2021 between Shenzhen Yeller Investment & Development Co., Limited and Shenzhen Yeller Audio & Video Technology Limited (incorporated by reference to Exhibit 10.13 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form F-1 filed with the SEC on February 16, 2022)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on December 31, 2020)

23.1	Consent of Pan-China Singapore PAC*

23.2	Consent of Cayman Islands Counsel to Huale Acoustics Limited (included in Exhibit 5.1)

*	Filed herewith

II-5